UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Materials under §240.14a-12

S&P Global Inc.

(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No Fee Required.

☐
Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)
Title of each class of securities to which transaction applies:

(2)
Aggregate number of securities to which transaction applies:

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)
Proposed maximum aggregate value of transaction:

(5)
Total fee paid:

☐
Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount Previously Paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
Filing Party:

(4)
Date Filed:

55 Water Street
New York, NY 10041-0003
March 25, 2019
Dear Fellow Shareholder:
On behalf of our Board of Directors and management, we cordially invite you to attend our Annual Meeting of Shareholders on Thursday, May 9, 2019. The Annual Meeting will be held at 55 Water Street, New York, New York, 10041, at 11:00 a.m. (EDT). If you are unable to attend the Annual Meeting in New York, please join us via live webcast on the Company’s website at www.spglobal.com.
The Notice of Annual Meeting of Shareholders and Proxy Statement accompanying this letter describe the business we will consider at the Annual Meeting. Your vote is very important. We urge you to vote in advance to be certain your shares are represented at the Annual Meeting even if you plan to attend. Most shareholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card. Please refer to your proxy materials or the information forwarded by your bank, broker or other holder of record to see which methods are available to you.
We look forward to seeing you at the Annual Meeting.

Charles E. Haldeman, Jr. Chairman of the Board	Douglas L. Peterson President and Chief Executive Officer

55 Water Street New York, NY 10041-0003
Notice of Annual Meeting of Shareholders
To Be Held Thursday, May 9, 2019
The Annual Meeting of Shareholders of S&P Global Inc. will be held on Thursday, May 9, 2019, at 11:00 a.m. (EDT) at 55 Water Street, New York, New York, 10041. At the Annual Meeting, shareholders will be asked to:
Items of Business	Board’s Recommendation

1. Elect 12 Directors;	FOR each Director Nominee

2. Approve, on an advisory basis, the executive compensation program for the Company’s named executive officers, as described in this Proxy Statement;	FOR

3. Approve the Company’s 2019 Stock Incentive Plan;	FOR

4. Approve the Company’s Director Deferred Stock Ownership Plan, as Amended and Restated;	FOR

5. Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2019; and	FOR

6. Consider any other business, if properly raised.
This notice and proxy statement is being mailed or made available on the Internet to shareholders on or about March 25, 2019. These materials describe the matters being voted on at the Annual Meeting and contain certain other information. In addition, these materials are accompanied by a copy of the Company’s 2018 Annual Report that includes financial statements as of and for the fiscal year ended December 31, 2018.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS:
This Notice of Annual Meeting and Proxy Statement and the Annual Report on Form 10-K for the
year ended December 31, 2018 are available on the Internet at
http://investor.spglobal.com/Annual-Meeting-Proxy-Materials/Index?KeyGenPage=1073751594.

All shareholders of record as of close of business on March 18, 2019 will be entitled to vote, in person or by proxy, at the Annual Meeting.
We urge you to participate in electing directors and deciding the other items on the agenda for the Annual Meeting. Please cast your votes by one of the following methods:

The Internet	Signing and Returning a Proxy Card	Toll-Free Telephone	In Person at the Annual Meeting

If you accessed this proxy statement through the Internet after receiving a Notice of Internet Availability of Proxy Materials, you may cast your vote over the Internet by following the instructions in that Notice.
If you received this proxy statement by mail, you may cast your vote by mail, by telephone or over the Internet by following the instructions on the enclosed proxy card.

If you plan to attend the Annual Meeting in person and you are a shareholder of record, you will need your admission ticket in order to enter the Annual Meeting. If you plan to attend the Annual Meeting in person and you are a beneficial owner, you will need proof of beneficial ownership of the Company’s common stock as of the record date in order to enter the Annual Meeting. If you are unable to attend the Annual Meeting in New York, please join us via live webcast on the Company’s website at www.spglobal.com.
Whether or not you plan to attend the Annual Meeting, your vote is very important.
By Order of the Board of Directors,
Taptesh (Tasha) K. Matharu
Associate General Counsel
& Corporate Secretary
New York, New York
March 25, 2019

       2019 Proxy Statement       i

Exhibit	A-1
Exhibit A	A-1
Appendices	App A-1
Appendix A	App A-1
Appendix B	App B-1
ii       2019 Proxy Statement

GENERAL INFORMATION

S&P Global Inc.
Proxy Statement
2019 Annual Meeting of Shareholders
GENERAL INFORMATION
Why did I receive this Proxy Statement?
The Board of Directors of S&P Global Inc. (the “Company,” “we” or “us”) is soliciting proxies for the 2019 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 9, 2019, at 55 Water Street, New York, New York 10041, at 11:00 a.m. (EDT) and at any postponement or adjournment of the Annual Meeting. When the Company asks for your proxy, we must provide you with a Proxy Statement that contains certain information specified by law. This Proxy Statement summarizes the information you need in order to vote at the Annual Meeting.
Why have I received a Notice Regarding Internet Availability of Proxy Materials instead of printed copies of these materials in the mail?
In accordance with rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials to shareholders over the Internet. Most shareholders are receiving by mail a Notice of Internet Availability of Proxy Materials (“Notice”), which provides general information about the Annual Meeting, the address of the website on which our proxy statement and annual report are available for review, printing and downloading and instructions on how to submit proxy votes. For those who wish to receive their materials in a different format (e.g., paper copy by mail), or be notified of their availability online by e-mail, the Notice contains instructions on how to do so. Shareholders who have previously consented to electronic delivery will receive an e-mail with a web address to view the proxy statement and annual report online, along with instructions on how to vote.
What will I vote on?
The following items:
1.
election of 12 Directors;

2.
approval, on an advisory basis, of the executive compensation program for the Company’s named executive officers, as described in this Proxy Statement;

3.
approval of the Company’s 2019 Stock Incentive Plan;

4.
approval of the Company’s Director Deferred Stock Ownership Plan, as Amended and Restated;

5.
ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for 2019; and

6.
other matters that may properly be brought before the Annual Meeting.

Will there be any other items of business on the agenda?
We do not expect any other items of business at the Annual Meeting. Nonetheless, if there is an unforeseen need, your proxy will give discretionary authority to the persons named on the proxy to vote on any other matters that may be properly brought before the Annual Meeting. These persons will use their best judgment in voting your proxy.
Who can vote?
Shareholders as of the close of business on the record date, which is March 18, 2019, may vote at the Annual Meeting.
       2019 Proxy Statement       1

GENERAL INFORMATION (continued)

How many votes do I have?
You have one vote at the Annual Meeting for each share of common stock you held on the record date.
What does it mean to be a “shareholder of record”?
If, as of the close of business on the record date, your shares were registered directly in your name with our transfer agent, Computershare, you are a shareholder of record. As a shareholder of record, you may vote in person at the Annual Meeting or by proxy. The Company is incorporated in New York and, in accordance with New York law, a list of the Company’s common shareholders of record as of the record date will be available for inspection at the Annual Meeting upon request.
What does it mean to beneficially own shares in “street name”?
If, as of the close of business on the record date, your shares were not held directly in your name but rather were held in an account at a brokerage firm, bank or similar intermediary organization, then you are the beneficial holder of shares held in “street name.” The intermediary is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct the intermediary how to vote the shares held in your account.
How do I vote my shares of Company common stock?
If you are a shareholder of record, you can vote in the following ways:
•
By Internet. Follow the Internet voting instructions included on the Notice or proxy card you received. You may vote at any time up until 11:00 a.m. (EDT) on May 9, 2019.
•
By Telephone. Follow the telephone voting instructions included on the proxy card you received. You may vote at any time up until 11:00 a.m. (EDT) on May 9, 2019.
•
By Mail. If you received a printed copy of the proxy materials from us by mail, you may vote by mail by marking, dating and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received prior to the Annual Meeting.
•
In Person. You may vote your shares in person at the Annual Meeting. The Company will give you a ballot at the Annual Meeting. Even if you plan to attend the Annual Meeting, we urge you to vote in advance by Internet, telephone or mail so that your vote will be counted in the event you later decide not to attend the Annual Meeting.
If you are a beneficial owner, you can vote in the following ways:
•
As the beneficial owner, you have the right to direct your broker on how to vote the shares in your account. Your broker should give you instructions for voting your shares by Internet, telephone or mail. As a beneficial owner, you are invited to attend the Annual Meeting, but you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid legal proxy from your broker giving you the legal right to vote the shares at the Annual Meeting.
How will my shares be voted if I do not give specific voting instructions when I deliver my proxy?
Shareholders of Record
If you are a shareholder of record and you return a signed proxy card without indicating your vote for some or all of the matters, your shares will be voted as follows for any matter you did not vote on:
•
“FOR” the 12 nominees to the Board;
•
“FOR” approval, on an advisory basis, of the executive compensation program for the Company’s named executive officers;
•
“FOR” approval of the Company’s 2019 Stock Incentive Plan;
•
“FOR” approval of the Company’s Director Deferred Stock Ownership Plan, as Amended and Restated; and
•
“FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for 2019.
2       2019 Proxy Statement

GENERAL INFORMATION (continued)

Beneficial Owners
As noted above, as the beneficial owner of shares held in street name, your broker is required to vote your shares in accordance with your instructions. If you do not give instructions, one of two things can happen depending on whether the proposal is considered “routine” or “non-routine” under the rules of the New York Stock Exchange (the “NYSE”):
•
If the proposal is considered “routine” under the rules of the NYSE, the broker may vote your shares in its discretion.
•
If the proposal is considered “non-routine” under the rules of the NYSE, the broker may not vote your shares without your instructions. When a broker refrains from voting your shares because the broker has not received your instructions, it is called a “broker non-vote.”
Item 5 in this Proxy Statement (ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for 2019) will be considered routine under the rules of the NYSE and the broker may vote your shares for this Item in its discretion. The broker is not entitled to vote your shares on the other Items unless the broker has received instructions from you.
What should I do if I want to attend the Annual Meeting?
Only shareholders (of record or beneficial) and their proxy holders may attend the Annual Meeting.
If you are a shareholder of record and receive your proxy materials by mail, you will find an admission ticket attached as part of the proxy card or Notice sent to you. If you plan to attend the Annual Meeting, please bring your admission ticket with you to the Annual Meeting. If you are a shareholder of record and receive your materials electronically, and vote via the Internet, please print out the admission ticket you can generate from the online voting system.
If your shares are held in street name (i.e., you are a beneficial owner), you must bring to the Annual Meeting an account statement or letter from the broker, bank, trustee or other intermediary organization that holds your shares indicating that you were the beneficial owner of the shares on March 18, 2019.
When you arrive at the Annual Meeting, you may be asked to present photo identification, such as a driver’s license, to be admitted. S&P Global Inc. employees wishing to attend the Annual Meeting can present their current employee identification card to be admitted.
For safety and security reasons, no cameras, large bags, briefcases, packages, recording equipment or other electronic devices will be permitted in the Annual Meeting.
Whether you hold shares as a shareholder of record or are a beneficial owner, we urge you to vote in advance by Internet, telephone or mail so that your vote will be counted in the event you later decide not to attend the Annual Meeting.
How do I vote my shares in the Company’s Dividend Reinvestment Plan?
If you participate in the Company’s Dividend Reinvestment Plan, any proxy you give will also govern the voting of all shares you hold in this Plan.
How do I vote my shares in the Company’s Employee Stock Purchase Plan?
If you participate in the Company’s Employee Stock Purchase Plan, any proxy you give will also govern the voting of any shares you hold in this Plan. Any Plan shares for which we do not receive instructions from the employee will not be voted. Plan shares cannot be voted in person at the Annual Meeting.
How do I vote my shares in the Company’s 401(k) Savings and Profit Sharing Plans?
If you received this Proxy Statement because you are an employee of the Company who participates in one of the Company’s 401(k) Savings and Profit Sharing Plans and you have shares of common stock of the Company allocated to your account under one of these Plans, you may vote your shares held in these Plans as of March 18, 2019 by mail, by telephone or via the Internet. Instructions are provided on the proxy card you received from Computershare. Computershare must receive your instructions by 2:00 p.m. (EDT) on May 7,
       2019 Proxy Statement       3

GENERAL INFORMATION (continued)

2019 in order to communicate your instructions to the Plans’ Trustee, who will vote your shares. Any Plan shares for which we do not receive instructions from the employee will be voted by the Trustee in the same proportion as the shares for which we have received instructions. Plan shares cannot be voted in person at the Annual Meeting.
Can I revoke or change my vote?
Yes. If you are a shareholder of record, you have the right to revoke your proxy at any time before the Annual Meeting by sending a signed notice to the Corporate Secretary, c/o Office of the General Counsel, S&P Global Inc., 55 Water Street, New York, New York 10041-0003 or by sending an e-mail to the Corporate Secretary at corporate.secretary@spglobal.com.
If you want to change your vote before the Annual Meeting, you must deliver a later dated proxy by telephone, via the Internet or in writing. You may also change your proxy by voting in person at the Annual Meeting.
If you are a beneficial owner, please refer to the information forwarded by your broker for procedures on revoking or changing your proxy.
What are the requirements to conduct business at the Annual Meeting?
In order to conduct business at the Annual Meeting, we must have a quorum. This means at least a majority of the outstanding shares entitled to vote must be present in person or represented by proxy at the Annual Meeting. You are part of the quorum if you have voted by proxy. As of the record date, 246,081,283 shares of Company common stock were outstanding and eligible to vote.
Are abstentions and broker non-votes part of the quorum?
Yes. Abstentions and broker non-votes count as “shares present” at the Annual Meeting for purposes of determining a quorum.
What are the costs of soliciting these proxies and who will pay them?
The Company will pay all costs of soliciting these proxies. In addition, some of our officers and employees may solicit proxies by telephone or in person without additional compensation. We will reimburse brokers for the expenses they incur in forwarding the proxy materials to you. The Company has also retained Georgeson LLC to assist us with the solicitation of proxies for a fee not to exceed $19,000, plus reimbursement for out-of-pocket expenses.
How many votes are required for the approval of each Item?
•
Item One – A nominee will be elected as a Director if he or she receives a majority of the votes cast at the Annual Meeting. A majority of votes cast means that the number of shares voted “for” a Director’s election exceeds the number of votes cast “against” that Director’s election. If an incumbent Director who has been nominated for re-election fails to receive a majority of the votes cast in an uncontested election, New York law provides that the Director continues to serve as a Director in a hold-over capacity. The Company’s By-Laws provide that, in such circumstances, the Director is required to promptly tender his or her resignation to the Board of Directors. The Board’s Nominating and Corporate Governance Committee is then required to make a recommendation to the Board as to whether to accept or reject the tendered resignation. The Board will act on the tendered resignation and will publicly disclose its decision and rationale within 90 days following certification of the election results. If a Director’s resignation is accepted by the Board, the Board may fill the vacancy or decrease the size of the Board. Abstentions and broker non-votes, if any, will not be counted either for or against the election of a Director nominee.
•
Item Two – The affirmative vote of the holders of a majority of the votes cast is required to approve, on an advisory non-binding basis, the executive compensation program for the Company’s named executive officers, as described in this Proxy Statement. Abstentions and broker non-votes, if any, will not be counted either for or against this proposal.
4       2019 Proxy Statement

GENERAL INFORMATION (continued)

•
Item Three – The affirmative vote of the holders of a majority of the votes cast is required to approve the Company’s 2019 Stock Incentive Plan. Abstentions, if any, will be counted against this proposal, and broker non-votes, if any, will not be counted either for or against this proposal.
•
Item Four – The affirmative vote of the holders of a majority of the votes cast is required to approve the Company’s Director Deferred Stock Ownership Plan, as Amended and Restated. Abstentions, if any, will be counted against this proposal, and broker non-votes, if any, will not be counted either for or against this proposal.
•
Item Five – The affirmative vote of the holders of a majority of the votes cast is required to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2019. Abstentions and broker non-votes, if any, will not be counted either for or against this proposal.
Who will count the vote?
Votes at the Annual Meeting will be counted by one or more independent inspectors of election appointed by the Board.
How do I submit a shareholder proposal for the 2020 Annual Meeting?
There are three different deadlines for submitting different forms of shareholder proposals. First, if a shareholder wishes to have a proposal considered for inclusion in next year’s Proxy Statement, he or she must submit the proposal in writing so that we receive it by November 20, 2019. Proposals should be addressed to the Corporate Secretary, c/o Office of the General Counsel, S&P Global Inc., 55 Water Street, New York, New York 10041-0003 or by sending an e-mail to the Corporate Secretary at corporate.secretary@spglobal.com. If you submit a proposal, it must comply with applicable laws, including Rule 14a-8 of the Securities Exchange Act of 1934, to be included.
On January 27, 2016, we amended our By-Laws to include a proxy access provision. The Company’s By-Laws now permit a shareholder, or group of up to 20 shareholders, owning continuously for at least three years shares of common stock representing an aggregate of at least 3% of our outstanding shares, to nominate and include in next year’s Proxy Statement director nominees constituting up to two individuals or 20% of the Company’s Board of Directors, whichever is greater, provided that the shareholder(s) and nominee(s) satisfy the requirements in the Company’s By-Laws. Notice of proxy access director nominees must be received no earlier than October 21, 2019, and no later than November 20, 2019.
In addition, the Company’s By-Laws provide that any shareholder wishing to nominate a candidate for Director or to propose any other business at the Annual Meeting, but not intending to have such nomination or business included in next year’s Proxy Statement, must give the Company written notice no earlier than January 10, 2020 and no later than February 9, 2020. This notice must comply with applicable laws and the Company’s By-Laws. Copies of the By-Laws are available to shareholders free of charge on request to the Corporate Secretary, c/o Office of the General Counsel, S&P Global Inc., 55 Water Street, New York, New York 10041-0003 or by sending an e-mail to the Corporate Secretary at corporate.secretary@spglobal.com. You may also download the By-Laws from the Corporate Governance section of the Company’s Investor Relations website at http://investor.spglobal.com.
May I view future proxy materials online instead of receiving them by mail?
Yes. Shareholders may provide their consent to electronic delivery of Proxy Statements and Annual Reports instead of receiving them by postal mail. If you elect this feature, you will receive an e-mail notice, which will include the web address for viewing the materials online. The e-mail notice will also include instructions so you can vote your proxy online or by telephone. If you have more than one account, you may receive separate e-mails for each account. Costs normally associated with electronic delivery, such as charges from your Internet service provider, as well as any costs incurred in printing documents, will be your responsibility.
During the 2019 proxy voting period, the Internet voting systems will automatically provide shareholders the option to consent to electronic delivery of future years’ materials.
       2019 Proxy Statement       5

GENERAL INFORMATION (continued)

During the year, shareholders may provide their consent to electronic delivery by going to the appropriate website:
•
Shareholders of record go to www.computershare.com/investor
•
Beneficial owners go to https://enroll.icsdelivery.com/spgi
•
Owners of shares through one of the Company’s 401(k) Savings and Profit Sharing Plans go to www.spglobalbenefits.com
What are the benefits of electronic delivery?
Electronic delivery benefits the environment and saves the Company money by reducing printing and mailing costs. It will also make it convenient for you to view your proxy materials and vote your shares online. If you have shares in more than one account, it is also an easy way to eliminate receiving duplicate copies of proxy materials.
What are the costs of electronic delivery?
The Company charges nothing for electronic delivery. You may, of course, incur expenses associated with Internet access, such as charges from your Internet service provider.
How do I opt-out of electronic delivery?
At any time, shareholders may revoke their consent to electronic delivery and resume postal mail delivery of the Proxy Statement and Annual Report by going to the appropriate website:
•
Shareholders of record go to www.computershare.com/investor
•
Beneficial owners go to https://enroll.icsdelivery.com/spgi
•
Owners of shares through one of the Company’s 401(k) Savings and Profit Sharing Plans go to www.spglobalbenefits.com
What is “householding”?
We have adopted “householding,” a procedure under which beneficial owners who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Annual Report and Proxy Statement unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure reduces duplicate mailings and thus reduces our printing costs and postage fees.
Shareholders who participate in householding will continue to receive separate proxy cards. Householding does not affect dividend check mailings.
How do I request a separate paper or e-mail copy of the Proxy Statement or Annual Report at no charge?
If you wish to receive a separate paper or e-mail copy of the 2018 Annual Report or this Proxy Statement at no charge, please call us toll-free at (866) 436-8502, or send an e-mail to investor.relations@spglobal.com, or write to: Investor Relations, S&P Global Inc., 55 Water Street, New York, New York 10041-0003. We will promptly deliver to you the documents you requested. Please make your request for documents on or before April 25, 2019 to facilitate timely delivery of the documents to you prior to the Annual Meeting.
Where can I find the voting results?
We expect to announce preliminary voting results at the Annual Meeting. We will also publish voting results in a Form 8-K, which we will file with the SEC on or before May 15, 2019. To view this Form 8-K online, log on to the Company’s Investor Relations website at http://investor.spglobal.com, and click on the SEC Filings link.
6       2019 Proxy Statement

GENERAL INFORMATION (continued)

Can shareholders and other interested parties communicate directly with our Board? If so, how?
Yes. You may communicate directly with one or more members of the Board by writing to the Corporate Secretary, c/o Office of the General Counsel, S&P Global Inc., 55 Water Street, New York, New York 10041-0003, or by sending an e-mail to the Corporate Secretary at corporate.secretary@spglobal.com. The Corporate Secretary will then forward all questions or comments directly to our Board or a specific Director, as the case may be, unless such questions or comments are considered, in the reasonable judgment of the Corporate Secretary to be inappropriate for submission to the intended recipient(s).
       2019 Proxy Statement       7

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
The Company’s business and affairs are overseen by our Board pursuant to the New York Business Corporation Law and our Restated and Amended Certificate of Incorporation and By-Laws. We currently have 13 Directors, 12 of whom are being nominated at this Annual Meeting for one-year terms, which will expire at the Annual Meeting in 2020 (see Item 1 on page 112). Sir Michael Rake will retire from the Board at the 2019 Annual Meeting and will not stand for re-election at the Meeting.
Governance Highlights
Accountability	Board Independence and Refreshment	Compensation and Risk Management

Annual elections for directors.	Independent Chairman of the Board.	Equity Ownership Requirements for directors and executive officers.

Majority voting in uncontested director elections.	All nominees except our CEO are independent.	“Double trigger” vesting of equity-based awards upon a change-in-control.

Special meeting rights for shareholders holding 25% or more of the voting stock.	Executive sessions of independent directors every Board meeting.	Pay recovery policy or “clawback” applicable to executives and employees under Company policy and S&P Global Ratings policy.

Proxy access right for a shareholder or a group of up to 20 shareholders holding at least 3% of our outstanding shares for at least three years to nominate up to two directors or 20% of the Board, whichever is greater.	Our Director nominees include one new Director and have an average tenure of 6.5 years.	Anti-hedging and anti-pledging policy for directors and executive officers.

Annual performance evaluations of the Board, each Committee, the Chairman of the Board, each Committee Chair and each Director.	Retirement age prevents directors from standing for re-election after reaching age 72.	Risk oversight by the Board and Committees, including human capital management, succession planning, technology and cybersecurity.
Snapshot: Board of Directors

8       2019 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Enhanced Corporate Governance Environment
The Board of Directors has taken a series of actions designed to enhance the Company’s corporate governance environment. The Company’s current corporate governance structure reflects an ongoing commitment to strong and effective governance practices and a willingness to be responsive and accountable to shareholders. We regularly assess and refine our corporate governance policies and procedures to take into account evolving best practices and the interest of our shareholders. Our corporate governance structure includes:
Board Structure and Independence
✔
Board Independence. All of the Company’s director nominees are independent, with the exception of our CEO, who is the only member of management serving on the Board.

✔
Independent Chairman. The Company currently maintains separate roles of chief executive officer and chairman of the Board. An independent director acts as chairman of the Board. In the future, if the chairman is not an independent director, our Corporate Governance Guidelines require that an independent director be designated as presiding director.

✔
Independent Committee Chairs. Each of the Committees of the Board is led by an independent director.

✔
Executive Sessions. The independent directors of the Board meet in executive session led by the independent chairman of the Board at every regularly scheduled Board meeting.

Board Diversity and Refreshment
✔
Board Membership. Since 2016, we have added five new independent directors who have brought valuable and varied experience in distinct and critical areas, each providing a fresh perspective to our Board. Their appointments underscore the Company’s commitment to inviting diverse backgrounds, perspectives, skills and experience into the boardroom to guide the growth and performance of the Company.

✔
Board Skills. Throughout 2016 and again in 2018, the Nominating and Corporate Governance Committee undertook a comprehensive review of the skills and qualifications of the Board, and the critical skills necessary to guide the Company forward. In 2016 and 2017, we added important skills to our Board in the areas of technology, international operations and commodity markets. We are also recommending a new Director nominee for election at the 2019 Annual Meeting who will bring further expertise in technology, international operations and executive leadership.

✔
Diversity. We believe that diversity is an important attribute of a well-functioning Board. While diversity can be measured in many ways, we note that our 12 Director nominees include 4 women and 2 African-Americans.

✔
Offer to Resign upon Change in Circumstances. Pursuant to our Corporate Governance Guidelines, any director undergoing a significant change in personal or professional circumstances must offer to resign from the Board.

✔
Overboarding Policy. In 2018, we amended our Corporate Governance Guidelines to limit the number of public company boards on which our Directors may serve to 3 total boards for public company executive officers and 5 total public company boards for other directors, unless the Nominating and Corporate Governance Committee determines such outside board service would not impair the Director’s service to the Company.

✔
Retirement Age. Pursuant to our Corporate Governance Guidelines, directors cannot stand for re-election after reaching the age 72.

✔
Board Tenure. Since 2011, we have reduced the average tenure of our Board from 11.3 years to 6.5 years.

       2019 Proxy Statement       9

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Election of Directors/Accountability to Shareholders
✔
Annual Election of Directors. The Company’s charter provides for the annual election of directors.

✔
Majority Voting in Director Elections. The Company’s By-Laws provide that in uncontested elections, director candidates must be elected by a majority of the votes cast. In uncontested director elections, a director who does not receive a majority of the votes cast must offer to submit his or her resignation for consideration.

✔
Shareholder Right to Call Special Meetings. The Company’s By-Laws allow shareholders of record of twenty-five percent (25%) or more of the voting power of the Company’s outstanding common stock to call a special meeting.

✔
Annual Self-Evaluation. The Board conducts an annual self-evaluation of Board and Committee performance and each Director’s performance, as well as an evaluation of the Chairman of the Board and each Committee Chair, and the Nominating and Corporate Governance Committee reports the results to the Board, including its assessment of the Board’s and the Committees' effectiveness and areas for improvement.

Shareholder Recommendations/Proxy Access
✔
Shareholder Recommendations. Shareholders can submit recommendations of director candidates for consideration by the Nominating and Corporate Governance Committee.

✔
Proxy Access. A shareholder, or group of up to 20 shareholders, owning continuously for at least three years shares of common stock representing an aggregate of at least 3% of our outstanding shares, may nominate and include in the Company’s Proxy Statement director nominees constituting up to two individuals or twenty percent (20%) of the Company’s Board of Directors, whichever is greater.

Management Succession Planning
✔
Succession Planning. The Board believes that one of its primary responsibilities is to oversee the development and retention of executive talent and to ensure that an appropriate succession plan is in place for our Chief Executive Officer and other members of management. Based on feedback from the Board’s recent self-evaluations, greater focus has been brought to bear on the development of succession planning, including emergency Chief Executive Officer succession planning, at the Board and Committee level. Additional information can be found on pages 19 and 20 of this Proxy Statement.

✔
Board Talent Agenda. In 2018, the full Board reviewed specific talent management topics as standing agenda items at four out of seven of its scheduled meetings.

Compensation Practices
✔
“Double-Trigger” Condition for Vesting of Equity-Based Awards upon a Change-in-Control. Awards granted under the Company’s 2002 Stock Incentive Plan are subject to “double-trigger” treatment in the case of a change-in-control. Additional information can be found in our Compensation Discussion and Analysis section, beginning on page 50 of this Proxy Statement.

✔
Pay Recovery Policy. The Company may recover (or “clawback”) cash incentive and long-term incentive award payments received by covered active and former employees and executives under various circumstances, including misconduct and financial restatements, under the applicable Company policy and S&P Global Ratings policy. Additional information can be found beginning on page 82 of this Proxy Statement.

Equity Ownership Requirements
✔
Senior Executive Equity Ownership Requirements. The Company maintains equity ownership standards requiring senior management to hold shares or stock units of our common stock with a value equal to a multiple of base salary. Unless the Compensation and Leadership Development Committee determines that a financial hardship exception applies, until the guidelines for ownership levels are attained, senior executives must retain one-hundred percent (100%) of the net shares received (after payment of taxes

10       2019 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

and any exercise price) upon the exercise of stock options, the payment of PSU and RSU awards and the vesting of any restricted stock awards. Additional information can be found on page 81 of this Proxy Statement.
✔
Director Equity Ownership Requirements. Each Director is required to hold 400 shares of the Company’s common stock within 90 days of his or her election to the Board and to hold such shares through his or her tenure as a Director. Additionally, under the Company’s Non-Employee Director Stock Ownership Guidelines, each non-employee Director is required to own or acquire, within five years of election to the Company’s Board of Directors, shares of common stock of the Company having a market value of at least five times the annual cash retainer for serving as a Director of the Company. Additional information can be found on page 106 of this Proxy Statement.

✔
Policy Prohibiting Hedging and Pledging. The Company’s Insider Trading Policy prohibits the hedging and pledging of Company stock by executive officers, other designated employees and directors without exception.

Corporate Governance Materials
The following corporate governance materials are available and can be viewed and downloaded from the Corporate Governance section of the Company’s Investor Relations website at http://investor.spglobal.com:
•
the Company’s Amended and Restated Certificate of Incorporation;
•
the Company’s By-Laws;
•
the Company’s Corporate Governance Guidelines;
•
Board Committee Charters for the Company’s Audit, Compensation and Leadership Development, Executive, Financial Policy and Nominating and Corporate Governance Committees;
•
the Code of Business Ethics applicable to all Company employees;
•
the Code of Ethics applicable to the Company’s Chief Executive Officer and Senior Financial Officers;
•
the Code of Business Conduct and Ethics for Directors applicable to all the Company’s Directors; and
•
the Audit Committee’s Policy concerning Employee Complaint Procedures Regarding Accounting and Auditing Matters.
Director Independence
The Board has determined that all of the Company’s current Directors, with the exception of Mr. Douglas L. Peterson (the Company’s President and Chief Executive Officer), have met the independence requirements of the NYSE based upon the application of objective categorical standards adopted by the Board. To be considered independent, a Director must have no material relationship (other than as a Director) with the Company, or any of its subsidiaries, either directly or as a partner, shareholder or officer of an organization that has a material relationship with the Company or any of its subsidiaries. In making independence determinations, the Board broadly considers all relevant facts and circumstances.
In addition, members of the Audit Committee must also satisfy the SEC and NYSE independence requirements, which provide that they may not be affiliates and may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than their directors’ compensation. The Board evaluated each member of the Compensation Committee under the additional SEC and NYSE compensation committee member standards and also determined that these members qualify as “non-employee directors” (as defined under Rule 16b-3 under the Securities Exchange Act of 1934).
Additional Information Regarding Director Independence
In making its independence determinations with respect to our Directors, the Board considered the following transactions that the Company engages in from time to time with organizations in which our independent Directors serve as executive officers or otherwise have a material interest:
       2019 Proxy Statement       11

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

•
Avnet, Inc. Mr. William J. Amelio is the Chief Executive Officer at Avnet, Inc. In 2018, the Company and its divisions provided Avnet, Inc. the following products and services: data subscriptions and credit rating services.
•
Cisco Systems, Inc. Ms. Rebecca Jacoby served as the Senior Vice President of Operations at Cisco Systems, Inc. until her retirement in January 2018, after a 22-year career at Cisco Systems, Inc., and continued to provide advisory services to Cisco Systems, Inc. through May 2018. In 2018, Cisco Systems, Inc. provided the Company and its divisions with network and telecommunications equipment and services. In 2018, the Company and its divisions provided Cisco Systems, Inc. the following products and services: data subscriptions, licensing of publications and credit rating services.
•
Lockheed Martin Corporation. Ms. Stephanie C. Hill is the Deputy Executive Vice President, Rotary and Mission Systems (RMS) at Lockheed Martin Corporation. In 2018, the Company and its divisions provided Lockheed Martin Corporation the following products and services: data subscriptions and licensing of publications, credit rating services and index services.
•
Snam S.p.A. Mr. Marco Alverà is the Chief Executive Officer of Snam S.p.A. In 2018, the Company and its divisions provided Snam S.p.A. the following types of products and services: credit rating services.
All of these transactions are entered into in the ordinary course of business and on terms that are substantially equivalent to those prevailing at the time for comparable transactions with other similarly situated customers or vendors of the Company. None of the transactions described above exceeds 1% of the Company’s consolidated revenue or that of such other company.
In making its independence determinations with respect to our Directors, the Board reviews the materiality of these transactions not only from the standpoint of the applicable Director but also from the standpoint of the organizations in which they serve. Based on this review, the Board has concluded that these transactions do not interfere with the ability of each such Director to exercise independent judgment in carrying out his or her Board responsibilities.
Annual Meeting Attendance
It is the Company’s policy that, subject to illness or an unavoidable schedule conflict, all Directors will attend and be introduced at the Annual Meeting. All of our Directors attended the 2018 Annual Meeting, other than Mr. Kurt Schmoke due to an unavoidable pre-existing commitment.
Leadership Structure of the Board of Directors
The Company’s Corporate Governance Guidelines provide that the Board shall select annually the Chairman of the Board based upon such criteria as the Company’s independent Nominating and Corporate Governance Committee recommends and what the Directors believe to be in the best interests of the Company at a given point in time. This process shall include consideration of whether the roles of Chairman and Chief Executive Officer should be combined or separated based upon the Company’s needs and the strengths and talents of its executives at any given time.
Although the Board regularly considers and is open to different structures as circumstances may warrant, the Board believes that it is in the best interests of the Company and its shareholders at this time that the positions of Chairman and Chief Executive Officer be held by separate individuals. The Board believes that this leadership structure will continue to assure the appropriate level of management oversight and independence for the Company. In the future, if the Chairman is not an independent director, our Corporate Governance Guidelines require that an independent director be designated as presiding director to lead the executive sessions of the independent directors at Board meetings, consult on committee selection, and communicate the annual
12       2019 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

evaluation of the Chief Executive Officer, together with the Chairman of the Compensation and Leadership Development Committee. In addition, each of the Committees of the Board is led by an independent Director acting as the Committee chair.
Mr. Charles E. Haldeman is currently the Board’s independent chairman. The only member of management who serves on the Board is Mr. Douglas L. Peterson, the Company’s President and Chief Executive Officer. The position of chairman of the Board has been held by an independent director since 2015. The Board will continue to periodically evaluate whether the structure is in the best interests of shareholders.
Independent Chairman Role

✔ Approves agendas for Board meetings.
✔ Serves as a liaison and facilitates dialogue between independent directors and the Chief Executive Officer.
✔ Keeps independent directors informed between Board meetings.
✔ Leads annual evaluations of the Chief Executive Officer with the Chair of the Compensation and Leadership Development Committee.
✔ Oversees the Nominating and Corporate Governance Committee’s administration of annual Board and Director evaluations.
✔ Chairs executive sessions of independent directors.
       2019 Proxy Statement       13

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Board and Committee Self-Evaluations
The Board annually assesses the performance and effectiveness of the Board, its Committees, the Chairman of the Board, each Committee Chair and each Director through an annual self-evaluation, discusses the results of each annual self-evaluation and, as appropriate, implements enhancements and other modifications identified during the self-evaluation process.
Evaluation Process
The independent Chairman of the Board oversees and the Nominating and Corporate Governance Committee establishes and administers the annual evaluation process, including determining the format, and the Chair of the Nominating and Corporate Governance Committee presents the results of the self-evaluation to the full Board and its Committees to identify opportunities to enhance effectiveness.
For more information regarding the Board’s oversight of risk management and Board succession planning, please see pages 17 through 19 and 23 through 27, respectively, of this Proxy Statement.
14       2019 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Executive Sessions
In response to feedback from the 2016 Board and Committee self-evaluation, executive sessions of our independent directors are held at both the beginning and end of every regularly scheduled Board meeting as well as whenever deemed appropriate by the Board. Each session is chaired by the independent Chairman of the Board who may, at his discretion, invite the Company’s President and Chief Executive Officer, other employees and independent outside advisors or guests to participate as appropriate.
Shareholder Engagement
We value our shareholders’ feedback and are committed to engaging in constructive and meaningful dialogue with shareholders regarding our governance practices, executive compensation program and other areas of shareholder focus throughout the year, including the Board’s oversight of risk, strategy and talent. Maintaining an ongoing and active dialogue with shareholders is critical to the development of a sound governance process that promotes transparency, accountability and long-term shareholder value by:
•
Providing our investors with visibility into our business strategy, governance practices and compensation programs;
•
Helping us determine which issues are important to shareholders in order to share and exchange our views on those issues; and
•
Offering us an opportunity to identify emerging issues that could impact our business and influence our practices.

Responsiveness

- **Board implements any changes** and enhancements to governance practices that the Board views in the Company's best interests, makes appropriate compensation adjustments and provides guidance to management on their communications with shareholders.
- **Management communicates enhancements** to governance and compensation practices through proxy disclosure and ongoing shareholder engagement.

Engagement

- Year-round **investor relations engagement** through industry conferences, non-deal roadshows and investor meetings.
- **Annual off-season outreach** with top institutional investors in the fall on general corporate governance, executive compensation and other matters led by Corporate Secretary.
- **Targeted proxy-season outreach** with broader investor base, as appropriate, to address topics of interest in preparation for Annual Meeting.

Review and Assessment

- **Board reviews and assesses shareholder feedback** from engagement activities and Annual Meeting voting results, including say-on-pay results.
- Board also **reviews governance best practices and trends**, regulatory developments and corporate governance framework to identify opportunities for continual improvement.

Communication

- **Management reports to Board**, Nominating and Corporate Governance Committee and any other relevant Committees, feedback for Board consideration and review.
- Shareholder feedback helps Board **identify areas of investor focus and priorities**, including governance, compensation and environmental and social responsibility policies and practices important to shareholders.

       2019 Proxy Statement       15

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

How We Engage
A shareholder engagement team consisting of senior management, Investor Relations and the Corporate Secretary leads our outreach initiatives, seeking input from our shareholders in a number of forums year-round, including proactive off-season outreach to institutional investors and targeted proxy-season outreach, as appropriate, on specific areas of investor focus.
Investor Relations Activities
As part of our ongoing Investor Relations outreach, members of senior management and Investor Relations routinely engage with institutional investors by participating in industry conferences, non-deal roadshows and one-on-one meetings. In 2018, the Investor Relations team continued our active dialogue with investors by attending 14 investor conferences, visiting investors in 36 cities and in total conducting over 1,000 investor meetings, as well as holding an investor day to discuss our integrated operating model and long-term strategy to Power the Markets of the Future announced at the beginning of the year. These activities allow our senior management and Investor Relations team to share and discuss our business strategy and achievements, solicit investor feedback on our performance and seek insight into our investors’ priorities throughout the year.
Corporate Secretary Outreach
We also conduct proactive annual outreach by inviting governance representatives of our largest institutional shareholders to discuss corporate governance, compensation, environmental and social and other matters with the Corporate Secretary both during and outside of the proxy season.
As part of our annual off-season outreach conducted during the fall and winter of 2018-2019, we invited our largest long-term institutional investors, collectively representing 38% of our shares outstanding, to discuss general corporate governance, corporate responsibility and executive compensation matters and provide feedback.
Last spring, we engaged in targeted proxy-season outreach with our top 51 institutional investors, collectively representing 59% of our shares outstanding, to discuss important governance items for consideration at the 2018 Annual Meeting.
Communicating Shareholder Feedback
The shareholder engagement team regularly reports to the full Board, the Nominating and Corporate Governance Committee and any other committees, as necessary, on the Company’s outreach activities, shareholder feedback and recommended best practices.
Our proxy-season and off-season engagement initiatives from 2018 to 2019 covered a wide range of important governance topics, providing valuable insights and feedback regarding the following areas of investor focus:
Shareholder Engagement Topics
✔
Board composition and diversity

✔
Refreshment and succession planning

✔
Board self-evaluation process

✔
Director overboarding

✔
Board oversight of long-term corporate strategy and risk management

✔
Executive compensation and alignment with performance

✔
Short-term and long-term incentive program design and performance metrics

✔
Environmental and social issues

✔
Workforce planning, human capital management and talent development

✔
Shareholder engagement

No significant concerns were raised by investors this year and investors expressed strong overall support for our governance framework and executive compensation program, including the link between pay and performance.
16       2019 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Board Review and Responsiveness
The Board and its relevant committees consider our shareholders’ views and perspectives as part of their decision-making process on key issues related to strategy, governance, compensation and environmental and social responsibility to integrate shareholder input and emerging best practice into our governance process.
In 2018, we implemented the following governance enhancements in response to investor input gathered through our shareholder engagement efforts:
•
Amended Corporate Governance Guidelines to include overboarding policy limiting the number of public company boards on which our directors may serve (up to three total boards for public company executive officers; five total public company boards for other directors, unless the Nominating and Corporate Governance Committee determines such outside board service would not impair the director’s service to the Company).
•
Enhanced corporate governance disclosure, including in the areas of risk oversight, Board composition, refreshment and succession planning, Board self-evaluations and shareholder engagement and environmental and social responsibility.
•
Provided supplemental pay ratio disclosure to help investors contextualize the ratio of our CEO to median employee pay in light of our workforce distribution and pay philosophy.
In addition, many of the improvements to our governance and compensation structures implemented over the last several years have been informed by shareholder feedback. Examples of prior governance and compensation program changes made in response to shareholder feedback are highlighted on page 62 of this Proxy Statement and affirm our responsiveness to and alignment with our shareholders.
Contacting the Board
We believe communication between the Board and the Company’s shareholders is an important part of the governance process. Shareholders and other interested parties may communicate with our Board or any director or committee by addressing communications to the Corporate Secretary, c/o Office of the General Counsel, S&P Global Inc., 55 Water Street, New York, New York 10041-0003.
The Corporate Secretary may sort or summarize the communications as appropriate and, depending on the nature of the communication, the correspondence will either be forwarded or periodically presented to the Board. Communications that are personal grievances, commercial solicitations, customer complaints or that contain inappropriate or offensive content will not be communicated to the Board or any director or committee.
Role of Board of Directors in Risk Oversight
The Board is broadly responsible for overseeing and evaluating the management of the Company, including the development and implementation of the Company’s strategic objectives, and provides direction to management in the interest of and for the benefit of the Company’s shareholders. In connection with the Board’s important role in overseeing the Company’s strategic direction for the benefit of shareholders, the Board oversees risk management in order to align with the Company’s strategy, including through its oversight of the key strategic and competitive, financial, operational, legal, regulatory, compliance, technology, cybersecurity, talent and culture risks. The Board believes that effective risk management, combined with prudent risk acceptance in pursuit of the Company’s strategic objectives, is essential to the Company’s commitment to deliver long-term shareholder value and Power the Markets of the Future.
Role of Board and Its Committees
The Board has oversight responsibility for the Company’s risk management framework, which is designed to identify, measure, assess, mitigate, monitor and report risks across the Company. In overseeing the Company’s risk management framework, the Board strives to ensure that the Company’s overall risk exposure is appropriately aligned with the Company’s strategy and agreed risk tolerances, focusing on the most significant
       2019 Proxy Statement       17

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

strategic and competitive, financial, operational, legal, regulatory, compliance, technology, cybersecurity, third-party, talent management and culture risks facing the Company.
The Board exercises its risk oversight responsibilities both directly and indirectly through the Board’s Committees by delegating oversight for specific categories of risk to its Committees, which assist the Board in evaluating the key risks faced by the Company and assessing the Company’s policies as they relate to risk management.
Role of Management
While the Board provides oversight, management is responsible for the day-to-day management of the Company’s risk exposures in a manner consistent with the strategic direction and objectives established by the Board. Management provides regular updates to the Board and the Audit Committee concerning strategic, operational and emerging risks and the Company’s efforts to mitigate those risks. As a critical component of the Company’s risk management process, management has adopted an integrated risk management framework to
18       2019 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

continuously identify, assess, measure, manage, monitor and report current and emerging non-financial risks. As part of this framework, the Company established an Enterprise Risk Management (ERM) Committee which is chaired by the Company’s Chief Risk and Audit Executive. The ERM Committee oversees the Company’s risk management framework, including the implementation of the framework components across the Company and promotes a strong Company-wide culture of risk management, compliance and control.
Oversight of Certain Key Risks
As part of the Board’s responsibility to exercise effective and meaningful oversight of the Company’s long-term strategy and risk management process, the Board periodically reviews key risks with management. Informed by the most recent such discussions and given the nature of our operations, our Board gave significant consideration over the past two years to the appropriate oversight structure for risks associated with technology and cybersecurity as well as the risks themselves.
The Board coordinates with the Audit Committee and Financial Policy Committee to ensure active Board- and Committee-level oversight of the Company’s technology and cyber risk profile, enterprise technology and cyber strategies, and information security initiatives. In addition, the Board has delegated primary responsibility for oversight of key risks of the Company to the Audit Committee. The Audit Committee reviews technology and cyber risks, as well as the Company’s risk mitigation processes and internal control procedures to protect sensitive business information, and receives regular reports from the Chief Information Officer and the Chief Information Security Officer on the Company’s technology and cybersecurity programs. In addition, the Financial Policy Committee oversees management’s strategy with regard to technology and cyber risks when considering major capital expenditures and acquisitions. The full Board is briefed on enterprise-wide technology and cybersecurity risk management and the overall technology and cybersecurity environment both by the Audit Committee and management. In addition, the Board receives a biannual update from the Chief Information Officer and the Chief Information Security Officer.
Risk Assessment of Compensation Policies and Practices
Each year, the Compensation and Leadership Development Committee reviews the various components of our compensation program to determine whether any aspects of the program encourage excessive or inappropriate risk-taking. In 2019, management updated its prior review of the Company’s incentive compensation plans as well as the Company’s other compensation policies and practices and determined that the Company’s compensation plans, programs and policies do not encourage excessive risk taking and are not reasonably likely to have a material adverse effect on the Company. Management then reviewed these findings with the Committee who concurred. Pay Governance LLC, the Committee’s independent compensation consultant, also advised the Committee on this matter and concurred with these findings and conclusions.
Talent Management and Succession Planning
The Board believes that one of its primary responsibilities is to oversee the development and retention of executive talent and to ensure that an appropriate succession plan is in place for our Chief Executive Officer and other members of management.
Talent management and succession planning are integrated into the Board’s annual activities and discussed at both the Board and Committee level to maintain continuity in senior leadership and ensure that the Company has the executive talent it needs to successfully execute the Company’s short-term and long-term business objectives.
Roles and Responsibilities
In consultation with the CEO, Chief People Officer (the “CPO”) and other members of management, the Nominating Committee, the Compensation Committee and the full Board review short-term and long-term succession planning for the development, retention and replacement of senior talent both formally at least on an annual basis as well as informally throughout the year in Executive Session and at Director-only Board dinners.
       2019 Proxy Statement       19

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

2018 Highlights
In 2018, the full Board expanded its review of talent development and succession planning deeper into the organization and reviewed specific talent management topics as standing agenda items at four out of seven of its scheduled meetings.
20       2019 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Corporate Environmental and Social Responsibility
We see environmental, social and governance (“ESG”) matters as an essential component of sustainable company performance and integral to the successful implementation of our long-term, customer-focused business strategy to Power the Markets of the Future. ESG considerations inform how we manage our Company, including our risk management framework and our governance mechanisms for Board oversight, how we develop new and innovative products and services that anticipate the evolving needs of our clients and how we deliver sustainable growth that positively impacts the communities in which we operate and local economies across the world.
Material ESG Factors
Our approach to ESG strategy and corporate sustainability begins with understanding, and acting on, the environmental, social and governance issues that most impact our business performance. As our Company has evolved, so have our material ESG issues.
During 2017 and 2018, we updated our materiality assessment, based on input from across the Company and alignment with leading external reporting frameworks. In assessing key material topics for our business and sector, we referenced the Global Reporting Initiative’s (GRI) standards, the Financial Stability Board’s Task Force on Climate-Related Financial Disclosures (TCFD) and the Sustainability Accounting Standards Board (SASB). Our Corporate Responsibility team also worked with stakeholders across the Company, including Human Resources, Global Real Estate Services, Legal, the Corporate Secretary and Risk & Audit, to identify key priorities based on likelihood and impact at S&P Global. The material ESG topics we identified will strengthen our strategic decision-making.
Moving forward, we will further sharpen our focus on continuing to:
•
enhance governance processes that promote corporate and social responsibility and accountability;
•
develop a more effective internal risk control environment, including in the areas of technology, cybersecurity and crisis management, and more sustainable environmental management;
       2019 Proxy Statement       21

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

•
foster and promote a diverse, talented and well-trained workforce and performance-driven workplace culture; and
•
identify, develop and provide innovative market-leading ESG products and solutions to ESG issues.
Environmental
We are committed to promoting environmental sustainability both internally, by minimizing our own corporate environmental footprint as an organization, and externally, by providing tools for sustainable investments in the marketplace.
Corporate Environmental Stewardship & Management
We strive to reduce our corporate environmental footprint by seeking opportunities for increased efficiency and resource conservation. Recent examples of our commitment to workplace sustainability and environmental stewardship include:
•
Decreasing paper use by 57% since 2013, surpassing our 2018 goal of 15%.
•
Neutralizing emissions from employee travel, earning the official CarbonNeutral® Travel certification.
•
Supplying 375,000 MWh of renewable energy wind power across three Indian districts through low carbon initiatives in 2018.
External Tools for Sustainable Investment
We invest in developing innovative new products that promote sustainability and a more resource-efficient world by using new technology and data analytics to close market gaps and anticipate consumer needs related to ESG issues.
In 2018, we were the first index provider to publish carbon metrics on a majority of equity indices. We also continued to build out our ESG data analytics capabilities, including by beginning to test and develop new ESG products and completing a diagnostic phase for the creation of an ESG task force.
Social
Internal Investment in People
Ensuring a diverse and inclusive performance-driven culture is one of the key components of our corporate strategy to Power the Markets of the Future and a corporate priority set from the top. We invest in emerging talent through our diversity and inclusion and recruitment strategies, talent management and development programs and workforce planning for critical roles.
Recent performance highlights and human capital initiatives to strengthen our commitment to people and talent development include:
•
Improving our talent management capabilities by appointing a new Chief People Officer to help drive the Company’s talent agenda.
•
Consolidating talent acquisition, talent development and diversity and inclusion functions into an integrated organization to better align the Company’s human capital management with our corporate strategy and vision.
•
Enhancing our leadership development programs, including by investing more than $8.4 million in the development of our employees during 2018 and introducing two new leadership development programs in 2018 to strengthen and expand our pipeline of mid-level managers and promote internal mobility.
•
Launching EssentialTech initiative at the end of 2018, with more than 14,500 hours of employee training completed during the period from launch through the end of 2018, and establishing a Data Science Academy to enhance the technology skills and training of our workforce and accelerate our ability to solve complex problems using a multidisciplinary blend of data inference, algorithm development and technology education for all employees.
22       2019 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

External Community Involvement
We are committed to serving the communities in which we operate worldwide. The S&P Global Foundation donates to a variety of non-profit organizations and local community programs across our global offices. We also encourage our employees to volunteer and support employee gift-matching to eligible non-profit institutions. In 2018, we accelerated our investment in community organizations through a $20 million contribution to the S&P Global Foundation.
Governance
As the Company seeks to meet evolving stakeholder needs, our Board views ESG issues as increasingly essential to the Board’s oversight of our business strategy.
Our Corporate Responsibility leadership structure reflects this imperative. An executive-level Corporate Responsibility Council, co-chaired by the Executive Vice President of Public Affairs, directs our Corporate Responsibility programs and ESG reporting and regularly updates the Board on our corporate responsibility strategy and activities. Other senior leaders provide input through the Diversity and Inclusion Council, Environmental Action Committee and Environmental Health & Safety Committee. Our global Corporate Responsibility team implements day-to-day programs with support from senior managers and relevant corporate functions.
In recent years, our Board of Directors has also taken active steps, summarized in the chart on page 8 and described more fully on pages 9 through 11 of this Proxy Statement, to enhance the Company’s corporate governance environment. Reflecting our ongoing commitment to integrity and transparency, we continue to refine governance policies and procedures, taking into account evolving best practices.
Process for Identifying and Evaluating Directors and Nominees
The Nominating and Corporate Governance Committee reviews with the Board, on an annual basis, the current composition of the Board and identifies the types of skills and qualifications desirable for future Board members in light of the current and anticipated needs of the Board and its committees.
Based on its annual review, the Committee recommends to the Board the general selection criteria for proposed Director nominees, screens potential Director candidates and recommends the slate of Director nominees for election to the Board at the Company’s Annual Meeting.
We believe that continual Board development through thoughtful Board refreshment and proactive Director succession planning is an integral part of the Company’s long-term strategy and the Committee periodically reviews its refreshment and succession process.
Board Refreshment and Succession Planning
Board Refreshment
To ensure the right balance of fresh new perspectives with the institutional knowledge contributed by our longer-serving Directors, the Committee oversees and reviews practices to enhance the Board’s refreshment process. Our Corporate Governance Guidelines incorporate refreshment mechanisms, including mandatory retirement from re-election after reaching age 72 and mandatory resignation offers upon a change in circumstances described further on page 9 of this Proxy Statement. We value the historical knowledge and experience our long-term Directors bring to the Board. Although the Committee considers Director tenure as a factor in identifying the slate of Director nominees, tenure alone is not a critical or determinative factor.
       2019 Proxy Statement       23

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Succession Planning and Director Recruitment Process
In anticipation of retirements, resignations and evolving strategic needs for new skills and capabilities, the Committee regularly oversees policies for Board refreshment and conducts proactive, strategy-driven Director succession planning to ensure the Board’s members bring the right balance of skills, experience, tenure and diversity to effectively promote, support and oversee the implementation of our long-term strategy.
In 2018, the Committee developed a multiphase succession planning and Director recruitment process to identify and evaluate potential new Director candidates.
Assess Board Composition
The Committee evaluates the skills, qualifications and backgrounds of existing Board members and potential Director candidates both formally, in connection with its annual review of Board composition, as well as informally on an ongoing basis, as the strategic needs of the Company and the Board evolve.
In addition to qualities of intellect, integrity and judgment, the Committee’s ongoing assessment of Board composition takes into consideration factors including diversity, background and tenure, as well as senior management experience and an understanding of some combination of marketing, finance, technology, international business matters, government regulation, public policy and the global capital and commodity markets.
The Committee also gives careful consideration to:
•
Current needs of the Board and its Committees in light of their existing leadership structure, composition and size, as well as the particular skill sets and perspectives that the Committee expects to lose as a result of any planned departures and Directors approaching retirement;
•
Anticipated future needs of the Board and its Committees in light of the strategic challenges and evolving business needs facing the Company based on the Company’s long-term strategy and risk profile; and
•
Director feedback gathered from the Board’s annual self-evaluation.
Through the annual and ongoing assessment process, the Committee and the Board seek to identify a complementary mix of individuals with diverse backgrounds, experiences and skill sets that reflect the Company’s strategic direction and the broad set of short-term and long-term challenges that the Board confronts.
24       2019 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Identify Diverse Pool of Candidates
Based on its annual and ongoing assessment of Board composition, the Committee develops an evolving list of selection criteria for prospective Directors and identifies priority candidate profiles to use in proactive, strategy-driven Board recruitment that guides the Committee’s search for a diverse pool of prospective Director candidates.
As part of the multi-year succession planning started in 2018, the Committee identified the following four priority skill profiles for the Committee’s current 2018/2019 search for prospective Directors to complement the Board’s existing skills and experience and enhance the Board’s ability to deliver on long-term strategic, succession and leadership objectives. The Committee and the Board continually monitor and reassess which skills and qualifications to prioritize to enhance Board effectiveness as the Company’s strategic challenges and opportunities, the market environment and existing Board composition evolve.

Executive Experience

Proven multi-year c-suite experience leading a large, complex, consumer-facing enterprise undergoing transformational change

Global Perspective & Experience

Executive experience in global role with on-the-ground oversight of international operations

Innovation, Digital & Technology

Experience guiding a company impacted by disruptive market forces and technological change with expertise in data, analytics and cybersecurity

Risk Management & Regulatory

Experience in risk management to promote long-term organizational success with an understanding of regulatory practices

Candidates may come to the Committee’s attention through recommendations from current Board members, senior management, professional search firms, shareholders or other sources. The Committee has sole authority to retain and terminate search firms to assist the Board in identifying prospective Director nominees and to approve the fees and other retention terms of any such search firms.
In 2018, the Committee engaged Russell Reynolds Associates, a director and executive search firm, to assist in identifying and screening potential Director candidates.
Evaluate Candidates
The Board delegates the candidate screening process to the Committee with direct input from the Chairman of the Board. The Committee evaluates all nominees for Director, including nominees recommended by shareholders, regardless of who recommends the candidate for consideration.
Factors Considered Evaluating Director Candidates:
✔
Experience, skills and qualifications

✔
Diversity factors

✔
Balancing director longevity with fresh new perspectives

✔
Long-term strategy, competitive dynamics and market environment

✔
Short-term needs and skills gaps

✔
Cultural fit and personal attributes

✔
Outside Board service and other time commitments

✔
Independence and conflicts of interest

       2019 Proxy Statement       25

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

As part of the evaluation process, the Committee reviews and considers available information regarding each candidate, including skills and qualifications, as well as diversity of background, experience and thought (including age, gender, race/ethnicity and geography). Although the Committee considers diversity as a factor in assessing the appropriate skills and qualifications required of Board members, the Board does not have a formal policy with regard to diversity in identifying Director nominees. The Committee also reviews the candidate’s independence, potential conflicts and any reputational risks.
In addition, the Committee evaluates whether candidates are capable of devoting the time necessary to discharge their duties as directors, taking into account their primary occupations, membership on other boards and other responsibilities. The Board appreciates the significant time commitment involved in serving on the Board and its Committees. In 2018, the Board amended its Corporate Governance Guidelines to limit the number of public company boards on which our Directors may serve (three total boards for public company executive officers; five total public company boards for other directors), unless the Committee determines such outside board service would not impair the Director’s service to the Company. The Committee assesses outside board service and other Director time commitments prior to the annual re-nomination of its current Directors and, once elected, Directors are required to seek Committee approval prior to joining the board of another public company.
Recommend Director Nominee
The Board is responsible for selecting all members of the Board and for recommending such members for election by shareholders. Following the candidate evaluation process, the Committee recommends potential Director nominees to the Board for approval and we ask our shareholders to vote on nominees at the Annual Meeting.
New Director Nominee
William J. Amelio was identified by Russell Reynolds as a candidate possessing extensive experience and qualifications in the technology sector, international operations and executive leadership. Following the initial screening process, Mr. Amelio was interviewed by the Chairman of the Board, the Chair of the Nominating and Corporate Governance Committee and other Committee members. His background and qualifications were reviewed and discussed by the Committee with the full Board and Mr. Amelio met with the Board and certain members of management, including the CFO and General Counsel, prior to his recommendation for election to the Board. The Committee and the Board believe that Mr. Amelio will contribute valuable insights and perspective on technology, international operations in strategic markets and executive leadership gained through his experience serving in leadership roles in Asia Pacific and the technology sector. The Board unanimously recommend that Mr. Amelio be elected to the Board at this year’s Annual Meeting.
Shareholder Nominations and Recommendation of Director Candidates
The Committee will consider Director candidates recommended by shareholders and evaluates shareholder candidates based on the same selection criteria it uses for other Director candidates. Shareholder recommendations should be addressed in the manner and by the deadlines described on page 5 of this Proxy Statement to the Corporate Secretary, c/o Office of the General Counsel, S&P Global Inc., 55 Water Street, New York, New York 10041-0003.
Director Training and Education
New Directors participate in a comprehensive orientation and training program to introduce them to the Company and management as well as provide information regarding our business operations and strategy. The orientation program is a valuable part of the Director onboarding process and is periodically reviewed by the Nominating and Corporate Governance Committee.
26       2019 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Throughout their tenure, Directors are encouraged to enroll in educational and training programs, and the Nominating and Corporate Governance Committee periodically reviews participation in such programs. In addition, the full Board receives regular management updates on industry and corporate governance developments affecting the Company and conducts in-depth bi-annual strategy sessions to discuss the most critical strategic issues, opportunities and challenges facing the Company. To enhance their understanding of the Company’s business, Directors also participate in off-site meetings at our various offices across the globe where they interact directly with local personnel responsible for day-to-day operations. These activities ensure that our Board members remain knowledgeable and informed of the most important business issues facing our Company.
       2019 Proxy Statement       27

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Specific Experience, Qualifications, Attributes and Skills of Directors
The Nominating and Corporate Governance Committee and the Board seek Directors with experience, qualifications, attributes and skills that align with our business strategy. The following table describes key experience and expertise that our Director nominees collectively possess and that we consider most relevant to the decision to nominate candidates to serve on the Board.

Director Skills & Experience	Total Out of 12 Directors
CEO Leadership Experience. Active or recently retired CEO of a large, complex, multinational organization. *Directors with executive leadership experience provide a practical understanding of organizations, processes, strategic planning, risk management, human capital management and development and demonstrate strong abilities to motivate and effectively manage others.*	7
Accounting & Finance. Experience as an accountant or auditor at a large accounting firm, Chief Financial or Accounting Officer, Controller or other relevant experience in finance and accounting, including experience in accounting, financial reporting processes, capital allocation, financial markets, M&A and post-merger integration. *Financial and accounting experience provides proficiency in complex financial management, capital allocation and financial reporting processes critical to oversight of effective internal controls and accurate reporting. 4 out of 12 Director nominees qualify as audit committee financial experts and all possess literacy in accounting and financial reporting.*	11
Industry Experience (Financial Services, Capital & Commodities Markets). Experience in one or more of the consumer industry sectors or growth segments that the Company serves, including the financial services industry, fintech and capital markets. *Industry experience provides an understanding of our business and marketplace dynamics important in overseeing the development and implementation of our operating plan and business strategy.*	7
Global Perspective & International Experience. Leadership experience in global roles at multinational companies or in international markets, including oversight of international issues and operations and experience in the geographic regions in which we operate. *International experience provides useful business and cultural perspectives, including an understanding of diverse business environments, economic conditions and regulatory frameworks and insight on global market opportunities and the challenges of entering new markets and navigating local and regional geopolitical sensitivities.*	6
Strategic Planning, Business Development & Operations. Strategic experience managing consumer-facing businesses and operations, including defining and driving the strategic direction and growth of large organizations. *Directors with strategic planning and business and product development experience provide insight on developing innovative solutions and adapting our business and strategy to meet the evolving needs and expectations of our consumers.*	7
Consumer, Sales & Marketing. Experience in a consumer-services business with expertise in sales, marketing and brand management. *Directors with consumer-services experience bring an understanding of the consumer-orientation of our business essential to our commitment to provide outstanding service.*	11

28       2019 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

The Nominating and Corporate Governance Committee has reviewed with the Board the specific experience, qualifications, attributes and skills of each Director nominee standing for election as a Director at this Annual Meeting. The Committee has concluded that each Director nominee has the appropriate skills and qualifications required of Board membership and that each possesses an in-depth knowledge of the Company’s complex global businesses and strategy. The Committee further believes that our Board is composed of well-qualified and well-respected Directors who are prominent in business, finance, and the global capital and commodity markets.
       2019 Proxy Statement       29

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Director Skills Matrix
A mark in the Director skills matrix below indicates a specific or specialized area of focus or expertise that each Director nominee brings to the Board. Not having a mark does not mean the Director does not possess that qualification or skill.
Additional information regarding the experience and key competencies of each individual Director nominee and current Director, as reviewed and considered by the Committee, is provided on pages 31 through 42 of this Proxy Statement.
Director Nominees
Our Board has nominated the following 12 Director nominees to stand for election at the Annual Meeting to serve one-year terms that will expire at the 2020 Annual Meeting. All nominees are currently serving as Directors of the Company and have been previously elected by our shareholders, except for William J. Amelio, who is standing for election by our shareholders for the first time at the 2019 Annual Meeting. Sir Michael Rake, a current Director, is not standing for re-election and will retire from our Board at the 2019 Annual Meeting. Set forth below is information regarding each of the 12 Director nominees and Sir Michael Rake. Please see pages 1 through 7 and page 112 of this Proxy Statement for voting information. Following each Director nominee’s biography below, we have highlighted certain notable skills and qualifications that the Nominating and Corporate Governance Committee reviewed and considered when recommending the Director nominee. Committee membership is identified for the one-year term expiring at the 2019 Annual Meeting.
30       2019 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

MARCO ALVERÀ, 43
Independent Director Since: 2017 Board Committees: Financial Policy Nominating and Corporate Governance Other Current Listed Company Directorships: Snam, S.p.A.
Career Highlights
Mr. Alverà is the Chief Executive Officer of Snam S.p.A., Europe’s leading natural gas utility. He served as Chairman of the board of Snam Rete Gas until November 2017. Prior to joining Snam in 2016, Mr. Alverà held a number of senior leadership positions at Eni S.p.A., among them, Head of Eni’s commodities trading and shipping business. He has participated in the upstream, midstream and downstream aspects of the oil and gas industry. Prior to Eni S.p.A., Mr. Alverà served as Head of Group Strategy at Enel S.p.A., a multinational power company functioning in the gas and electricity sectors, particularly in Europe and Latin America. He also served as Chief Financial Officer of Wind Telecomunicazioni S.p.A. and co-founded Netesi, Italy’s first broadband ADSL company. Mr. Alverà started his career at Goldman Sachs. He previously served on the board of Gazprom Neft, a Russian integrated oil company.
Other Professional Experience and Community Involvement
Mr. Alverà sits on the board of the Cini Foundation in Venice. He is also a frequent speaker and lecturer on business, sustainability, and the energy transition.

Skills and Qualifications
We believe Mr. Alverà’s qualifications to sit on our Board of Directors include his commodities industry expertise, his global perspective gained through leadership positions in European companies doing business around the world, as well as his executive leadership and strategic planning experience acquired throughout his career in the energy industry.

       2019 Proxy Statement       31

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

WILLIAM J. AMELIO, 61
Independent Director Since: 2019 Board Committees: None Other Current Listed Company Directorships: Avnet, Inc.
Career Highlights
Mr. Amelio is the Chief Executive Officer of Avnet, Inc., a global leader of electronic components and services, and has served on Avnet’s board of directors since 2014. Prior to his appointment as CEO of Avnet, he served as Chief Executive Officer of CHC Group, a global helicopter services provider. Mr. Amelio also served as the President and Chief Executive Officer of Lenovo Group Limited. In addition, his experience includes a number of leadership roles in the global technology sector, including serving as senior vice president and president of Dell in Asia Pacific and Japan, as well as roles at NCR Corporation, Honeywell International and IBM. Mr. Amelio previously served on the board of directors of National Semiconductor.
Other Professional Experience and Community Involvement
He is a co-founder and Chairman of Caring for Cambodia, a nonprofit organization that works to educate the children of Cambodia through building schools, training teachers and providing for basic human needs. Mr. Amelio holds a Master’s degree in management and is a Sloan Fellow of the Stanford Graduate School of Business. He earned a Bachelor’s degree in chemical engineering from Lehigh University.

Skills and Qualifications
We believe Mr. Amelio’s qualifications to sit on our Board of Directors include his extensive experience in various segments of the technology industry, his global perspective gained through leadership positions in Asia Pacific, as well as his executive leadership and operational experience developed while serving in leadership roles in the technology sector.
32       2019 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

WILLIAM D. GREEN, 65

Independent
Director Since: 2011
Board Committees:
Compensation and Leadership Development
(Chair)
Executive
Nominating and Corporate
Governance
Other Current Listed Company Directorships: Dell Technologies, Inc.
GTY Govtech Inc.
Inovalon Holdings, Inc.
Pivotal Software, Inc.

Career Highlights
Mr. Green is the former CEO and Chairman of Accenture, a global management consulting and technology services company. He served as Accenture’s Chief Executive Officer from September 2004 through December 2010 and assumed the additional role of Chairman from 2006-2013. Mr. Green was a Director of Accenture from 2001 through January 2013. Prior to serving as Chief Executive Officer, Mr. Green was Accenture’s Chief Operating Officer-Client Services with overall management responsibility for the company’s operating groups and in addition, he served as Group Chief Executive of the Communications and High Tech operating group from 1999 to 2003. He was also Group Chief Executive of the Resources operating group for two years. Earlier in his career, Mr. Green led the Manufacturing industry group and was Managing Director for Accenture’s business in the United States. He joined Accenture in 1977 and became a partner in 1986. Mr. Green served as a Director of EMC Corporation from July 2013 to August 2016 and as EMC’s independent Lead Director from February 2015 to August 2016.
Other Professional Experience and Community Involvement
In addition, Mr. Green serves on the boards of several other private companies and is on the National Board of Year Up. Mr. Green is deeply involved in several organizations and business groups supporting education in the United States and around the world. He is also a frequent speaker at business, technology and academic forums worldwide.

Skills and Qualifications
We believe Mr. Green’s qualifications to sit on our Board of Directors and Chair our Compensation and Leadership Development Committee include his extensive executive leadership experience gained as the chief executive of a global professional services company providing a range of strategy, consulting, digital, technology and operations services and solutions and his deep understanding of the information technology industry and human capital management.

       2019 Proxy Statement       33

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

CHARLES E. HALDEMAN, JR., 70
Independent Director Since: 2012 Board Committees: Executive (Chair) Financial Policy Nominating and Corporate Governance Other Current Listed Company Directorships: JBG Smith Properties
Career Highlights
Mr. Haldeman, Jr. has been the Non-Executive Chairman of the Company since April 2015. He has served as Trustee of JBG Smith, the largest publicly traded real estate company focused on the Washington, D.C. market since July 2017. He was also the Non-Executive Chairman of KCG Holdings, Inc., an independent securities firm focused on market making and electronic trading, from November 2013 until the company’s acquisition by Virtu Financial in July 2017. He served on the board of DST Systems, Inc., a provider of processing and servicing solutions to the financial services and healthcare industries, from November 2014 until the company’s acquisition by SS&C Technologies Holdings, Inc. in April 2018. He is the former CEO of Freddie Mac, the publicly traded mortgage company. He joined Freddie Mac in 2009 and stepped down as Chief Executive in 2012. Before joining Freddie Mac, he was Chairman of Putnam Investment Management, LLC and served as President and CEO of Putnam Investments from 2003 through 2008. Prior to his tenure at Putnam, he was Chairman and CEO of Delaware Investments and earlier served as President and Chief Operating Officer of United Asset Management Corporation. He holds a Chartered Financial Analyst® (CFA®) designation.
Other Professional Experience and Community Involvement
Mr. Haldeman was Chairman of the Board of Trustees of Dartmouth College from 2007 through 2010, and served as a Trustee from 2004 through 2012.

Skills and Qualifications
We believe Mr. Haldeman’s qualifications to Chair our Board of Directors include his executive leadership experience gained through years of serving as a chief executive in the financial services industry, his corporate governance experience from prior board service, his financial expertise and background in investments and the capital markets industry, which provide our Board with insight into important areas in which the Company conducts business.

34       2019 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

STEPHANIE C. HILL, 54
Independent Director Since: 2017 Board Committees: Audit Compensation and Leadership Development Other Current Listed Company Directorships: None
Career Highlights
Ms. Hill is the Deputy Executive Vice President, Rotary & Mission Systems of Lockheed Martin. Since joining Lockheed Martin in 1987 as a software engineer, Ms. Hill has held positions of increasing responsibility including: Senior Vice President, Corporate Strategy and Business Development; Vice President & General Manager of Cyber, Ships & Advanced Technologies; Vice President & General Manager of Information Systems & Global Solutions Civil business; Vice President of Corporate Internal Audit; and Vice President & General Manager of the Electronic Systems Mission Systems & Sensors business.
Other Professional Experience and Community Involvement
Ms. Hill sits on the Board of Directors for Project Lead the Way, the nation’s leading provider of K-12 Science, Technology, Engineering and Mathematics (STEM) programs, and also serves on the Board of Visitors for the University of Maryland, Baltimore County. Ms. Hill has been recognized for her career achievements and community outreach, especially in the advancement of STEM education. In 2018, Black Enterprise named Ms. Hill as one of the “most powerful executives in corporate America.” She was recognized as one of Computerworld’s 2015 Premier 100 IT Leaders and one of Maryland’s 19th Annual International Leadership Awardees by the World Trade Center Institute. In 2014, Ms. Hill was named the U.S. Black Engineer of the Year by Career Communications Group and included on EBONY Magazine’s Power 100 list, recognizing the achievements of African-Americans in a variety of fields.
Ms. Hill graduated with high honors from the University of Maryland, Baltimore County with a Bachelor of Science degree in Computer Science and Economics; the university also recognized her with an honorary doctorate in 2017.

Skills and Qualifications
We believe Ms. Hill’s qualifications to sit on our Board of Directors include her exceptional technology expertise, her audit and risk management experience as well as her depth of operational experience gained managing sizable and sensitive government projects of critical importance.

       2019 Proxy Statement       35

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

REBECCA JACOBY, 57
Independent Director Since: 2014 Board Committees: Financial Policy Nominating and Corporate Governance Other Current Listed Company Directorships: None
Career Highlights
Ms. Jacoby was Senior Vice President, Operations of Cisco Systems, Inc., a worldwide leader in IT networking, until her retirement in January 2018. She was promoted to the role in July 2015 and was responsible for driving profitable growth and enabling operational excellence. Ms. Jacoby oversaw the supply chain, global business services, security and trust, and IT organizations. In her former role as Cisco’s CIO from 2006 to 2015, she made the Cisco IT organization a strategic business partner, producing significant business value for Cisco in the form of financial performance, customer satisfaction and loyalty, market share, and productivity. Since joining Cisco in 1995, Ms. Jacoby held a variety of leadership roles in operations, manufacturing and IT. Prior to joining Cisco, Ms. Jacoby held a range of planning and operations positions with other companies in Silicon Valley. Her extensive understanding of business operations, infrastructure and application deployments, as well as her knowledge of products, software and services helped her advance Cisco’s business through the use of Cisco technology.
Ms. Jacoby served on the Board of Apptio, Inc., which provides cloud-based technology business management solutions to enterprises, from 2018 until its acquisition by Vista Equity Partners in January of 2019.
Other Professional Experience and Community Involvement
Ms. Jacoby serves on the Board of the Second Harvest Food Bank of Santa Clara and San Mateo Counties and is a founding member of the Technology Business Management Council. Known for her strong track record of operational excellence, innovative problem solving and talent development, Ms. Jacoby was inducted into the CIO Hall of Fame by CIO magazine and was recognized by Forbes as a “Superstar CIO” in 2012.

Skills and Qualifications
We believe Ms. Jacoby’s qualifications to sit on our Board of Directors include her technology expertise, including an understanding of infrastructure and application deployments, products, software and services, as well as her experience leading innovative teams and extensive operational experience.

36       2019 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

MONIQUE F. LEROUX, 64

Independent
Director Since: 2016
Board Committees:
Audit
Compensation and Leadership Development
Other Current Listed Company Directorships:
Alimentation Couche-Tard Inc.
BCE Inc.
Compagnie Générale des Etablissements Michelin

Career Highlights
Ms. Leroux is Chair of the board of lnvestissement Québec. From 2008 to 2016, she was the Chair of the Board, President and Chief Executive Officer of Desjardins Group, the leading cooperative financial group in Canada. Member of the board of the International Cooperative Alliance (ICA) since 2013, she was elected President from 2015 to 2017. Prior to joining Desjadins, Ms. Leroux was a partner at Ernst & Young. She currently serves on the audit committees of Alimentation Couche-Tard Inc., BCE Inc., and Compagnie Générale des Etablissements Michelin. She also serves as an independent member of the board of Lallemand Inc., a privately owned company, as a Strategic Advisor to Fiera Capital and as Vice Chairman of Fiera Holdings Inc.
Other Professional Experience and Community Involvement
Companion of the Canadian Business Hall of Fame and the Investment Industry Hall of Fame, Ms. Leroux is a Member of the Order of Canada, and an Officer of the Ordre National du Québec and a Chevalier of the Légion d’Honneur (France). She is a member of the Canada-United States Council for Advancement of Women Entrepreneurs and Business Leaders and was co-chair of the B7 Summit in Canada in 2018. Ms. Leroux previously chaired the Québec government’s Advisory Council on the Economy and Innovation. She has been awarded fellowships by the Ordre des Comptables Professionnels Agréés du Québec and the Institute of Corporate Directors and holds honorary doctorates and awards from eight Canadian universities.

Skills and Qualifications
We believe Ms. Leroux’s qualifications to sit on our Board of Directors include her executive leadership experience in the financial services industry, particularly global perspective and international expertise and, together with her extensive financial and accounting expertise, experience managing complex organizations and her corporate governance experience from prior board service.

       2019 Proxy Statement       37

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

MARIA R. MORRIS, 56
Independent Director Since: 2016 Board Committees: Audit (Chair) Executive Financial Policy Other Current Listed Company Directorships: Wells Fargo & Company
Career Highlights
Ms. Morris served on MetLife’s Executive Group for almost a decade (retired September 2017), holding numerous senior leadership positions throughout her 33-year career. From 2011 through her retirement, Ms. Morris was Executive Vice President, MetLife, Inc. and led the Company’s Global Employee Benefits (GEB) business. In her role leading MetLife’s GEB business since 2012, Ms. Morris was responsible for expanding MetLife’s employee benefits business in more than 40 countries, broadening relationships and fueling growth across the globe via local solutions and partnerships with multinational corporations, as well as through distribution relationships with financial institutions. She also served as the interim Head of MetLife’s U.S. Business from January 2016 to June 2017, where she was responsible for approximately 60% of MetLife’s operating earnings, post separation of its retail business. She served as MetLife’s Interim Chief Marketing Officer in 2014, where she continued to strengthen MetLife’s brand across the globe. From 2008 to 2011, Ms. Morris led Global Technology and Operations, where she managed a $1.6 billion IT portfolio and a $2.5 billion procurement and real estate budget. She also oversaw the integration of MetLife’s $16.4 billion acquisition of American Life Insurance Company (Alico).
Other Professional Experience and Community Involvement
In addition to her executive roles, Ms. Morris has served on the boards of MetLife Property and Casualty Insurance Company, the MetLife Foundation and the American Council of Life Insurers. Ms. Morris is presently the National Board Chair of the All Stars Project, Inc. and a Board trustee of Catholic Charities of New York.

Skills and Qualifications
We believe Ms. Morris’s qualifications to sit on our Board of Directors and Chair our Audit Committee include her executive leadership experience in the financial services industry, her technology expertise, her risk management experience and global perspective gained by growing a multinational insurance company across more than 40 countries.

38       2019 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

DOUGLAS L. PETERSON, 60
President and Chief Executive Officer Director Since: 2013 Board Committees: Executive Other Current Listed Company Directorships: None
Career Highlights
Mr. Peterson was elected President and Chief Executive Officer of S&P Global, effective November 2013, and he joined the Company in September 2011 as President of Standard & Poor’s Ratings Services. Previously, Mr. Peterson was the Chief Operating Officer of Citibank, N.A., Citigroup’s principal banking entity that operates in more than 100 countries. Mr. Peterson was with Citigroup for 26 years, during which time he led diversified businesses in investment and corporate banking, brokerage, asset management, private equity and retail banking. His prior roles include CEO of Citigroup Japan, Chief Auditor of Citigroup, and Country Manager for Costa Rica and Uruguay.
Other Professional Experience and Community Involvement
Mr. Peterson is a Steward of the World Economic Forum’s (WEF) Shaping the Future of Long-Term Investing, Infrastructure and Development System Initiative and a member of WEF’s Financial Services Governors Community. He serves on the Advisory Boards of the Federal Deposit Insurance Corporation’s Systemic Resolution Advisory Committee, the US-China Business Council, the Partnership for New York City, the Kravis Leadership Institute, and the Boards of Trustees of Claremont McKenna College and the Paul Taylor Dance Company. He also co-chairs the Bi-Partisan Policy Center’s Executive Council on Infrastructure, chairs the Business Roundtable’s Smart Regulation Committee, and serves on the board of the Japan Society.
Mr. Peterson received an MBA from the Wharton School at the University of Pennsylvania and an undergraduate degree in mathematics and history from Claremont McKenna College.

Skills and Qualifications
As the only member of the Company’s management team on the Board, Mr. Peterson’s presence on the Board provides Directors with direct access to the Company’s chief executive officer and helps facilitate Director contact with other members of the Company’s senior management. In addition, Mr. Peterson brings extensive international expertise having led businesses in the financial services industry.

       2019 Proxy Statement       39

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

EDWARD B. RUST, JR., 68

Independent
Director Since: 2001
Board Committees:
Nominating and
Corporate Governance (Chair)
Compensation and Leadership Development
Executive
Other Current Listed Company Directorships:
Caterpillar Inc.
Helmerich & Payne Inc.

Career Highlights
Mr. Rust is Chairman Emeritus of State Farm Mutual Automobile Insurance Company, the largest insurer of automobiles and homes in the United States. He was CEO of State Farm Mutual Automobile Insurance Company from 1985 to September 2015. He was a Director of the following State Farm affiliates from 2001 to 2014: State Farm Associates Funds Trust; State Farm Mutual Fund Trust; and State Farm Variable Product Trust.
Other Professional Experience and Community Involvement
Mr. Rust is a Trustee of The Conference Board and Illinois Wesleyan University. Additionally, he was formerly Chairman of the U.S. Chamber of Commerce, the American Enterprise Institute, the National Alliance of Business, the Insurance Institute for Highway Safety, the Business-Higher Education Forum and the Business Roundtable’s Education Initiative. Mr. Rust was a member of Business Roundtable, where he served as Co-Chair for more than seven years, and the Financial Services Roundtable, where he served as Chairman. He was also a member of President George W. Bush’s Transition Advisory Team Committee on Education, served on the National (Glenn) Commission on Mathematics and Science Teaching for the 21st Century and on the No Child Left Behind Commission.

Skills and Qualifications
We believe Mr. Rust’s qualifications to sit on our Board of Directors and Chair our Nominating and Corporate Governance Committee include his extensive executive leadership experience gained as the chief executive of a large mutual company in the financial services industry and his broad corporate governance experience from prior board service.

40       2019 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

KURT L. SCHMOKE, 69
Independent Director Since: 2003 Board Committees: Compensation and Leadership Development Nominating and Corporate Governance Other Current Listed Company Directorships: Legg Mason, Inc.
Career Highlights
Mr. Schmoke was appointed President of the University of Baltimore in July 2014, after serving at Howard University for almost 12 years. During his tenure at Howard University, Mr. Schmoke served in several roles: Dean of Howard Law School (2003-2012); General Counsel (2012-2014); and Interim Provost (2013-2014). Prior to joining Howard, he was a partner at the Washington, D.C.-based law firm of Wilmer Cutler & Pickering from 2000 through 2002. Mr. Schmoke served three terms as the Mayor of Baltimore from 1987 until 1999. Mr. Schmoke served as the State’s Attorney for Baltimore City from 1982 until 1987.
Other Professional Experience and Community Involvement
Mr. Schmoke is Chair of the Board of Trustees of Howard Hughes Medical Institute, a private philanthropic group, and the Baltimore City Community College. He is also a member of the Council on Foreign Relations. Mr. Schmoke was named to President Jimmy Carter’s domestic policy staff in 1977. He was a Director of the Baltimore Life Companies and a Trustee of the Yale Corporation.

Skills and Qualifications
We believe Mr. Schmoke’s qualifications to sit on our Board of Directors include his leadership experience in managing large and complex educational institutions, which provides the Board with a diverse approach to management, as well as his public policy expertise acquired through his government service as an elected official.

       2019 Proxy Statement       41

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

RICHARD E. THORNBURGH, 66
Independent Director Since: 2011 Board Committees: Audit Executive Financial Policy (Chair) Other Current Listed Company Directorships: CapStar Financial Holdings Inc.
Career Highlights
Mr. Thornburgh is the former Non-Executive Director and Chairman of Credit Suisse Holdings (USA), Inc. He is also the former Vice Chairman of the Board of Credit Suisse Group A.G. and chaired its Risk Committee. Mr. Thornburgh held key positions throughout his career with Credit Suisse First Boston (CSFB), the investment banking arm of Credit Suisse Group A.G., including Executive Vice Chairman of CSFB from 2004 through 2005. He has also held key positions with Credit Suisse Group A.G., including Chief Financial Officer, Chief Risk Officer and member of the Executive Board of Credit Suisse Group A.G. Mr. Thornburgh was the Lead Director of NewStar Financial, Inc. until its sale in December 2017. Mr. Thornburgh serves as the Chairman of the Board of Jackson Hewitt, a privately held company. He was previously Vice Chairman of Corsair Capital LLC, a private equity firm focused on investing in the global financial services industry, and continues to serve as a member of Corsair’s Private Equity Funds’ Investment Committee. He was previously a Director of Reynolds American Inc., National City Corporation and Dollar General Corporation.
Other Professional Experience and Community Involvement
Mr. Thornburgh served on the executive committee for six years and as Chairman of the Securities Industry Association in 2004. In addition, he serves on the University of Cincinnati Investment Committee.

Skills and Qualifications
We believe Mr. Thornburgh’s qualifications to sit on our Board of Directors and Chair our Financial Policy Committee include his financial expertise, his extensive experience in the global financial services industry and his familiarity with strategic transactions acquired through executive-level positions in investment banking and private equity.

42       2019 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Committees of the Board of Directors
The Company has standing Nominating and Corporate Governance, Audit, and Compensation and Leadership Development Committees. The Chair of each Committee reports to the full Board as appropriate from time to time. Each standing Committee has a Charter that is reviewed by the respective Committee at least annually and by the Nominating and Corporate Governance Committee on a regular basis. In addition to these three standing Committees, the Board has an Executive Committee and a Financial Policy Committee. A brief description of the Committees follows.
Nominating and Corporate Governance Committee
Members
Edward B. Rust, Jr. (Chair), Marco Alverà, William D. Green, Charles E. Haldeman, Jr., Rebecca Jacoby, Kurt L. Schmoke
Role and Responsibilities
The Nominating and Corporate Governance Committee’s primary responsibilities include, among other matters:
•
Recommending to the Board the general selection criteria for Director nominees and evaluating possible candidates to serve on the Board;
•
Recommending to the Board appropriate compensation to be paid to Directors;
•
Determining whether any material relationship between a non-management Director and the Company might exist that would affect that Director’s status as independent;
•
Making recommendations, from time to time, to the Board as to matters of corporate governance and periodically monitoring the Board’s performance; and
•
Reviewing with the Board succession plans for the Chief Executive Officer.
Governance, Operations and Procedures
Additional information relating to the Committee’s governance, operations and procedures is provided below:
•
The Committee has a Charter that can be viewed and downloaded from the Corporate Governance section of the Company’s Investor Relations website at http://investor.spglobal.com.
•
All current members of the Committee are independent as defined in the rules of the NYSE.
•
The Committee reviews with the Board on an annual basis the appropriate skills and characteristics required of Board members in the context of the then-current composition of the Board. In addition to qualities of intellect, integrity and judgment, this assessment takes into consideration diversity, background, senior management experience and an understanding of some combination of marketing, finance, technology, international business matters, government regulation, public policy and the global capital and commodity markets. The Committee evaluates the skills and qualifications of the existing Board and potential candidates on a continuing basis.
•
The Committee evaluates all nominees for Director based on these criteria, including nominees recommended by shareholders.
•
All nominees for Director included on the Company’s proxy card are currently serving as Directors of the Company.
•
The Committee may retain and terminate search firms to identify Director candidates. The Committee has the sole authority to approve the fees and other retention terms of any such firms.
Committee Advisors
The Committee periodically engages the services of Pay Governance LLC, an independent compensation consultant, to review director compensation survey data and advise the Committee on changes, if any, to non-employee Director compensation. In 2018, the Committee engaged the services of Pay Governance LLC to conduct a review of director compensation and determined to make market competitive changes to the 2019 Director compensation program described on pages 105 and 106 of this Proxy Statement. In 2018, the
       2019 Proxy Statement       43

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Committee also engaged Russell Reynolds Associates as a third-party director search firm to assist the Committee in identifying and screening potential Director candidates as part of the Committee’s Director succession planning described on pages 23 through 27 of this Proxy Statement.
Audit Committee
Members
Maria R. Morris (Chair), Stephanie C. Hill, Monique F. Leroux, Sir Michael Rake, Richard E. Thornburgh
Role and Responsibilities
The Audit Committee oversees the accounting and financial reporting processes of the Company, the audits of the Company’s financial statements, and the Company’s risk management process. As part of these responsibilities, the Audit Committee’s primary duties include, among other matters, assisting with the Board’s oversight of:
•
The integrity of the Company’s financial statements;
•
The Company’s compliance with legal and regulatory requirements;
•
The qualifications and independence of the Company’s independent auditors;
•
The performance of the Company’s internal and external auditors; and
•
The key risks of the Company.
Governance, Operations and Procedures
Additional information relating to the Committee’s governance, operations and procedures is provided below:
•
The Audit Committee Report, on page 111 of this Proxy Statement, summarizes certain important actions of the Committee taken during the Company’s 2018 fiscal year.
•
The Committee has a Charter that can be viewed and downloaded from the Corporate Governance section of the Company’s Investor Relations website at http://investor.spglobal.com.
•
All current members of the Committee are independent as defined in the rules of the NYSE.
•
The Board has determined that all members of the Audit Committee qualify as “financial experts” as defined in the rules of the SEC and the NYSE. There is a brief listing of the qualifications of the Director nominees who are Committee members in their respective biographies found on pages 31 through 42 of this Proxy Statement.
Compensation and Leadership Development Committee
Members
William D. Green (Chair), Stephanie C. Hill, Monique F. Leroux, Edward B. Rust, Jr., Kurt L. Schmoke
Role and Responsibilities
The Compensation and Leadership Development Committee’s primary responsibilities include, among other matters:
•
Establishing an overall total compensation philosophy for the Company, including conducting periodic reviews of the philosophy to ensure it supports the Company’s objectives and shareholder interests;
•
Administering and interpreting the Company’s incentive compensation plans, including the Key Executive Short-Term Incentive Compensation Plan, the 2002 Stock Incentive Plan, and all other compensation and benefits plans in which the Company’s senior management participates;
•
Establishing performance objectives and approving awards and payments in connection with the Company’s incentive compensation plans to ensure consistency with the Company’s financial and strategic plans and objectives;
•
Reviewing and approving the corporate goals and objectives for the Chief Executive Officer’s performance, evaluating the Chief Executive Officer’s performance, and establishing the Chief Executive Officer’s total compensation;
44       2019 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

•
Establishing and approving the compensation to be paid to the Chief Executive Officer’s direct reports and approving the overall design of the executive compensation program, with the discretion to approve individual compensation decisions delegated to the Chief Executive Officer; and
•
Reviewing the succession and development plans for executives and other key talent below the direct reports to the Chief Executive Officer.
Governance, Operations and Procedures
Additional information regarding the Committee’s governance, operations and procedures is provided below:
•
All current members of the Committee are independent as defined in the rules of the NYSE and qualify as “non-employee directors” (as defined under Rule 16b-3 under the Securities Exchange Act of 1934).
•
The Committee has a Charter that can be viewed and downloaded from the Corporate Governance section of the Company’s Investor Relations website at http://investor.spglobal.com.
Committee Advisors
The Committee has sole authority to retain and terminate all external consultants, to commission surveys or analyses that it determines necessary to fulfill its responsibilities, and to approve the fees of all such external consultants.
The Committee utilizes the services of Pay Governance LLC as its external compensation advisor for all matters concerning the Company’s senior management compensation programs. Pay Governance LLC provides no other executive compensation consulting or other services to the Company or its management. Pay Governance LLC works in cooperation with Company management on matters that come before the Committee but always in its capacity as the Committee’s independent advisor and representative. From time to time, management also separately engages the services of Compensation Advisory Partners LLC on various compensation-related matters.
The Committee has entered into a consulting agreement with Pay Governance LLC that specifies the nature and scope of its responsibilities, which include: (1) reviewing Committee agendas and supporting materials in advance of each meeting and raising questions or issues with management and the Committee Chair, as appropriate; (2) at the Committee’s direction, working with management on major proposals in advance of finalization by, and presentation to, the Committee; (3) reviewing drafts of the Company’s Compensation Discussion and Analysis and the Compensation Committee Report and related tables for inclusion in the Company’s Proxy Statement each year; (4) evaluating the chosen compensation peer group and survey data for competitive comparisons; (5) reviewing comparative data on the compensation of the Chief Executive Officer and providing independent analyses and recommendations on the Chief Executive Officer’s compensation to the Committee; and (6) proactively advising the Committee on best practices for Board governance of executive compensation.
In accordance with the Committee’s policy on assessing advisor independence, the Committee determined in 2018 that there were no conflicts of interest or issues related to independence that would impact the advice to the Committee from the firm of Pay Governance LLC and the representatives of Pay Governance LLC who advise both the Committee on executive compensation matters and the Nominating and Corporate Governance Committee on Director compensation matters.
For a further discussion of the role of the Committee in assessing performance and determining compensation with respect to our named executive officers, see pages 58 through 61 of this Proxy Statement.
       2019 Proxy Statement       45

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Executive Committee
Members
Charles E. Haldeman, Jr. (Chair), William D. Green, Maria R. Morris, Douglas L. Peterson, Edward B. Rust, Jr., Richard E. Thornburgh
Role and Responsibilities
The Executive Committee has all the authority of the Board, except for those actions not permitted by Section 712 of the Business Corporation Law of the State of New York. The Chairman of the Board serves as the Chairman of the Executive Committee.
Financial Policy Committee
Members
Richard E. Thornburgh (Chair), Marco Alverà, Charles E. Haldeman, Jr., Rebecca Jacoby, Maria R. Morris, Sir Michael Rake
Role and Responsibilities
The Financial Policy Committee oversees the Company’s financial risks, with particular emphasis on the Company’s financial position, its capital allocation philosophy, its dividend policy, its share repurchase policy and its capital expenditure program. The Financial Policy Committee’s primary responsibilities include, among other matters:
•
Reviewing the Company’s financial affairs with management, particularly the Company’s Medium Range Plan and the investment performance of the Company’s retirement and profit-sharing funds;
•
Reviewing management’s proposals and recommendations to the Board, including those relating to share repurchases, mergers and acquisitions, divestitures, and major capital expenditures; and
•
Reviewing management’s proposals with regard to the payment (or non-payment) of dividends and approving or making a recommendation to the Board on such matters.
Governance, Operations and Procedures
Additional information regarding the Committee’s governance, operations and procedures is provided below:
•
The Committee has a Charter that can be viewed and downloaded from the Corporate. Governance section of the Company’s Investor Relations website at http://investor.spglobal.com.
•
All current members of the Committee are independent as defined in the rules of the NYSE.
46       2019 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Membership and Meetings of the Board and Its Committees
In 2018, no Director attended fewer than 75 percent of the aggregate of the total number of meetings of the Board and the Committees on which he or she served. Committee membership for each Director (excluding William J. Amelio, who became a Director in 2019) and the number of meetings of the full Board and each Committee held during 2018 are shown in the table below. Sir Michael Rake will retire from the Board and will not stand for re-election at the 2019 Annual Meeting. The Board held seven meetings in 2018. Committee appointments for the next term, including those for Mr. Amelio, will be determined at the next annual organizational meeting of the Board.
	Audit	Compensation and Leadership Development	Executive	Financial Policy	Nominating and Corporate Governance

Marco Alverà
William D. Green		Chair
Charles E. Haldeman, Jr.★			Chair
Stephanie C. Hill
Rebecca Jacoby
Monique F. Leroux
Maria R. Morris	Chair
Douglas L. Peterson
Sir Michael Rake
Edward B. Rust, Jr.					Chair
Kurt L. Schmoke
Richard E. Thornburgh				Chair
Number of 2018 Meetings	10	8	0	6	7

★ = Chairperson of the Board     Chair = Committee Chair     = Member
In 2018, the independent Directors met in executive sessions at least seven times without any member of management present.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation and Leadership Development Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has an executive officer serving as a member of our Board of Directors or Compensation and Leadership Development Committee.
Director and Officer Indemnification and Insurance
Each Director and certain of our executive officers have entered into an indemnification agreement with the Company that provides indemnification for judgments and amounts paid in settlement and related expenses to the fullest extent permitted under the applicable provisions of the New York Business Corporation Law. This indemnification will be reduced to the extent that a Director or executive officer is indemnified by the Company’s Directors’ and Officers’ liability insurance.
The Company has for many years had an insurance program in place that provides Directors’ and Officers’ liability insurance coverage. The Company’s current insurance coverage was purchased for the period of May 15, 2018 to May 15, 2019 for a premium of approximately $2.3 million. This insurance is provided by a consortium of carriers that includes: Illinois National Insurance Company; Berkshire Hathaway Specialty
       2019 Proxy Statement       47

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Insurance; Great American Insurance Co.; Freedom Specialty Insurance Co.; Travelers Casualty & Surety Company of America; Sompo International and AXIS Insurance Company. This program also includes additional capacity dedicated to providing excess coverage for Directors and certain of our executive officers when the Company cannot indemnify them. The additional capacity is provided by the following consortium of carriers: Starr Indemnity & Liability; RLI Insurance Company; Berkshire Hathaway Specialty Insurance; Continental Casualty Company; Berkeley Insurance Company; XL Specialty Insurance; Illinois National Insurance Company; U.S. Specialty Insurance Company; Zurich American Insurance Company; and Hartford Accident & Indemnity.
The Company also maintains a fiduciary liability insurance program that covers Directors and employees who serve as fiduciaries for our employee benefit plans. This coverage, subject to a number of standard exclusions and certain deductibles, indemnifies the Directors and employees from alleged breaches of fiduciary or administrative duties, as defined in the Employee Retirement Income Security Act of 1974 or similar laws or regulations outside the United States. The Company’s current fiduciary liability coverage was purchased for the period of May 15, 2018 to May 15, 2019 for a premium of approximately $270,000. This insurance is provided by a consortium of carriers that includes: Illinois National Insurance Company; Hartford Accident & Indemnity; and XL Specialty Insurance Company.
Transactions with Related Persons
Under SEC rules, we are required to disclose material transactions with the Company in which “related persons” have a direct or indirect material interest. Related persons include any Director, nominee for Director, executive officer of the Company, any immediate family members of such persons, and any persons known by the Company to be beneficial owners of more than five percent of the Company’s voting securities.
Based on information available to us and provided to us by our Directors and executive officers, and other than the items referred to below, we do not believe that there were any such material transactions with related persons in effect since January 1, 2018, or any such material transactions proposed to be entered into during 2019.
Mr. Christopher Heusler, the spouse of Executive Vice President, Public Affairs, Courtney Geduldig, is employed by the Company as an executive within the Company’s Ratings business. During 2018, he received cash compensation of approximately $1,082,000 (including base salary and incentive cash compensation) as well as equity compensation consisting of restricted share units and performance share units, with an aggregate grant date fair value of approximately $350,000. In 2018, Mr. Heusler participated in our employee benefit plans on the same basis as other similarly situated employees.
From time to time, shareholders that own more than five percent of our common stock subscribe to, license or otherwise purchase, in the normal course of business, certain of our products and services. These transactions are negotiated on an arm’s-length basis and are subject to review by the Company’s Nominating and Corporate Governance Committee as described below. During 2018, BlackRock, Inc. and The Vanguard Group, Inc. and/or their respective affiliates subscribed to, licensed or otherwise purchased in the normal course of business, certain of our products and services. Revenues recognized by us from subscriptions, licenses and other fees related to our products and services by BlackRock, Inc., The Vanguard Group, Inc. and/or their respective affiliates for fiscal 2018 were approximately $118.6 million and $46 million, respectively. In 2018, the Company refunded BlackRock, Inc. an amount of approximately $101,000 relating amounts previously paid by BlackRock Inc. for index services and data subscriptions.
The Company’s Nominating and Corporate Governance Committee reviews and considers transactions with related persons under the Company’s written policy that requires the Committee to review and approve any related person transactions. Under the policy, all related persons are required to promptly notify our Corporate Secretary of any proposed related person transaction. Following notice to our Corporate Secretary, the proposed transaction is then presented to the Nominating and Corporate Governance Committee for its review and consideration at the next Committee meeting. Any ongoing and previously approved related person transactions will be reviewed by the Committee on an annual basis. In reviewing any proposed (or previously approved and ongoing) related person transaction, the Committee must consider all relevant facts and
48       2019 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

circumstances, including, without limitation, the commercial reasonableness of the terms, the benefit and perceived benefit, or lack thereof, to the Company, opportunity costs of alternate transactions, the materiality and character of the related person’s direct or indirect interest, and the actual or apparent conflict of interest of the related person. Approval of a related person transaction (or ratification of a previously approved and ongoing related person transaction) will be given only if it is determined by the Committee that such transaction is in (or not inconsistent with) the best interests of the Company and its shareholders.
       2019 Proxy Statement       49

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION MATTERS
COMPENSATION DISCUSSION AND ANALYSIS
The Compensation and Leadership Development Committee of our Board of Directors (the “Compensation Committee”), comprised of independent Directors, oversees our compensation program for senior executives on behalf of our Board. This Compensation Discussion and Analysis (“CD&A”) describes our named executive officer compensation program and the basis for the compensation paid to our named executive officers for 2018, as well as certain key compensation decisions that have been approved for our named executive officers for 2019.
*
Our CD&A, found on pages 50 through 84 of this Proxy Statement, includes adjusted financial information. For a reconciliation of the adjustments to comparable financial measures calculated in accordance with generally accepted accounting principles (“GAAP”) in the U.S., please see Exhibit A. The non-GAAP financial information included on Exhibit A has been provided in order to show investors how our Compensation Committee views the Company’s performance as it relates to the compensation program for our named executive officers.

50       2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

2018 Named Executive Officers
The named executive officers (“NEOs”) of the Company for 2018 are as follows:
Executive	Position

Douglas L. Peterson	President and Chief Executive Officer (“CEO”)
Ewout L. Steenbergen	EVP, Chief Financial Officer (“CFO”)
John L. Berisford	President, S&P Global Ratings
Michael A. Chinn (1)	President, S&P Global Market Intelligence and EVP, Data and Technology Innovation, S&P Global
Alexander J. Matturri	Chief Executive Officer, S&P Dow Jones Indices
(1)
Mr. Chinn voluntarily resigned from his position, effective January 2, 2019, and will remain with the Company through March 2019.

Compensation Philosophy
Our compensation philosophy is to reward our executives for creating shareholder value by linking a significant portion of pay to one or more performance metrics tied to value creation. We implement our compensation practices within the framework of pay-for-performance and in a manner that we believe helps us attract the highest-quality talent to our executive ranks and retain these individuals by rewarding excellence in leadership and success in the implementation of our business strategy while driving shareholder value.
Financial Performance Highlights
Total Shareholder Return
In 2018, S&P Global’s total shareholder return was approximately 1%, which exceeded the 4% decline in the return of the overall market and was less than the 13% return of our Form 10-K peer group. As indicated in the performance graph to the right, our cumulative total shareholder return during the previous five years is 11% higher than our Form 10-K peer group and 54% higher than the performance indicator of the overall market (i.e., S&P 500).
The Form 10-K peer group included in this graph consists of the following companies: Thomson Reuters Corporation, Moody’s Corporation, CME Group Inc., MSCI Inc., FactSet Research Systems Inc. and IHS Markit Ltd.

Returns assume $100 invested on December 31, 2013, and total return includes reinvestment of dividends through December 31, 2018. Reflects peer group used in the Company’s Form 10-K filed with the SEC on February 13, 2019.
       2019 Proxy Statement       51

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Company Financial Performance
The Company made meaningful progress towards its medium- and longer-term strategy. The Company delivered strong financial results in a volatile market environment in 2018 by showing growth across three key financial measures that the Compensation Committee uses to assess executive officer performance: Incentive Compensation Program (“ICP”) Adjusted Revenue, ICP Adjusted Earnings before Interest, Taxes and Amortization Margin (“ICP Adjusted EBITA Margin”) and ICP Adjusted Earnings Per Share (“ICP Adjusted EPS”):

STIC [1] METRICS:

ICP Adjusted Revenue [2] [3]
(+2.8% YOY Growth)

$6,063M
$6,230M
2017 Baseline
2018

- ICP Adjusted Revenue metric is used to determine 42.5% of the pool funding under the STIC
- Use of this metric strengthens the importance of growth and scale to the company

ICP Adjusted EBITDA Margin [2]
(+220 BPS Expansion)

46.5%
48.7%
2017 Baseline
2018

- ICP Adjusted EBITDA Margin metric is used to determine 42.5% of the pool funding under the STIC
- Use of this metric draws focus on margin expansion driven by revenue growth, cost discipline and productivity

PSU METRIC:

ICP Adjusted EPS [2] [4]
(+18.1% 3-Year CAGR)

$4.69
$7.73
2015 Baseline
2018

- ICP Adjusted EPS is the sole metric for our 3-year Long-Term Performance Share Unit Award ("PSU")
- This metric is a unifying measure across the Company that drives long-term value creation for our shareholders because it considers capital allocation decisions as well as the importance of continual discipline in operating performance

(1)
Key Executive Short-Term Incentive Compensation Plan (“STIC”).

(2)
For a reconciliation of the adjustments to comparable financial measures calculated in accordance with U.S. GAAP, please see Exhibit A.

(3)
Year-over-year (“YOY”).

(4)
2018 ICP Adjusted EPS incorporates the pro forma effect of  (a) divestitures, (b) changes in tax law, and (c) benefits from structural organizational changes making ICP Adjusted EPS results comparable to 2015 Baseline ICP Adjusted EPS results.

Significant Business Milestones
In addition to delivering the strong financials above, other 2018 highlights that advanced our Company medium- and longer-term strategy to Power the Markets of the Future include:
•
Global: Expanded our global focus and opportunities for long-term growth in emerging markets through plans for our Ratings business to enter the domestic Chinese bond market and the development of machine-learning tools to provide greater transparency to Chinese capital markets by S&P Global Market Intelligence.
•
Customer Orientation: Delivered greater customer value through deeper client and market insights, innovative solutions, stronger internal teamwork and more reliable, nimble processes and market tools to enhance the customer experience and provide actionable intelligence, including through the launch of Ratings360™, RatingsDirect™ on the Market Intelligence Platform and Platts LNG Service.
•
Operational Excellence: Rolled out key enterprise-wide initiatives to enhance operational excellence, including by leveraging Lean methodologies and an Agile framework, as well as automation and
52       2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

machine learning, to encourage cross-organizational collaboration, decentralize decision making and drive greater operational efficiency and productivity.
•
Technology: Promoted the development of new capabilities in technology, data science, artificial intelligence and machine learning by completing strategic acquisitions of Panjiva and Kensho Technologies, exploring opportunities to enhance financial-related search capabilities and developing a new blockchain application.
•
Innovation: Grew our portfolio of innovative products and services in environmental, social and governance (ESG) data, benchmarks and analytics, including unveiling an ESG evaluation tool, and explored new ways to foster innovation through infrastructure improvement and public-private collaboration.
•
People: Increased focus on talent development and fostering a stronger workplace culture by engaging a new Chief People Officer, introducing more progressive employee benefits, launching new leadership-development and educational programs and strengthening the pipeline of emerging leaders.
Pay-for-Performance Overview
2018 STIC Funding and 2016-2018 Long-Term Incentive Payouts
S&P Global had strong annual operational and financial performance in a volatile market environment in 2018 and made progress toward the medium-term aspirational targets established for the Company during 2018. In light of the market volatility experienced in the fourth quarter and the Company’s commitment to setting challenging performance goals to promote alignment with our shareholders, the Company’s achievements in 2018 resulted in below-target funding for the Key Executive Short-Term Incentive Compensation Plan (“STIC”). Nevertheless, the Company’s strong stock price as well as sustained operational and financial performance during the 2016-2018 cycle resulted in Long-Term Incentive awards earning and paying out above target. Enterprise-level STIC funding for 2018 was 89% of target (see pages 71 through 72), the 2016 Long-Term PSU Award earned and paid out at 177% of target (see pages 76 and 77), and the 2016 Dow Jones Indices Long-Term Cash Award earned and paid out at 200% of target (see page 77).
CEO Target Compensation
In the graphic to the right, we have shown Target Total Direct Compensation (“TDC”), which is equal to the aggregate of base salary, target annual incentive award opportunity and long-term incentive grants, assuming target performance, for our CEO, Mr. Peterson, in 2017, 2018, and 2019. As discussed in further detail in the “Setting Compensation” section beginning on page 59 of this Proxy Statement, in consultation with the independent compensation consultant, the Compensation Committee considered several factors such as individual performance and market competitiveness and approved an 11.7% increase in Mr. Peterson’s target TDC for 2019 as compared to 2018.

$14M
$12M
$10M
$8M
$6M
$4M
$2M
$0M
$8.8M
$10.12M*
$11.3M
$6.0M
$6.82M
$8.0M
$1.8M
$2.3M
$2.3M
$1.0M
$1.0M
$1.0M
2017
2018
2019
Base Salary
Target Annual Incentive Award
Long-Term Incentives

*
Excludes a $2 million one-time, special RSU grant made in 2018 in recognition of Mr. Peterson’s superior individual performance and leadership, and the exceptional performance of the Company in 2017. For more information on this grant, see page 77.

Say-on-Pay
The Company values shareholder perspectives on our executive compensation program. At the 2017 Annual Meeting, shareholders voted in favor of casting an advisory vote on the executive compensation program for the Company’s NEOs—the “say-on-pay” vote—on an annual basis. As part of the Compensation Committee’s annual review of the program, it considers the outcome of the Company’s annual shareholder advisory vote on
       2019 Proxy Statement       53

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

the compensation of the Company’s NEOs. Approximately 97% of the “say-on-pay” advisory votes cast in 2018 were in favor of our executive compensation program.
Although the 2018 “say-on-pay” results indicated strong support for our program, the Company believes it is important to engage with our shareholders, regardless of our approval rating. As described in further detail on pages 15 through 17 of this Proxy Statement, we engage in active year-round dialogue and outreach with our shareholders to discuss governance, executive compensation and other matters, and to solicit shareholder feedback. No significant concerns relating to the Company’s compensation program were raised by investors this year during our shareholder engagement efforts.
Examples of prior compensation program changes made in response to shareholder feedback are highlighted on page 62 of this Proxy Statement and affirm our responsiveness to and alignment with our shareholders.
Decisions for 2019
2019 STIC
At the beginning of 2018, we announced the launch of a new, integrated operating model to provide the framework for our forward-looking business strategy to deliver an exceptional, differentiated customer experience across the globe and Power the Markets of the Future by promoting and enhancing our development in the key strategic areas of finance, customer, operations and people. In connection with the integrated operating strategy and key business objectives, we also introduced a balanced scorecard approach to the STIC program to reward, measure and track progress against our operating plan.
As part of its annual review of our executive compensation program, the Compensation Committee further refined the plan design for the 2019 STIC in order to enhance the alignment of performance incentives with our Company’s business strategy. For NEO division leaders, the weighting assigned to enterprise-level and division-level financial performance under the division-wide scorecards will be a blend of 17% enterprise and 68% division financials, in contrast to the equal weighting between enterprise and division financials under the 2018 STIC scorecards.
The division scorecards will continue to feature revenue growth and EBITA margin as the performance metrics for enterprise and division financial goals and incorporate key performance indicators to inform the measurement of our progress in the areas of customer, operations and people. There will be no change to the proportion of incentive payments allocated to our executives based upon individual performance.
Further information regarding the 2019 plan design under the STIC can be found beginning on page 74 of this Proxy Statement.
2019 Stock Incentive Plan
In addition, the Company is also asking shareholders to approve a new long-term incentive plan for our long-term incentive awards, which, if approved, would replace the 2002 Stock Incentive Plan. The 2019 Stock Incentive Plan builds on the terms of the 2002 Stock Incentive Plan and incorporates additional corporate governance best practices to further align our equity compensation program with the interests of our shareholders, including by removing “liberal” share counting provisions. See “Item Three — Proposal to Approve of the Company’s 2019 Stock Incentive Plan” beginning on page 114 of this Proxy Statement for more details regarding these and other plan changes.
Other previous significant design changes to our executive compensation program are highlighted on page 62 of this Proxy Statement.
54       2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Overview of Key Best Practices: What We Do and Don’t Do
The Compensation Committee regularly reviews best practices in executive compensation and governance and has revised our policies and practices over time. Today these practices include:
Alignment with Shareholders (What We Do)

COMPENSATION PRACTICE		COMPANY POLICY	MORE DETAIL

✔	Pay-for- Performance & Shareholder Alignment
Approximately 90% of CEO and 79% of other NEOs total compensation opportunity is variable, incentive-based pay contingent on meeting challenging, top-line and bottom-lie short-term and long-term performance objectives. We also include caps on individual payouts under our short- and long-term incentive plans.
Long-term incentive compensation opportunities for NEOs are equity-based and tied to business plan performance metrics.
Pgs. 56 & 57

✔	Robust Stock Ownership Guidelines	We have meaningful stock ownership guidelines for our Directors and executive officers. The executive guidelines also require 100% retention until the guidelines are met and a six-month holding policy for stock options after exercise.	Pgs. 81 & 106

✔	Annual Shareholder Say-on-Pay	We value our shareholders’ input and seek an annual non-binding advisory vote from shareholders on our executive compensation program for our named executive officers.	Pgs. 53 & 54

✔	Shareholder Outreach and Input	Our outreach program gives institutional shareholders the opportunity to provide ongoing input on our programs and policies. We carefully review say-on-pay results and all shareholder feedback when structuring executive compensation.	Pgs. 15 – 17

✔	Clawback Policy	Our clawback policy gives us the right to recoup and cancel cash incentive and long-term incentive award payments received by covered active and former employees under various circumstances, including misconduct and financial restatements.	Pg. 81

✔	Anti-Hedging and Anti-Pledging Policy	Our anti-hedging and anti-pledging policy prohibits Directors, officers and other designated employees from engaging in hedging and pledging transactions related to Company stock.	Pg. 83
Sound Governance Practices (What We Don’t Do)

COMPENSATION PRACTICE		COMPANY POLICY	MORE DETAIL

✗	No Single Trigger Change-in-Control	Our Long-Term Incentive Plan awards are subject to “double-trigger” treatment in the case of a change-in-control (i.e., unvested awards are accelerated only if there is both a change-in-control and an involuntary termination of employment).	Pgs. 80 & 81

✗	No Excessive Perquisites	We do not provide excessive executive perquisites to our NEOs and we believe our limited perquisites are reasonable and competitive.	Pg. 78

✗	No Tax Gross-Ups	We do not provide tax gross-ups in connection with any perquisites or in the event of any “golden parachute payment” in connection with a change-in-control.	Pgs. 78 & 81

✗	No Dividends on Unearned Awards	We do not pay dividends on unearned PSUs or RSUs.	Pg. 57

✗	No Employment Contracts	None of our NEOs has a formal employment contract.	Pg. 83

✗	Pension Benefits Frozen	We froze both our defined benefit pension plans to new participants and future accruals, effective as of April 1, 2012.	Pg. 78
       2019 Proxy Statement       55

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Compensation Objectives
The main objectives of our executive compensation program are:
•
To hire and retain high-caliber executive talent with the leadership abilities and experience necessary to implement our business strategy while driving shareholder value;
•
To pay for performance and sustainable, long-term growth by rewarding the achievement of challenging business and individual performance goals;
•
To build value for shareholders and encourage growth by linking a significant portion of compensation to Company performance with an appropriate balance of short-term and long-term objectives to deepen the alignment of our executives to our shareholders; and
•
To manage risk through oversight and compensation design to ensure that our incentive programs appropriately motivate our executives to encourage prudent, but not excessive, risk-taking.
Pay Mix
In establishing an appropriate mix of fixed and variable pay to reward Company, line of business and individual performance, the Compensation Committee balances the importance of meeting our short-term business goals and maintaining a competitive compensation package designed to attract, motivate and retain experienced and talented executive officers with the need to create shareholder value and drive growth over the longer-term. Our integrated compensation framework heavily weights variable compensation to reward achievements against pre-established, quantifiable financial performance objectives and individual strategic performance objectives.
In addition, because a significant portion of variable compensation is delivered in the form of equity-based awards, which vest over three years, the value ultimately realized by our executives from these awards depends on stockholder value creation, as measured by the future performance of our stock price.

56       2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Overview of Pay Elements
For 2018, guided by our compensation philosophy and objectives, the executive compensation program consisted of the elements listed below. The Compensation Committee believes that each compensation element, and all of these elements combined, are important to maintain an executive compensation program that is competitive, performance based and shareholder focused.

       2019 Proxy Statement       57

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Roles and Responsibilities

Role of Shareholders

- Our shareholders cast an annual advisory vote on executive compensation and may provide feedback through various means, including our investor engagement efforts.
- The Compensation Committee carefully considers the annual outcome of the Company's say-on-pay (97% cast in favor in 2018), shareholder feedback, and evolving best practices when making future compensation decisions and program design changes. For a list of recent improvements we have made to our compensation programs, see page 62 of this Proxy Statement.

97%
cast in
favor in
2018

Role of the Compensation Committee

The Compensation Committee is currently comprised of five Directors, all of whom meet the independence requirements of the NYSE and qualify as "non-employee directors" (as defined under Rule 16b-3 under the Securities Exchange Act of 1934).

Our Compensation Committee:

- Establishes an overall total compensation philosophy statement for the Company, which it periodically reviews.
- Annually reviews and approves goals and objectives for the CEO; meets at least annually with the CEO to discuss the CEO's self-assessment in achieving individual and corporate goals and objectives; evaluates the CEO's performance in light of those goals and objectives; and establishes the CEO's total compensation based on this evaluation, which is ratified by the independent Directors of the Board of Directors.
- Ensures that the Company's executive compensation program is appropriately competitive, supports organization objectives and shareholder interests and creates pay-for-performance linkage.
- Reviews and approves the CEO's recommendations for salary and incentive compensation of the direct reports to the CEO and other senior executives.
- Reviews the succession and development plans for executives and other key talent below the direct reports to the CEO.
- Regularly reports to the Board of Directors on the Committee's activities and any and all compensation matters that should appropriately be brought to the Board's attention.

Role of Management

- The CEO establishes annual performance goals for each of the other NEOs.
- The CEO conducts an annual performance evaluation of each of the other NEOs against pre-established goals.
- Based on performance and competitive market data, the CEO makes recommendations to the Compensation Committee for the total compensation of the other NEOs.
- The NEOs recommend compensation actions for the other senior executives in their organizations and these compensation actions are reviewed and approved by the CEO.

Role of the Independent Compensation Consultant

In 2018, Pay Governance:

- Reviewed Committee agendas and supporting materials in advance of each meeting and raised questions or issues with management and the Committee Chair, as appropriate.
- At the Committee's direction, worked with management on major proposals in advance of finalization by, and presentation to, the Committee.
- Reviewed drafts of the Company's CD&A and the Compensation Committee Report and related tables for inclusion in the Company's Proxy Statement.
- Reviewed the appropriateness of the proxy peer group and survey data for market comparisons.
- Reviewed competitive data and provided independent analyses on the compensation of the NEO and made recommendations on the CEO's compensation to the Committee.
- Advised the Committee on best practices for Board governance of executive compensation.

More Information

The **Compensation Committee** administers our executive compensation program in accordance with its Charter, which is reviewed annually. The current Charter is available on the Company's Investor Relations website at **http://investor.spglobal.com**. On our website, select "Investor Relations," then "Corporate Governance," then "Committee Charters."

Information about the Compensation Committee and its members who are Director nominees can be found on pages 44 and 45 and pages 31 through 42 of this Proxy Statement, respectively.

In accordance with the Compensation Committee's policy on assessing advisor independence, the Compensation Committee determined in 2018 that there were no conflicts of interest or issues related to independence that would adversely impact the advice to the Compensation Committee from Pay Governance, as further explained on pages 44 through 45 of this Proxy Statement.

58       2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Setting Compensation
The Compensation Committee considers the following factors in using its discretion to determine the amount and form of compensation to be awarded to each of our NEOs.
Use of Market Data
Our Compensation Committee independently evaluates the performance of the CEO and establishes the CEO’s total annual target compensation so that his base salary, target annual incentive opportunity and target long-term incentive awards are competitive against market data for our Proxy Peer Group (detailed below) in addition to compensation survey data (described below) from financial services and general industry firms. The Compensation Committee refers its recommendations to the independent Directors of the Board for review and ratification. For more information on CEO historical and current target total direct compensation, see page 53 of this Proxy Statement.
For our NEOs other than the CEO, we review the range of market compensation between the 25th and 75th percentiles for our Proxy Peer Group as well as company data provided in the compensation surveys described below to develop an understanding of market pay levels for each position. In general, we design our executive compensation program to pay median levels of compensation for target levels of achievement, to pay below median for achievement below target, and to pay above median compensation for significantly higher levels of achievement versus target goals.
We annually review compensation market data in setting base salaries and short-term and long-term incentive opportunities for all our NEOs. However, we do not limit or increase individual incentive payments based solely on these market reference points. We also consider factors such as internal pay equity, input from Pay Governance as our independent compensation consultant, risk management and governance, shareholder input, individual and Company performance, business and market conditions, the critical skills and experience of the NEO and the strategic importance of his or her role to the Company.
For purposes of setting compensation targets for 2018 and 2019, the Compensation Committee was provided with competitive data for our Proxy Peer Group by Pay Governance as well as information from two compensation surveys in which the Company participates: the McLagan Financial Services Survey and the Willis Towers Watson General Industry Executive Compensation Survey.
       2019 Proxy Statement       59

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Proxy Peer Group
The Compensation Committee reviews the composition of the Proxy Peer Group each year to ensure it remains appropriate to use in competitive analysis of executive compensation from size, industry and business model perspectives.
In reviewing and identifying our 2018 Proxy Peer Group, the Compensation Committee considered a number of factors including shareholder advisor methodologies to identify peer groups, and the annual revenue, market capitalization and mix of businesses of the companies considered and selected. With the assistance of Pay Governance, the Compensation Committee identified companies (listed below) to serve as market reference points for compensation comparison purposes for 2018, with particular reference to industry, revenue and market capitalization. Since we have few direct competitors for the specific scope of our business activities, the companies represented in our Proxy Peer Group vary in terms of firm size and business model.
Survey Peer Groups
Survey data allows the Compensation Committee to compare compensation levels for certain roles to a wider spectrum of companies and benchmark them to a broader market for talent.
The companies that comprise the McLagan survey peer group are listed below. The Willis Towers Watson survey does not identify the specific companies that reported compensation information.
2018 Peer Group Companies
In terms of size, as shown in the table below, at the end of 2018, the Company’s annual revenue was between the median and the 75th percentile and the Company’s market capitalization was above the 75th percentile of the Proxy Peer Group.
2018 Proxy Peer Group	Revenue ($ billions)	Market Cap. ($ billions)

25th Percentile	$4.44	$15.19

Median	$5.82	$23.94

75th percentile	$8.42	$40.17
S&P Global	$6.26	$42.64
For purposes of setting 2019 compensation targets, the Compensation Committee determined that the current Proxy Peer Group remained an appropriate comparison group for the Company and therefore no changes were necessary.
60       2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Internal Pay Equity
The Compensation Committee also takes into account internal equity when making pay decisions. While there is not an established formal policy on internal pay equity guidelines, the Compensation Committee reviews compensation levels to ensure that the appropriate internal equity exists. This is determined based on various considerations, including management of revenue or operating profit, headcount responsibility, geographic scope, and job complexity.
Performance and Talent Assessment
The Compensation Committee’s consideration is further informed by the Company’s performance evaluation process that measures management against individual qualitative and quantitative goals, behaviors and competencies aligned with the Company’s strategic plan. The goals reflect financial targets inclusive of short-term operating goals, long-term value creation, human capital initiatives, and risk and compliance expectations. The Compensation Committee along with the entire Board (other than the CEO with respect to his review) participates in an annual review and discussion of each NEO as well as succession planning for each position. Further information on the Company’s business performance as well as each NEO’s key individual achievements for 2018 can be found beginning on page 64 of this Proxy Statement. Additionally, further information about succession planning can be found beginning on page 19 of this Proxy Statement.
Other Factors
The Compensation Committee also considers input from its independent compensation consultant and our shareholders as well as additional factors, including business and market conditions, leadership skills and experience, risk management and governance, and tax deductibility and accounting considerations. Further information on the role of the independent compensation consultant and our shareholders can be found on page 58 of this Proxy Statement.
       2019 Proxy Statement       61

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

History of Executive Compensation Program Changes
The changes described below show enhancements to our compensation programs that we have made over time, and that continue to be in effect. We believe that these improvements demonstrate our responsiveness to and alignment with our shareholders and exhibit our commitment to incorporating best practices, pay-for-performance, and adapting to market conditions.

2019

- **Refined STIC Plan Design**: We further refined our STIC design in order to enhance the alignment of performance incentives with our Company's business strategy for our NEO division leaders by adjusting the blend of financial performance metrics used to determine funding under the scorecards to 17% enterprise and 68% division financials.
- **Enhanced Long-Term Incentive Plan**: We are asking shareholders to approve a new long-term incentive plan to replace our current plan that incorporates additional corporate governance best practices, such as prohibiting "liberal" share counting, and promotes greater accountability to shareholders.

2018

- **Redesigned STIC to Promote Business Strategy**: We redesigned our STIC to incorporate a balanced scorecard approach with quantitative and qualitative metrics for measuring progress against our new integrated business strategy. The new scorecard approach promotes greater alignment across the organization and rewards execution of our strategy by continuing to use revenue and introducing EBITA margin (rather than EBITA growth) as financial performance metrics and incorporating key performance indicators to inform the measurement of our progress in the key strategic areas of customer, operations and people.

2017

- **Ratable Vesting for RSUs**: We modified the vesting schedule for awards of RSUs so that all future RSU grants will vest ratably over three years rather than vest in full after three years. This change is intended to provide us with a more effective recruitment tool, conforms to industry practice and is appropriately balanced by the three-year cliff vesting schedule for performance-based long-term (PSU) awards, which represent the majority of the total long-term grant value for NEOs.
- **Talent Development and Succession Planning**: Based on feedback from the Board's self-evaluation, we increased focus on further developing the annual review process for succession planning, including emergency CEO succession planning.

2016

- **Refined Performance Metrics to Enhance Pay for Superior Results and Drive Performance**: We changed our non-GAAP reporting (which impacts all of our incentive plans) by adjusting for deal-related amortization to better reflect the underlying economic performance of the business, consistent with how management views financial results. We also refined our performance metrics to provide a better measure of performance and align with practices of peer companies, consistent with feedback received from key stakeholders.
- **Increased CEO Stock Ownership Guideline**: We increased our CEO stock ownership guideline multiple from five times (5x) to six times (6x) base salary.

2015 to 2012

- **Reformulated the Design of Long-Term Equity**: We changed the mix of our long-term incentives from 70% PSUs and 30% stock options to 70% PSUs and 30% RSUs in response to shareholder input concerning dilution from the stock-based awards as well as to better align with market practice.
- **"Double-Trigger" Vesting of Equity Awards**: We amended the terms of our equity awards so that all awards granted after 2014 are subject to "double-trigger" treatment in the case of a change-in-control.
- **Strengthened Pay-for-Performance Goal Setting and Performance Management**: We instituted formalized measuring of management against individual qualitative and quantitative goals, behaviors and competencies, which are aligned with the Company's strategic plan and cascaded down through the organization.
- **Expanded the Pay Recovery Policy**: We expanded our Pay Recovery Policy to cover variable compensation and a greater number of executives.
- **Reduced Perquisites**: We further reduced our already limited perquisites provided to NEOs.
- **Established New Peer Group to Better Align with Business Strategy**: We established a new proxy peer group as a result of our change in business emphasis. We considered a number of factors, including proxy advisory firms' methodology to identify peer groups, and the annual revenue, market capitalization and mix of businesses of the companies considered and selected.
- **Retirement Plan De-Risking**: We enhanced our defined contribution retirement program for our employees generally, thereby assisting in their accumulation of retirement savings.
- **Prohibited Hedging and Pledging**: We revised our Insider Trading Policy to prohibit without exception the hedging or pledging of Company stock by our officers, other designated employees and Directors and to implement guidelines to require that any previously existing pledges be unwound.

62       2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

2018 Financial Performance and NEO Compensation Decisions
Financial Performance Overview in 2018
In 2018, the Company had strong annual operational and financial performance in a volatile market environment and made meaningful progress towards its medium- and longer-term targets, including the following highlights:

NEO Compensation Decisions in 2018
The table below shows the Compensation Committee’s compensation decisions for 2018 for the NEOs and is different from the SEC required disclosure in the “2018 Summary Compensation Table” beginning on page 85. It is a blend of annualized base salary and compensation that is actually paid (incentive payout) or granted (long-term incentive grants) that together reflects the total annual 2018 compensation decision for each NEO.
The Compensation Committee established the calendar year base salary and annual long-term incentive grant amount for each NEO early in the fiscal year. The annual incentive payout amount was calculated and paid after the fiscal year ended based on the incentive plan funding and the individual performance of each NEO, as described below.
Executive	Annualized 2018 Base Salary	Actual 2018 Incentive Payment	Actual 2018 Long-Term Incentive Grants at Target			Total 2018 Annual Compensation
			RSUs	PSUs	Long-Term Cash
D. Peterson (1)	$1,000,000	$2,047,000	$4,046,000	$4,774,000	$—	$11,867,000

E. Steenbergen	$825,000	$975,000	$682,500	$1,592,500	$—	$4,075,000

J. Berisford	$625,000	$541,500	$450,000	$1,050,000	$—	$2,666,500

M. Chinn (2)	$625,000	$718,500	$450,000	$1,050,000	$—	$2,843,500

A. Matturri	$625,000	$1,084,000	$138,000	$322,000	$690,000	$2,859,000
(1)
Mr. Peterson’s RSU amount includes a $2 million one-time, special RSU grant made on April 2, 2018 in recognition of Mr. Peterson’s superior individual performance and leadership, and the exceptional performance of the Company in 2017. For more information on this grant, see our 2018 Grants of Plan-Based Awards table on page 88.

(2)
Mr. Chinn voluntarily resigned from his position, effective January 2, 2019, and will remain with the Company through March 2019.

       2019 Proxy Statement       63

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

CEO Pay Decisions
Douglas L. Peterson: President and Chief Executive Officer
Mr. Peterson joined the Company in September 2011 as President, Standard & Poor’s Ratings Services. He was promoted to his current role in November 2013.
 Mr. Peterson’s 2018 Pay-for-Performance
2018 Key Achievements:
•
Delivered strong financial results in a volatile market environment while maintaining focus on long-term opportunities to grow and evolve the business. For 2018, ICP Adjusted Revenue grew 2.8% to $6,230 million. ICP Adjusted EBITA Margin improved to 48.7%, representing an expansion of 220 Basis Points, and ICP Adjusted EPS from operations increased 18.1% for the 3-year performance period ended 2018 to $7.73.
•
Launched an integrated operating model and comprehensive, forward-looking strategy to Power the Markets of the Future. Identified six foundational capabilities critical to the execution of our strategy under the new management framework: globality, customer orientation, innovation, technology, operational excellence and people.
•
Communicated our strategy and continued to develop relationships with investors, policy makers, industry leaders and global market participants through the Company’s 2018 Investor Day, international press interviews and sustained outreach initiatives and achieved significant progress against the medium-term adjusted operating profit margin target introduced at the 2018 Investor Day.
•
Enhanced the Company’s ability to innovate and pursue opportunities for disruption and transformational growth through the acquisition of leading-edge artificial intelligence and machine learning technology and strategic expansion into the Chinese bond market.
•
Demonstrated strong leadership, by among other things, introducing unifying, customer-focused initiatives, such as the Company’s first Commercial Leadership Conference, and other key initiatives to increase organizational alignment and operational efficiency, strengthen the Company’s global talent pipeline and enhance employee diversity, engagement and development programs.
Excludes a $2 million one-time, special RSU grant made on April 2, 2018 in recognition of Mr. Peterson’s superior individual performance and leadership, and the exceptional performance of the Company in 2017. For more information on this grant, see page 77.
2018 Actual
Annual Incentive Payout
Mr. Peterson received a payout of  $2,047,000, representing 89% of his target award, which is aligned with the Company’s overall business performance. The Compensation and Leadership Development Committee’s decision was based on Mr. Peterson’s 2018 performance, the Company’s business results and progress toward our strategic initiatives.
2018 Long-Term Incentive Awards
For details on his 2018 annual long-term incentive grant, see our Long-Term Incentive Plan discussion and our 2018 Grants of Plan-Based Awards Table below.

64       2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Other NEO Pay Decisions
Ewout L. Steenbergen: EVP, Chief Financial Officer
Mr. Steenbergen joined the Company in his current role in November 2016.
 Mr. Steenbergen’s 2018 Pay-for-Performance
2018 Key Achievements:
As EVP, Chief Financial Officer, Mr. Steenbergen:
•
Delivered strong margin improvement across all divisions. For 2018, ICP Adjusted Revenue grew 2.8% to $6,230 million. ICP Adjusted EBITA Margin improved to 48.7%, representing an expansion of 220 Basis Points, and ICP Adjusted EPS from operations increased 18.1% for the 3-year performance period ended 2018 to $7.73.
•
Drove a return of capital to shareholders of $1.66 billion through share repurchases and $503 million in dividends.
•
Demonstrated strong leadership of capital initiatives, including M&A through strategic acquisitions of Panjiva and Kensho to enhance the Company’s emerging-technology capabilities and development and implementation of a framework for investing in growth and efficiency-enabling technologies.
•
Initiated and drove several key Company initiatives to instill greater financial discipline across the organization, including the launch of a three-year $100 million productivity savings program and long-term enterprise-wide endeavors to reduce costs by improving operational efficiency through Lean methodologies, Agile teamwork, automation, machine learning and digital infrastructure.
•
Communicated our strategy and continued to develop relationships with investors, including through the Company’s 2018 Investor Day and achieved significant progress against the medium-term adjusted operating profit margin target introduced at the 2018 Investor Day.
2018 Actual
Annual Incentive Payout
Mr. Steenbergen received a payout of  $975,000, representing 85% of his target award. The Compensation and Leadership Development Committee’s decision was based on Mr. Steenbergen’s performance against 2018 business and individual strategic goals.
Long-Term Incentive Awards
For details on his 2018 annual long-term incentive grant, see our Long-Term Incentive Plan discussion and our 2018 Grants of Plan-Based Awards Table below.

       2019 Proxy Statement       65

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

John L. Berisford: President, S&P Global Ratings
Mr. Berisford joined the Company in January 2011 as Executive Vice President, Human Resources. Effective November 3, 2015, he was appointed to his current role as President, S&P Global Ratings.
 Mr. Berisford’s 2018 Pay-for-Performance
2018 Key Achievements:
As President, S&P Global Ratings, Mr. Berisford:
•
Delivered strong margin improvement notwithstanding a challenging issuance environment. For 2018, ICP Adjusted Revenue of S&P Global Ratings decreased 3% to $2,894 million and ICP Adjusted EBITA Margin of S&P Global Ratings improved to 55.3%.
•
Achieved significant progress toward building a domestic ratings capability in China, the third-largest bond market in the world, advancing key strategic international and emerging growth opportunities in developing markets.
•
Continued extensive communication with market participants, boards and regulators.
•
Continued to advance programs that promote a robust risk, control and compliance culture.
2018 Actual
Annual Incentive Payout
Mr. Berisford received a payout of  $541,500, representing 60% of his target award. The Compensation and Leadership Development Committee decided to pay Mr. Berisford’s award below the blend of Company and division financial performance based on Mr. Berisford’s performance against 2018 business and individual strategic goals, and to align his payout with that of S&P Global Ratings employees compensated based on division-level financial achievement.
2018 Long-Term Incentive Awards
For details on his 2018 annual long-term incentive grant, see our Long-Term Incentive Plan discussion and our 2018 Grants of Plan-Based Awards Table below.

66       2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Michael A. Chinn: President, S&P Global Market Intelligence
EVP, Data and Technology Innovation, S&P Global
Mr. Chinn joined the Company in September 2015 as President, S&P Market Intelligence. During the 2017 fiscal year, Mr. Chinn was President, Market and Commodities Intelligence. Effective January 1, 2018, he was also appointed as Executive Vice President, Data and Technology Innovation, S&P Global. Mr. Chinn voluntarily resigned from his positions effective January 2, 2019 and will remain with the Company through March 2019.
 Mr. Chinn’s 2018 Pay-for-Performance
2018 Key Achievements:
As President, S&P Global Market Intelligence and EVP, Data and Technology Innovation, S&P Global, Mr. Chinn:
•
Delivered strong financial performance. For 2018, ICP Adjusted Revenue of S&P Global Market Intelligence increased 7% to $1,798 million. ICP Adjusted EBITA Margin of S&P Global Market Intelligence improved to 34.6%.
•
Enhanced the offerings available to customers through the acquisition of unique and differentiated data sets.
•
Drove innovation in collaboration with Kensho, launching alpha-stage search capabilities in the Market Intelligence Platform and accelerating data ingestion through entity linking technology.
•
Led engineering, innovation and data operations across the Company based on a track record of excellent operational delivery.
•
Continued to exhibit strong external focus with clients to understand and develop solutions to meet customer needs.
2018 Actual
Annual Incentive Payout
Mr. Chinn received a payout of  $718,500, representing 80% of his target award. The Compensation and Leadership Development Committee decided to pay Mr. Chinn’s award below the blend of Company and division financial performance based on Mr. Chinn’s performance against 2018 business and individual strategic goals, and to align his incentive payout with that of S&P Global Market Intelligence employees compensated based on division-level financial achievement.
2018 Long-Term Incentive Awards
For details on his 2018 annual long-term incentive grant, see our Long-Term Incentive Plan discussion and our 2018 Grants of Plan-Based Awards Table below.

       2019 Proxy Statement       67

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Alexander J. Matturri: Chief Executive Officer, S&P Dow Jones Indices
Mr. Matturri joined the Company in his current role in May 2007.
 Mr. Matturri’s 2018 Pay-for-Performance
2018 Key Achievements:
As Chief Executive Officer, S&P Dow Jones Indices, Mr. Matturri:
•
Delivered strong financial performance. For 2018, ICP Adjusted Revenue of S&P Dow Jones Indices increased 15% to $837 million and ICP Adjusted EBITA Margin of S&P Dow Jones Indices improved to 68.0%.
•
Advanced innovative strategies for the long-term evolution of S&P Dow Jones Indices by developing ESG solutions to meet the evolving needs of investors and market participants, including by acting as the first index provider to publish carbon metrics on a majority of equity indices.
•
Demonstrated strong leadership and customer focus by expanding index offerings, including adding approximately 800 new indices and establishing two of its carbon-efficient indices as the benchmark for the world’s largest pension fund.
2018 Actual
Annual Incentive Payout
Mr. Matturri received a payout of  $1,084,000, representing 124% of his target award. The Compensation and Leadership Development Committee decided to pay Mr. Matturri’s award above the blend of Company and division financial performance based on Mr. Matturri’s performance against 2018 business and individual strategic goals, and to align his incentive payout with the strong division-level performance of S&P Dow Jones Indices.
2018 Long-Term Incentive Awards
For details on his 2018 annual long-term incentive grant, see our Long-Term Incentive Plan discussion and our 2018 Grants of Plan-Based Awards Table below.

68       2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Base Salaries
Snapshot: Base Salaries
Base salary is a customary, fixed element of compensation intended to attract and retain key executive talent.
Executive	2018 Base Salary	2019 Base Salary	% Change

D. Peterson	$1,000,000	$1,000,000	0%

E. Steenbergen	$825,000	$825,000	0%

J. Berisford	$625,000	$625,000	0%

M. Chinn (1)	$625,000	$625,000	0%

A. Matturri	$625,000	$625,000	0%
(1)
Mr. Chinn voluntarily resigned from his position, effective January 2, 2019, and will remain with the Company through March 2019.

2019 Base Salary Determination
Our Compensation Committee independently evaluates the performance of the CEO and establishes the CEO’s base salary so that, together with his target annual incentive opportunity and stock-based long-term incentive awards, his total annual target compensation is competitive against our Proxy Peer Group and market data for the financial services and general industry. For 2019, the Compensation Committee determined not to increase Mr. Peterson’s base salary.
As discussed beginning on page 59, the base salaries for the other NEOs reflect findings from our Proxy Peer Group and annual market surveys as well as considerations of their individual contributions, performance, time in role, scope of responsibility, leadership skills and experience. For 2019, the Compensation Committee determined not to increase the base salaries of Messrs. Steenbergen, Berisford and Matturri. Due to Mr. Chinn’s resignation from his position effective January 2, 2019, his base salary will remain the same until his departure in March 2019.
Short-Term Annual Incentive Plan
Snapshot: Short-Term Annual Incentive Cash Compensation
Executive	2018			2019
	Target Incentive Award	Actual Incentive Award	% of Target Paid	Target Incentive Award
D. Peterson	$2,300,000	$2,047,000	89%	$2,300,000

E. Steenbergen	$1,150,000	$975,000	85%	$1,150,000

J. Berisford	$900,000	$541,500	60%	$900,000

M. Chinn (1)	$900,000	$718,500	80%	—

A. Matturri	$875,000	$1,084,000	124%	$925,000
(1)
Due to his resignation, effective January 2, 2019, and expected departure from the Company in March 2019, Mr. Chinn is not eligible to participate in the 2019 STIC.

       2019 Proxy Statement       69

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

2018 Short-Term Annual Incentive Funding and Payout Determination Formulas

2018 Short-Term Annual Incentive Plan Design Under the STIC
For all NEOs, individual incentive amounts are determined based on the executive’s target incentive award opportunity, which is then adjusted by a factor based upon the achievement of enterprise-level and, as appropriate for our division leaders, division-level goals (70%), and achievement of individual strategic goals (30%).
•
The incentive target opportunity for each NEO is in part determined based on market data as well as individual performance and experience. For a more detailed description of how we set compensation targets, see pages 59 through 61 of this Proxy Statement.
•
The enterprise-level performance component for 2018 was tied to ICP Adjusted Revenue and ICP Adjusted EBITA Margin, which includes adjustments for unspent strategic investment funds and acquisitions. The applicable division-level goals for our NEO division leaders, Messrs. Berisford, Chinn and Matturri, are set out in the graphic above. The Compensation Committee believes that these metrics reward performance to achieve short-term business objectives that draw focus to productivity measures, create greater efficiencies and strengthen the importance of growth and scale to the Company, which ultimately drives increased shareholder value.
•
The individual component is allocated based on an assessment of each participant’s achievement against strategic or developmental goals established at the beginning of the year. The maximum incentive award opportunity is capped at 200% of each participant’s target award.
Following the performance period, the overall incentive award pool is funded based on the achievement of Company and division performance goals. The final payout amount is allocated to individual participants and adjusted upwards or downwards based on individual achievement in accordance with the methodology described above.
2018 Short-Term Annual Incentive Payouts
2018 Short-Term Annual Incentive Plan Business Performance Goals
The 2018 short-term annual incentive payouts for all of the NEOs are based 70% on business performance and 30% on individual performance. For Messrs. Peterson and Steenbergen, the business performance component is measured on an enterprise balanced scorecard of 85% financial and 15% business-building goals. The financial goals are based 42.5% on Company ICP Adjusted EBITA Margin and 42.5% on Company ICP Adjusted Revenue.
70       2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

The 15% weighting of the business-building goals is divided into 5% each for the three categories of Customer, Operations and People with category-specific Key Performance Indicators (KPIs), scored on a scale from one to five, used to measure achievement.
As the President of S&P Global Ratings, the business performance component of Mr. Berisford’s annual incentive award was measured 42.5% on the above-mentioned enterprise financial goals, 42.5% on a mix of S&P Global Ratings ICP Adjusted EBITA Margin (21.25%) and S&P Global Ratings ICP Adjusted Revenue (21.25%), and 15% on the business-building goals described above.
As the President of S&P Global Market Intelligence, the business performance component of Mr. Chinn’s annual incentive award was measured 42.5% on the above-mentioned enterprise financial goals, 42.5% on a mix of S&P Global Market Intelligence ICP Adjusted EBITA Margin (21.25%) and S&P Global Market Intelligence ICP Adjusted Revenue (21.25%), and 15% on the business-building goals described above.
As the Chief Executive Officer of S&P Dow Jones Indices, the business performance component of Mr. Matturri’s annual incentive award was measured 42.5% on the above-mentioned enterprise financial goals, 42.5% on a mix of S&P Dow Jones Indices ICP Adjusted EBITA Margin (21.25%) and S&P Dow Jones Indices ICP Adjusted Revenue (21.25%), and 15% on the business-building goals described above.
2018 Corporate Short-Term Annual Incentive Targets, Funding and Adjustments (All NEOs)

* 42.5% weighting for Messrs. Peterson and Steenbergen and 21.25% weighting for our NEO division leaders
For the portion of incentive funding based on enterprise financial goals, the Compensation Committee reviewed reported 2018 Revenue and EBITA margin for the Company and adjusted for unspent strategic investment funds and acquisitions in 2018 to determine adjusted non-GAAP financial performance for incentive compensation purposes.
The Compensation Committee uses ICP Adjusted Revenue and ICP Adjusted EBITA Margin to evaluate the financial results achieved by the NEOs independent of items considered isolated, non-recurring, or unusual because it believes that such metrics better measure the Company’s normal revenue, operating expenses, and operating results for compensation purposes.
For a reconciliation of the adjustments to comparable financial measures calculated in accordance with U.S. GAAP, please see Exhibit A. The non-GAAP financial information included on Exhibit A has been provided in order to show investors how our Compensation Committee views the Company’s performance as it relates to the compensation program for our NEOs.
Company ICP Adjusted EBITA Margin improved to 48.7%, representing an expansion of 220 Basis Points, and Company ICP Adjusted Revenue grew 2.8% over 2017. Based on these blended results, the 2018 achievement and funding for the Company’s enterprise-level financial goals was 87%.
For the remaining 15% of incentive funding based on the achievement of enterprise-level business-building goals in the three categories of customer, operations and people (each category accounting for 5% of funding), the Compensation Committee reviewed performance for each category of the Company business-building goals based on consideration of various quantitative and qualitative key performance indicators (KPIs), such as net
       2019 Proxy Statement       71

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

promoter scores, revenue from new products/markets, risk management indicators and culture and diversity metrics, scored on a scale from one to five.
Based on the Compensation Committee’s review of the KPI results for performance against Company business-building goals in each category, the Committee determined that the 2018 achievement and funding for the Company business-building goals was 100% for each goal category.
Overall, the blended 2018 achievement and funding for Company business performance was 89%.
2018 S&P Global Ratings Executive Committee Plan Short-Term Annual Incentive Targets, Funding and Adjustments (Mr. Berisford)

For the portion of incentive funding based on division-level financial goals, the Compensation Committee reviewed and approved the Division ICP Adjusted Revenue of  $2,894 million, representing a decrease of 3%, and Division ICP Adjusted EBITA Margin of 55.3% for S&P Global Ratings after adjusting for acquisitions in 2018, corporate unallocated expenses, the adoption of a new accounting standard, prior year incentive compensation accrual adjustments and foreign exchange. Based on these blended results, the 2018 achievement and funding for the S&P Global Ratings division-level financial goals was 46%.
Exhibit A on page A-2 provides a reconciliation from GAAP results to ICP Adjusted EBITA Margin and ICP Adjusted Revenue. The non-GAAP financial information included on Exhibit A has been provided in order to show investors how our Compensation Committee views the Company’s performance as it relates to the compensation program for our NEOs.
Based on the Compensation Committee’s review of the KPI results for performance against S&P Global Ratings business-building goals in each of the three categories of customer, operations and people, the Committee determined that the 2018 achievement and funding for the division-level business-building goals was 100% for customer, 75% for operations and 100% for people goals.
Overall, the 2018 achievement and funding for the blend of Company and S&P Global Ratings business performance was 70%.
2018 S&P Global Market Intelligence Short-Term Annual Incentive Targets, Funding and Adjustments (Mr. Chinn)

72       2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

For the portion of incentive funding based on division-level financial goals, the Compensation Committee reviewed and approved the Division ICP Adjusted Revenue of  $1,798 million, representing an increase of 7%, and Division ICP Adjusted EBITA Margin of 34.6% for S&P Global Market Intelligence after adjusting for acquisitions in 2018, corporate unallocated expenses, the adoption of a new accounting standard, strategic investment spend and foreign exchange. Based on these blended results, the 2018 achievement and funding for the S&P Global Market Intelligence division-level financial goals was 74%.
Exhibit A on page A-3 provides a reconciliation from GAAP results to ICP Adjusted EBITA Margin and ICP Adjusted Revenue. The non-GAAP financial information included on Exhibit A has been provided in order to show investors how our Compensation Committee views the Company’s performance as it relates to the compensation program for our NEOs.
Based on the Compensation Committee’s review of the KPI results for performance against S&P Global Market Intelligence business-building goals in each of the three categories of customer, operations and people, the Committee determined that the 2018 achievement and funding for the division-level business-building goals was 100% for each goal category.
Overall, the 2018 achievement and funding for the blend of Company and S&P Global Market Intelligence business performance was 83%.
2018 S&P Dow Jones Indices Short-Term Annual Incentive Targets, Funding and Adjustments (Mr. Matturri)

For the portion of incentive funding based on division-level financial goals, the Compensation Committee reviewed and approved the Division ICP Adjusted Revenue of  $837 million, representing an increase of 15%, and Division ICP Adjusted EBITA Margin of 68% for S&P Dow Jones Indices. Based on these blended results, the 2018 achievement and funding for the S&P Dow Jones Indices division-level financial goals was 155%.
Based on the Compensation Committee’s review of the KPI results for performance against S&P Dow Jones Indices business-building goals in each of the three categories of customer, operations and people, the Committee determined that the 2018 achievement and funding for the division-level business-building goals was 100% for customer, 125% for operations and 100% for people goals.
Overall, the 2018 achievement and funding for the blend of Company and S&P Dow Jones Indices business performance was 119%.
Individual Strategic Goals
As discussed in detail above, 70% of the individual short-term annual incentive award was determined based on Company financial results (or a blend of the Company funding and division results for division presidents) and achievement of business-building metrics. For all NEOs, including the CEO, the remaining 30% was allocated based on the achievement of individual strategic or developmental goals (our NEOs’ key achievements for 2018 are described on pages 64 through 68 of this Proxy Statement). The sum of the total annual incentive award for each participant was capped at 200% of their target annual incentive award.
2018 Payouts Under the STIC
For a list of actual payments made to NEOs under the STIC in respect of 2018 performance, see the chart on page 69 of this Proxy Statement.
       2019 Proxy Statement       73

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

2019 Short-Term Annual Incentive Plan Design and Targets
2019 Short-Term Annual Incentive Plan Design Under the STIC
As discussed on page 54 of this Proxy Statement, the Compensation Committee readjusted the relative weighting of the enterprise-level and division-level financial metrics used to determine the overall incentive funding for our division presidents under the 2019 STIC in order to enhance the alignment of performance incentives with the Company’s business strategy. The weighting assigned to the blend of enterprise- and division-level financial goals under the scorecards for our division presidents will be a mix of 17% enterprise and 68% division financials, in contrast to the equal weighting of enterprise and division financials under the 2018 STIC.
The metrics selected for the portion of the funding formula attributable to financial performance will continue to be a combination of enterprise- and division-level adjusted EBITA margin and adjusted revenue. Business-building metrics in the key strategic areas of customer, operations and people will each continue to account for 5% of scorecard funding, and plan funding and individual payouts will remain capped at 200% of target. There will also be no change to the proportion of incentive payments allocated to our executives based on the achievement of individual strategic goals.
The Compensation Committee believes that these adjustments to the relative weighting of the balanced scorecard metrics reward performance in a manner designed to promote the Company’s business strategy and integrated operating model, which drives increased shareholder value.
2019 Short-Term Annual Incentive Award Target Determination
Our Compensation Committee independently evaluates the performance of the CEO and establishes the CEO’s 2019 target annual incentive award so that, together with his base salary and long-term incentive award, his total target annual compensation is market competitive and motivates and rewards him for performance against Company and individual goals. For 2019, the Compensation Committee determined not to increase Mr. Peterson’s target annual incentive award amount.
As discussed beginning on page 59, the target annual incentive award amounts for the other NEOs reflect findings from our Proxy Peer Group and annual market surveys as well as considerations of their individual contributions and the strategic importance of the respective roles to the Company. For 2019, the Compensation Committee determined not to increase the target annual incentive award amounts for Messrs. Steenbergen and Berisford and to increase the target annual incentive amount for Mr. Matturri to maintain market alignment. Mr. Chinn is not eligible to participate in the 2019 STIC due to his resignation, effective January 2, 2019, and expected departure from the Company in March 2019.
For a list of the 2019 NEO target annual incentive award amounts under the 2019 STIC, see the chart above on page 69 of this Proxy Statement.
74       2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Long-Term Incentive Plan
Snapshot: Long-Term Incentive Target Opportunities
Executive	2018 Long-Term Incentive Target	2019 Long-Term Incentive Target

D. Peterson (1)	$6,820,000	$8,000,000

E. Steenbergen	$2,275,000	$2,500,000

J. Berisford	$1,500,000	$1,500,000

M. Chinn (2)	$1,500,000	—

A. Matturri	$1,150,000	$1,400,000
(1)
Mr. Peterson’s 2018 Long-Term Incentive Target excludes a $2 million one-time, special RSU grant to Mr. Peterson on April 2, 2018, in recognition of Mr. Peterson’s superior individual performance and leadership, and the exceptional performance of the Company in 2017. For more information on this grant, see page 77.

(2)
Due to his resignation, effective January 2, 2019, and expected departure from the Company in March 2019, Mr. Chinn is not eligible to participate in the 2019 Long-Term Incentive Plan.

2018 Long-Term Incentive Plan Award Structures

2018 Long-Term Incentive Plan Award Design
To ensure that the Long-Term Incentive Plan supports the main objectives of our executive compensation program and the Company’s business strategy, we periodically review our Plan and the structure of our long-term incentive awards granted pursuant to the Plan to make adjustments as our business needs change.
•
The long-term incentive award is delivered as a mix of 70% performance share units (PSUs) and 30% restricted stock units (RSUs), except for Mr. Matturri (described below).
•
Both PSUs and RSUs have three-year cycles but the RSUs are solely time-based and are not tied to performance goals. The mix of PSUs and RSUs balances incentives based on stock price appreciation and performance factors not directly related to stock price.
•
The 2018 PSU awards are measured based on ICP Adjusted EPS growth over a three-year performance cycle to evaluate the results achieved by the Company independent of items considered isolated, non-recurring, or unusual because we believe that such metrics better measure the Company’s normal revenue, operating expenses, and operating results for compensation purposes. ICP Adjusted EPS provides a good measure of return to shareholders because it considers capital allocation decisions as well as the importance of continued discipline in operating performance.
•
Commencing in 2017, the Compensation Committee modified the vesting schedule of RSUs to vest ratably over three years rather than cliff vesting after three years to provide a more effective recruitment tool. In connection with its annual review of the Company’s compensation program, the
       2019 Proxy Statement       75

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Compensation Committee found that this change was appropriately balanced by the three-year cliff vesting schedule for PSU awards, which generally represent 70% of the total long-term grant value for NEOs.
•
As the Chief Executive Officer of S&P Dow Jones Indices, Mr. Matturri’s long-term incentive award differs from that of the other NEOs. S&P Dow Jones Indices is a joint venture between S&P Global and CME Group. In order to align Mr. Matturri’s interests more closely with the financial performance of the joint venture, 60% of his award consists of performance-based long-term cash measured based on the ICP Adjusted EBITA growth of the joint venture over a three-year performance cycle. The remaining 40% of his award is made up of a mix of 70% S&P Global PSUs and 30% S&P Global RSUs. The PSUs are measured based on the same S&P Global ICP Adjusted EPS growth goal described above.
2018 Long-Term Incentive Plan Awards
2018 Long-Term Incentive Plan Award Goals
In 2018, the Company continued to use an ICP Adjusted EPS growth goal for the 2018-2020 performance period for PSUs, which we believe continues to allow us to evaluate the results achieved by the Company independent of items considered isolated, non-recurring, or unusual because it believes that such metrics better measure the Company’s normal revenue, operating expenses, and operating results for compensation purposes. ICP Adjusted EPS provides a good measure of return to shareholders because it considers capital allocation decisions as well as the importance of continued discipline in operating performance.
The following payout schedule was approved for the 2018 PSU Awards for the 2018-2020 performance period:
The following payout schedule was approved for the 2018 Long-Term Cash Awards for the S&P Dow Jones Indices 2018-2020 performance period:
Any payments under the 2018 PSU and S&P Dow Jones Indices Long-Term Cash Awards will be made during the first quarter of 2021, based on the achievement through the 2018-2020 performance period.
2018 Long-Term Incentive Plan Award Grants
For detailed information concerning each grant made to the NEOs in 2018, see the 2018 Grants of Plan-Based Awards Table beginning on page 88 of this Proxy Statement.
76       2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

2016 Long-Term Incentive Plan Award Achievement
2016-2018 PSU Achievement
Our 2016 PSU award for the 2016-2018 performance period was based on the achievement of the following ICP Adjusted EPS growth goal during the cycle:
The cumulative compound ICP Adjusted EPS growth during the cycle was 18.1%. The Compensation Committee uses ICP Adjusted EPS growth during the three-year cycle to evaluate the results achieved by the Company independent of items considered isolated, non-recurring, or unusual because we believe that such metrics better measure the Company’s normal recurring revenue, operating expenses, and operating results for compensation purposes. Based on this achievement, the 2016 PSU award was earned at 177% of target.
2016-2018 S&P Dow Jones Indices Long-Term Cash Award Achievement
60% of Mr. Matturri’s 2016 long-term incentive award for the performance period 2016-2018 was in the form of long-term cash (with the remaining 40% in the form of a mix of 70% PSUs and 30% RSUs, as described above), which long-term cash was earned based on the achievement of the following cumulative Division ICP Adjusted EBITA growth goal during the cycle:
During the cycle, cumulative Division ICP Adjusted EBITA growth was 12.7%. Based on this achievement, the long-term cash award for S&P Dow Jones Indices performance was earned at 200% of target. For detail on Mr. Matturri’s actual payout, see footnote 3 to the Summary Compensation table on page 85.
2019 Long-Term Incentive Award Design and Targets
2019 Long-Term Incentive Plan Award Design
The Compensation Committee approved an EPS growth metric over a three-year performance cycle for the 2019 PSU awards, which it believes provides a good measure of return to our shareholders because it considers capital allocation decisions as well as the importance of continual discipline in operating performance. The Committee also approved an S&P Dow Jones Indices Division ICP Adjusted EBITA growth metric over a three-year performance cycle for the long-term cash portion of Mr. Matturri’s 2019 long-term award.
2019 Long-Term Incentive Target Determination
Our Compensation Committee independently evaluates the performance of the CEO and establishes the CEO’s 2019 long-term incentive target so that, together with his base salary and short-term incentive award, his total annual target compensation is market competitive and motivates and rewards him for performance against Company and individual goals. For 2019, the Compensation Committee determined that Mr. Peterson’s long-term incentive target amount should be increased from $6,820,000 to $8,000,000 to maintain market alignment.
As discussed beginning on page 59, the long-term incentive amounts for the other NEOs reflect findings from our Proxy Peer Group and annual market surveys as well as considerations of their individual contributions and strategic importance of their respective roles to the Company. For 2019, the Compensation Committee determined not to increase the target long-term incentive amount for Mr. Berisford and to increase the long-term target incentive amounts for Messrs. Steenbergen and Matturri to maintain market alignment.
       2019 Proxy Statement       77

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Mr. Chinn is not eligible to participate in the 2019 Long-Term Incentive Plan due to his resignation, effective January 2, 2019, and expected departure from the Company in March 2019.
For a list of the 2019 NEO targets under the 2019 Long-Term Incentive Plan, see the chart above on page 75 of this Proxy Statement.
One-Time, Special Long-Term Incentive Grant
In January 2018, in recognition of Mr. Peterson’s superior individual performance and leadership, and the exceptional performance of the Company in 2017, the Committee approved a one-time, special incentive award with a grant date value of  $2 million, in the form of restricted stock units. The award cliff-vests after three years and was granted on April 2, 2018.
The Compensation Committee determined to pay the special incentive award in the form of restricted stock units, subject to ongoing, continuous service for the three-year period following grant, rather than increasing Mr. Peterson’s overall target compensation. The value of the award ultimately realized by Mr. Peterson depends on stockholder value creation, as measured by the three year performance of our stock price, which further aligns his compensation with the Company’s longer-term performance and shareholder interests.
For detailed information concerning this grant, see the 2018 Grants of Plan-Based Awards Table beginning on page 88 of this Proxy Statement.
Benefits and Perquisites
Health and Welfare Benefits
The Company provides a uniform healthcare benefit program for all U.S.-based employees, including the NEOs. The employee healthcare contributions are differentiated by salary levels, requiring higher-paid employees to make larger contributions for their healthcare coverage. We provide no supplemental executive healthcare benefits other than a Company paid annual physical examination for the NEOs and certain other senior executives. Additionally, the NEOs and certain other executives participate in our Management Supplemental Death & Disability Benefits Plan. Pursuant to the executive life insurance policy provided under the Plan, in the event of the executive’s death prior to retirement, the executive’s beneficiary will receive a lump sum amount equal to 200% of the executive’s base salary in effect at the time of the executive’s death, up to a maximum benefit of  $2 million. The Plan also provides a supplemental long-term disability benefit, fully funded by the Company, equal to 50% of the executive’s monthly earnings, as defined in the Plan, less other Company-paid benefits and Social Security benefit payments.
Perquisites
We provide a limited number of perquisites to our NEOs, which we believe are reasonable in amount, competitive, and consistent with our overall compensation plan, to enable them to conduct Company business more effectively and to allow greater focus on the demands of their positions. These perquisites, such as professional services (inclusive of financial counseling, tax planning and preparation, and estate planning), annual executive physical exams, a Company car and driver for our CEO for security purposes and reimbursement for other reasonable travel and business-related expenses, involve minimal cost to the Company and constitute a small percentage of our NEOs’ total compensation. For additional information on our perquisites and other benefits, see the Summary Compensation Table beginning on page 85 of this Proxy Statement, which includes the incremental cost to the Company for providing these benefits.
We do not provide tax gross-ups in respect of any income recognized by our NEOs as a result of receiving the reimbursements or perquisites described above.
78       2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Retirement and Other Benefits following Termination of Employment
In connection with their retirement or other termination of employment, our NEOs will generally be eligible to receive benefits under our retirement plans and, depending on the circumstances of an executive’s termination, severance benefits. These post-termination benefits are described beginning on page 96 of this Proxy Statement.
Retirement Benefits
Effective as of April 1, 2012, we froze accruals and participation under both of our defined benefit pension plans under which Messrs. Berisford and Matturri are entitled to benefits: the Employee Retirement Plan of S&P Global Inc. and its Subsidiaries, a pension plan covering some of our U.S. employees, and the S&P Global Inc. Employee Retirement Plan Supplement, a non-qualified pension plan. Our defined contribution plans are provided to all employees, including our senior executives, to allow them to accumulate assets for retirement through a combination of individual savings and Company contributions and to allow participants in these plans the opportunity to direct the investment of these retirement assets.
Other Benefits
Our NEOs may also participate in the charitable S&P Global Matching Gift Program, open to all employees and Directors of the Company, which provides the opportunity to help maximize the impact of eligible charitable giving through a corporate matched contribution generally up to a maximum participant donation of  $5,000 (or the currency equivalent) in the aggregate per year. In 2018, the Company elected to double the corporate matched contribution for charitable contributions made during certain periods of the year to a corporate match of up to $10,000 in the aggregate. Retirees are also eligible to participate in this program for up to three years after they leave the Company and are no longer active employees or directors.
In addition, our NEOs, as well as other eligible employees and Directors of the Company, may participate in the S&P Global Political Action Committee (“S&P Global PAC”), which is funded by eligible U.S.-based participants in accordance with applicable federal law. Under the S&P Global PAC program, the Company contributes funds to a charitable organization of the participant’s choosing that match the participant’s contribution to the S&P Global PAC, up to an annual maximum of  $5,000.
       2019 Proxy Statement       79

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Severance Benefits (Regular and Change-in-Control)
The Compensation Committee believes that maintaining a competitive level of separation benefits is appropriate as part of our overall compensation program and in line with its objective to attract, retain and motivate high-caliber management talent. Our severance arrangements with all of our NEOs are governed by our Senior Executive Severance Plan. This severance program is designed to promote employee loyalty, to provide employees with security and reasonable compensation upon an involuntary termination of employment, and to ensure the continued commitment of employees in the event of a potential or actual change-in-control. The Compensation Committee does not take into account the benefits offered under the Senior Executive Severance Plan in setting compensation for our NEOs.
The Senior Executive Severance Plan generally provides for base salary and benefits continuation in the event of a Company-initiated termination (including a “constructive” termination) other than a termination for cause, as defined on page 96 of this Proxy Statement. Discussion of severance payable on certain qualifying terminations (including following a change-in-control of the Company) can be found in the Potential Payments Upon Termination or Change-in-Control section on pages 96 through 100 of this Proxy Statement.
Payments of annual incentives under the Key Executive Short-Term Incentive Compensation Plan and vesting acceleration or modification of long-term cash awards and equity awards granted under our 2002 Stock Incentive Plan on the occurrence of a defined change-in-control are described in the table below. Upon certain qualifying terminations not in connection with a defined change-in-control, an NEO may be entitled to a pro rata portion of the NEO’s annual cash incentive award and certain outstanding equity awards. For details, see pages 98 through 100 of this Proxy Statement.
PAY ELEMENTS	TREATMENT OF OUTSTANDING INCENTIVE AWARDS UPON CHANGE-IN-CONTROL (“CIC”)

Short-Term Incentive Awards	• Payments are made pro-rata based on the average of the three prior years’ payments.

RSU Awards	• Double-trigger treatment: Awards do not vest upon the CIC but are generally converted into RSUs of the surviving company (assuming the successor company assumes the awards).

PSU Awards
•
Double-trigger treatment: Awards do not vest upon the CIC but are generally converted into time-vesting RSUs of the surviving company’s stock (assuming the successor company assumes the awards) with the number of underlying shares based on ICP Adjusted EPS goals deemed to be fully achieved at target, if less than 50% of the performance period has been completed, or based on actual performance, if 50% or more of the performance period has been completed upon the CIC.

•
Delivery of shares in respect of converted RSUs will generally occur in the year following the end of the applicable performance period.

Stock Options	• Double-trigger treatment: Awards do not vest upon the CIC and are generally converted into options of the surviving company (assuming the successor company assumes the awards).

Long-Term Cash Awards
•
The Board, at its discretion, may modify or waive the applicable performance measures, performance period, or cash awards.

•
Under no circumstances will the timing of the award payment date be accelerated.

80       2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Certain payments that would be provided to our NEOs in connection with a change-in-control could be classified as “excess parachute payments” under Section 280G of the Internal Revenue Code, in which case they would not be deductible as compensation by the Company. In addition, Section 4999 of the Internal Revenue Code imposes an excise tax on executives who receive an excess parachute payment equal to 20% of such amount. The excise tax would not be reimbursed or “grossed up” by the Company. Instead, as discussed on page 97 of this Proxy Statement, in certain circumstances, we would “cut back” the amount of certain benefits and payments to ensure tax deductibility by the Company under Section 280G to the extent the executive’s “cut back” amount is greater on an after-tax basis than the full amount.
Stock Ownership Guidelines
We are committed to ensuring that our executive officers have a significant ownership stake in the Company to strengthen the alignment of our executives’ interests with those of our shareholders.
The Company has formal stock ownership guidelines for senior executives set at six times (6x) base salary for the CEO and three times (3x) base salary for the other NEOs. These guidelines are aligned with competitive information on executive stock ownership guidelines. The ownership guidelines will be reduced by one-half for executives covered by these guidelines beginning at age 62. This reduction is intended to permit individuals to begin an orderly process of stock sales to provide for diversification as the executives covered by these guidelines get closer to the Company’s normal retirement age of 65.
Until the guidelines for ownership levels are attained, senior executives must retain 100% of net profit shares realized from the exercise of stock options, the payment of PSU and RSU awards, and the vesting of any restricted stock awards. In the event of financial hardship, the ownership guidelines may be waived or suspended in the discretion of the Compensation Committee until the hardship no longer applies. Upon attainment of the guidelines for ownership levels, senior executives must continue to retain 50% of any future net profit shares acquired from stock option exercises for six months. Further, the CEO and his direct reports who are under the purview of the Compensation Committee are subject to this six-month holding period following voluntary termination of employment, including retirement. Once the required number of shares is attained, future salary increases and changes in stock price will no longer have an impact, unless the executive is promoted to a higher guideline ownership level.
The Compensation Committee applies the following share-counting principles to determine the share ownership level of covered executives under the guidelines:
SHARES THAT COUNT	SHARES THAT DO NOT COUNT

•
100% of the shares directly owned

•
50% of outstanding vested and unvested RSUs

•
50% of unvested restricted shares

•
50% of PSUs for which attainment of the performance criteria has already been determined

• Unexercised options (whether or not vested) • PSUs for which the performance cycle is ongoing
As of January 1, 2019, all of the NEOs were compliant with the Executive Stock Ownership Guidelines and own shares in excess of their ownership guideline multiples.
Risk and Control
The Compensation Committee considers risks related to compensation policies and practices and incentive related risks. The Compensation Committee establishes performance metrics that reward our executives for creating shareholder value, and establishes goals and payment schedules for each metric that are designed to provide a balance to motivate the achievement of the established goals without the need for inappropriate or excessive risk-taking.
In 2019, management updated its prior review of the Company’s compensation plans as well as Company compensation policies and practices regarding whether they encourage excessive risk-taking and determined that the Company’s compensation plans, programs and policies do not present a material risk of causing
       2019 Proxy Statement       81

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

behavior that is reasonably likely to have a material adverse effect on the Company. Management reviewed its findings with the Compensation Committee and Pay Governance (the Compensation Committee’s independent compensation advisor), who each concurred in these findings and conclusions.
In addition, the Compensation Committee annually assesses plan design, performance metrics and goals for the annual incentive plans within the Company’s divisions to ensure that their designs are appropriately aligned with business and regulatory considerations and do not encourage inappropriate or excessive risk-taking.
Pay Recovery Policies
In 2014, the Compensation Committee strengthened its pay recovery (clawback) policy to provide more structure and impact. The Compensation Committee adopted a revised policy providing that annual cash incentive and long-term incentive award payments (PSUs, RSUs, stock options and long-term incentive cash compensation) could be subject to recovery by the Company if one or more of the following occurs:
•
For senior management, material recalculation or adjustment of the performance measures.
•
For all individuals covered by this policy, intentional, willful or grossly negligent act or omission that violates one or more of the Company’s policies that have or will have a material negative impact on the Company’s business, reputation or financial condition.
•
For all individuals covered by this policy, criminal activity, fraud or other illegal or unlawful activity that has or will have a material negative impact on the business, financial condition or reputation of the Company.
Additionally, a separate Pay Recovery Policy was adopted for S&P Global Ratings (“S&P Policy”). In addition to the recovery items noted above, the S&P Policy has these recovery items:
•
For all covered individuals, material violations of policy or division or product risk parameters, policies or operating procedures resulting from the gross negligence, intentional wrongdoing or willful misconduct of a covered individual that have or will have a material negative impact on the business, financial condition or reputation of S&P Global Ratings.
•
For all covered individuals, material failure to adequately supervise the administration and implementation of one or more of S&P Global Ratings’ policies or division or product risk parameters, policies or operating procedures which results from gross negligence, intentional wrongdoing or willful misconduct that has or will have a material negative impact on S&P Global Ratings’ business, financial condition or reputation.
Senior management and covered individuals include both active and former employees for the covered period.
As President of S&P Global Ratings, Mr. Berisford is subject to both policies.
82       2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Insider Trading Policy
Under the Company’s Insider Trading Policy, no shares of Company stock owned by Directors, officers and other designated employees may be pledged as security for a loan. Further, the policy continues to provide that Directors, officers and other designated employees are prohibited without exception from engaging in hedging transactions related to Company stock, such as puts, calls, swaps, collars and other arrangements intended to hedge exposure to Company stock or provide protection against declines in the value of Company stock.
Employment Agreements
None of our NEOs have formal employment agreements with the Company.
Tax and Accounting Considerations
Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation paid to a public company’s chief executive officer and other named executive officers (excluding the company’s principal financial officer for tax years prior to 2018) to $1 million during any fiscal year.
Prior to 2018, this $1 million deduction limit did not apply to compensation that qualified as “performance-based.” However, the Tax Cuts and Jobs Act eliminated the exemption for performance-based compensation for tax years beginning after 2017, except for providing transition relief for compensation paid pursuant to certain “grandfathered” arrangements in effect on November 2, 2017, and expanded the group of current and former executives covered by the $1 million deduction limit under Section 162(m).
Before the enactment of the changes to the tax law described above, annual cash incentive awards and long-term equity compensation granted under our shareholder approved Key Executive Short-Term Incentive Compensation Plan and 2002 Stock Incentive Plan were structured to qualify for the performance-based compensation exception and intended to be fully tax deductible. Due to limitations to the scope of transition relief, certain of our earlier, outstanding awards granted under the Key Executive Short-Term Incentive Compensation Plan or the 2002 Stock Incentive Plan, including PSUs, may not satisfy the requirements for exemption from the $1 million deduction limit. The Compensation Committee further expects that any future compensation to certain current and former executive officers in excess of  $1 million during any one fiscal year will not be tax deductible by the Company.
Although the Compensation Committee generally sought to maximize the tax deductibility of executive compensation, the Committee believes that the primary purpose of the Company’s compensation program is to advance the Company’s business strategy and the long-term interests of our shareholders, which are best served by retaining flexibility in structuring the Company’s compensation programs. Since the performance-based compensation exception is no longer available, the Company will no longer include Section 162(m)-specific limitations or provisions in our incentive plans or request shareholder approval of performance conditions for Section 162(m) purposes; however, the Compensation Committee remains committed to linking executive pay to performance and does not expect the changes to Section 162(m) to significantly alter the performance-driven design of our compensation programs going forward.
The Compensation Committee also considers the effect of certain accounting rules that apply to the various aspects of the compensation program for our NEOs. The Compensation Committee reviews potential accounting effects in determining whether its compensation actions are in the best interests of the Company and our shareholders.
       2019 Proxy Statement       83

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Compensation Committee Report
The Compensation and Leadership Development Committee has reviewed and discussed with Company management the Compensation Discussion and Analysis found on pages 50 through 84 of this Proxy Statement and, based on this review and discussion, the Compensation and Leadership Development Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.
The foregoing report has been furnished on behalf of the Board of Directors by the members of its Compensation and Leadership Development Committee.
William D. Green (Chair)
Stephanie C. Hill
Monique F. Leroux
Edward B. Rust, Jr.
Kurt L. Schmoke
84       2019 Proxy Statement

EXECUTIVE COMPENSATION TABLES

EXECUTIVE COMPENSATION TABLES
2018 Summary Compensation Table
The following table contains information concerning compensation paid or accrued to the named executive officers for services rendered in all capacities to the Company in 2018, 2017 and 2016:
Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value ($) (4)	All Other Compensation ($) (5)	Total ($)

Douglas L. Peterson President and Chief Executive Officer	2018	$1,000,000	—	$8,820,000	—	$2,047,000	—	$493,845	$12,360,845
	2017	$1,000,000	—	$6,000,000	—	$3,240,000	—	$479,216	$10,719,216
	2016	$1,000,000	—	$4,800,000	—	$2,890,000	—	$355,769	$9,045,769
Ewout L. Steenbergen EVP, Chief Financial Officer	2018	$806,250	—	$2,275,000	—	$975,000	—	$311,098	$4,367,348
	2017	$750,000	—	$1,800,000	—	$1,950,000	—	$63,041	$4,563,041
	2016	$99,432	$1,500,000	$4,250,000	—	$0	—	$2,100	$5,851,532
John L. Berisford President, S&P Global Ratings	2018	$618,750	—	$1,500,000	—	$541,500	$0	$240,466	$2,900,716
	2017	$600,000	—	$1,300,000	—	$1,300,000	$4,833	$180,138	$3,384,971
	2016	$600,000	—	$1,000,000	—	$830,000	$3,325	$129,093	$2,562,418
Michael A. Chinn President, S&P Global Market Intelligence and EVP, Data and Technology Innovation, S&P Global	2018	$606,250	—	$1,500,000	—	$718,500	—	$217,098	$3,041,848
	2017	$537,500	—	$1,050,000	—	$1,300,000	—	$100,945	$2,988,445
	2016	$505,769	—	$750,000	—	$750,000	—	$3,000	$2,008,769
Alex J. Matturri Chief Executive Officer, S&P Dow Jones Indices	2018	$606,250	—	$460,000	—	$2,044,000	$0	$197,523	$3,307,773
	2017	$537,500	—	$400,000	—	$1,788,000	$36,080	$151,657	$2,913,237
	2016	$493,750	—	$320,000	—	$1,958,000	$85,527	$131,176	$2,988,453
(1)
For Mr. Steenbergen, this amount reflects the payment of  (i) a $500,000 signing bonus in consideration of the compensation from his prior employer that was forfeited when he was hired by the Company in 2016, subject to 100% repayment upon a voluntary separation from the Company within 12 months after his hire, and (ii) a guaranteed bonus of  $1,000,000, as Mr. Steenbergen did not receive a 2016 short-term incentive award due to the timing of his hire.

(2)
The amounts reported in this column reflect the aggregate grant date fair value of the equity awards granted to the named executive officers in the relevant year, which may include performance share units (“PSUs”), restricted stock units (“RSUs”) and restricted stock awards, as applicable, granted under the Company’s 2002 Stock Incentive Plan. The assumptions used to calculate the awards were in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718, Stock Compensation, as disclosed in Footnote 8 to the Consolidated Financial Statements, which appears in the Company’s Form 10-K for the 2018 year filed with the SEC on February 13, 2019. The amounts for the PSUs granted in 2018 were calculated based on the probable outcome of performance conditions as of the grant date computed in accordance with FASB ASC Topic 718 excluding the effect of estimated forfeitures.

       2019 Proxy Statement       85

EXECUTIVE COMPENSATION TABLES (continued)

The maximum values for the 2018 and 2017 PSUs as of the grant date are as follows:
Executive	2018	2017

D. Peterson	$9,548,000	$8,400,000

E. Steenbergen	$3,185,000	$2,520,000

J. Berisford	$2,100,000	$1,820,000

M. Chinn	$2,100,000	$1,470,000

A. Matturri	$644,000	$560,000
The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized by our named executive officers. These awards are further described on pages 88 through 89 of this Proxy Statement.
(3)
The amounts reported in this column represent the cash incentive awards paid under the Company’s Key Executive Short-Term Incentive Compensation Plan to all of our named executive officers. The amount reported for Mr. Matturri also includes the $960,000 payment relating to the 2016 S&P Dow Jones Indices Long-Term Cash Incentive Compensation Plan, which vested on December 31, 2018. For additional information regarding these cash incentive awards, see pages 75 through 78 of the Compensation Discussion and Analysis included in this Proxy Statement.

(4)
The amounts reported in this column include benefits under the Employee Retirement Plan of S&P Global Inc. and its Subsidiaries (“ERP”) and the S&P Global Inc. Employee Retirement Plan Supplement (“ERPS”), which are described on pages 91 and 92 of this Proxy Statement. The 2018 present value of accumulated benefits decreased from the 2017 present values by $2,986 for Mr. Berisford and $18,308 for Mr. Matturri. Messrs. Peterson, Steenbergen and Chinn are not participants in the ERP and ERPS plans since they did not meet the eligibility requirements on April 1, 2012, when participation in the plans was frozen. These amounts are disclosed in the Pension Benefits Table beginning on page 91 of this Proxy Statement.

(5)
The amounts shown in this column include the items described below:

The Company made contributions under The 401(k) Savings and Profit Sharing Plan of S&P Global Inc. and its Subsidiaries, the S&P Global Inc. 401(k) Savings and Profit Sharing Plan Supplement as follows:
Name	401(k) Savings and Profit Sharing Plan ($)	401(k) Savings and Profit Sharing Plan Supplement ($)

D. Peterson	$27,040	$436,150

E. Steenbergen	$27,040	$272,938

J. Berisford	$27,040	$180,813

M. Chinn	$27,040	$179,438

A. Matturri	$27,040	$168,438
•
The amount for Mr. Peterson includes the aggregate incremental cost to the Company associated with Mr. Peterson’s personal use of a Company car. The aggregate incremental cost to the Company was determined by multiplying the fuel and depreciation costs incurred by the Company in operating its Company-owned car by a fraction, the numerator of which was the total number of personal miles driven by Mr. Peterson in 2018 and the denominator of which was the total number of miles that the Company owned car was driven in 2018. The aggregate incremental cost to the Company does not include fixed costs that would be incurred regardless of Mr. Peterson’s personal use of the Company-owned car (e.g., insurance premiums and driver salaries). Additionally, the amount for Mr. Peterson includes an annual executive physical exam paid for by the Company, the charitable contribution made by the Company in Mr. Peterson’s name under the S&P Global Matching Gift Program and Company-paid life insurance premiums. The amount also includes a Company-made contribution through the S&P Global PAC charitable matching program.
86       2019 Proxy Statement

EXECUTIVE COMPENSATION TABLES (continued)

•
The amount for Mr. Steenbergen includes professional services (inclusive of financial counseling, tax planning and preparation, and estate planning) expense reimbursement and Company-paid life insurance premiums.
•
The amount for Mr. Berisford includes professional services (inclusive of financial counseling, tax planning and preparation, and estate planning) expense reimbursement, overnight accommodations in the New York metropolitan area in connection with certain business events and Company-paid life insurance premiums.
•
The amount for Mr. Chinn includes professional services (inclusive of financial counseling, tax planning and preparation, and estate planning) expense reimbursement and Company-paid life insurance premiums.
•
The amount for Mr. Matturri includes professional services (inclusive of financial counseling, tax planning and preparation, and estate planning) expense reimbursement and Company-paid life insurance premiums.
       2019 Proxy Statement       87

EXECUTIVE COMPENSATION TABLES (continued)

2018 Grants of Plan-Based Awards Table
The following table contains information concerning each grant of an award made to the named executive officers in 2018:
Name	Grant Date (mm/dd/yyyy)	Date Approved by Compensation and Leadership Development Committee (mm/dd/yyyy)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Future Payouts Under Equity Incentive Plan Awards (1)(2)		All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/SH)	Grant Date Fair Value of Stock and Option Awards ($) (4)
			Target ($)	Maximum ($)	Target (#)	Maximum (#)
D. Peterson	4/2/2018	2/27/2018	$2,300,000	$4,600,000	25,580	51,160				$4,774,000
	4/2/2018	2/27/2018					10,963			$2,046,000
	4/2/2018	2/27/2018					10,716			$2,000,000(5)
E. Steenbergen	4/2/2018	2/27/2018	$1,150,000	$2,300,000	8,533	17,066				$1,592,500
	4/2/2018	2/27/2018					3,657			$682,500
J. Berisford	4/2/2018	2/27/2018	$900,000	$1,800,000	5,626	11,252				$1,050,000
	4/2/2018	2/27/2018					2,411			$450,000
M. Chinn	4/2/2018	2/27/2018	$900,000	$1,800,000	5,626	11,252				$1,050,000
	4/2/2018	2/27/2018					2,411			$450,000
A. Matturri	4/2/2018	2/27/2018	$875,000	$1,750,000	1,725	3,450				$322,000
	4/2/2018	2/27/2018					739			$138,000
	4/2/2018	2/27/2018	$690,000	$1,380,000
(1)
Non-equity and equity incentive plan awards do not have minimum threshold amounts. Consequently, no threshold amounts are listed. The non-equity incentive plan awards reflect target and maximum payouts with respect to the 2018 Key Executive Short-Term Incentive Compensation Plan, which is discussed on page 70 of this Proxy Statement.

(2)
Reflects annual PSUs granted under the Company’s 2002 Stock Incentive Plan, which are discussed on page  89 of this Proxy Statement. Annual PSU awards were granted on April 2, 2018. For vesting terms, see Footnote 3 to the Outstanding Equity Awards at 2018 Fiscal Year-End Table below.

(3)
Reflects annual RSUs granted under the Company’s 2002 Stock Incentive Plan, which are discussed on page 89 of this Proxy Statement. Annual RSU awards were granted on April 2, 2018. For vesting terms, see Footnote 1 to the Outstanding Equity Awards at 2018 Fiscal Year-End Table below.

(4)
The amounts in this column for the PSU and RSU awards reflect their aggregate grant date fair values, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The amounts in this column for the PSUs were calculated based on the probable outcome of the performance condition as of the grant date in accordance with FASB ASC Topic 718. For the values of these PSUs, assuming attainment of the maximum level of performance, see Footnote 2 to the 2018 Summary Compensation Table on pages 85 through 87 of this Proxy Statement. The actual value, if any, realized by each named executive officer for these PSU and RSU awards is a function of the value of the shares if and when they vest. For additional information on how we account for stock-based compensation, see Footnote 8 to the Consolidated Financial Statements, which appears in the Company’s Form 10-K filed with the SEC on February 13, 2019.

(5)
Reflects Mr. Peterson’s $2 million one-time, special RSU grant in recognition of his superior individual performance and leadership, and the exceptional performance of the Company in 2017. For more information on this grant, see page 77 of this Proxy Statement.

88       2019 Proxy Statement

EXECUTIVE COMPENSATION TABLES (continued)

Outstanding Equity Awards at 2018 Fiscal Year-End Table
The following table contains information concerning unexercised options, stock that has not vested, and other equity incentive plan awards outstanding on December 31, 2018 for each of the named executive officers:
Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date (mm/dd/yyyy)	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
D. Peterson	51,304		$77.81	3/31/2024
					22,793	$3,873,442	116,100	$19,730,034
E. Steenbergen					10,449	$1,775,703	36,548	$6,210,967
J. Berisford					2,640	$448,642	25,322	$4,303,221
M. Chinn					2,442	$414,993	22,618	$3,843,703
A. Matturri	5,372		$21.95	3/31/2019
	2,014		$24.23	9/30/2019
	5,104		$33.98	3/31/2020
	5,560		$37.41	3/31/2021
					811	$137,821	7,778	$1,321,793
(1)
Represents unvested restricted stock and RSU awards which are not performance-based. These awards vest as follows: for Mr. Peterson, 8,350 shares vest on December 31, 2019, 3,727 shares vest on December 31, 2020 and 10,716 shares vest on April 2, 2021; for Mr. Steenbergen, 6,580 shares vest on December 1, 2019, 2,626 shares vest on December 31, 2019 and 1,243 shares vest on December 31, 2020; for Mr. Berisford, 1,821 shares vest on December 31, 2019 and 819 shares vest on December 31, 2020; for Mr. Chinn, 1,623 shares vest on December 31, 2019 and 819 shares vest on December 31, 2020; for Mr. Matturri, 560 shares vest on December 31, 2019 and 251 shares vest on December 31, 2020.

(2)
Value based on closing price on December 31, 2018 of  $169.94. The amounts for the awards do not necessarily reflect the dollar amounts of compensation that may be realized by our named executive officers. Based on Company performance through December 31, 2018 and, in accordance with SEC rules, the number of PSUs reflected in the table represents the maximum number of PSUs granted in 2017 and 2018 under the Company’s 2002 Stock Incentive Plan that are realizable in connection with the achievement of pre-established performance targets over the applicable performance periods. The actual number of PSUs, if any, that will vest will be based on the level of achievement of the applicable performance goal as of the actual end of the applicable performance period. For more on the terms of awards granted in 2018, see pages 75 and 76 of the Compensation Discussion and Analysis included in this Proxy Statement.

(3)
Includes: (i) PSUs granted in 2018 that are scheduled to vest at the end of a three-year performance period (January 1, 2018 — December 31, 2020) and to pay out by March 2021, with payment ranging up to a maximum of 200% of the target shares based on the achievement of a compound annual ICP Adjusted diluted earnings per share growth goal; and (ii) PSUs granted in 2017 that are scheduled to vest at the end of a three-year performance period (January 1, 2017—December 31, 2019) and to pay out by March 2020, with payment ranging up to a maximum of 200% of the target shares based on the achievement of a compound annual ICP Adjusted diluted earnings per share growth goal.

       2019 Proxy Statement       89

EXECUTIVE COMPENSATION TABLES (continued)

Option Exercises and Stock Vested in 2018 Table
The following table contains information concerning each exercise of stock options and each vesting of PSUs and restricted stock awards during 2018 (including PSUs and RSUs that vested on December 31, 2018, but did not settle until early 2019) for each of the named executive officers:
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
D. Peterson	—	—	82,602	$15,926,445
E. Steenbergen	—	—	39,421	$7,742,149
J. Berisford	3,707	$423,878	17,289	$3,331,563
M. Chinn	—	—	13,224	$2,542,436
A. Matturri	—	—	5,510	$1,062,333
(1)
Represents the amount realized based on the difference between the closing price of the Company’s common stock on the date of exercise and the grant price.

(2)
Represents the amounts realized based on the closing price of the Company’s common stock on the applicable valuation date.

90       2019 Proxy Statement

EXECUTIVE COMPENSATION TABLES (continued)

Pension Benefits
2018 Pension Benefits Table
The following table contains information with respect to each Plan of the Company that provides for payments or other benefits to the named executive officers at, following or in connection with retirement:
Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($) (1)(2)

D. Peterson	ERP	—	—
	ERPS	—	—
	Total		—
E. Steenbergen	ERP	—	—
	ERPS	—	—
	Total		—
J. Berisford	ERP	0	$21,650
	ERPS	0	$15,440
	Total		$37,090
M. Chinn	ERP	—	—
	ERPS	—	—
	Total		—
A. Matturri	ERP	4	$147,498
	ERPS	4	$223,032
	Total		$370,530
(1)
The benefit amounts shown in the table are actuarial present values of the benefits accumulated through December 31, 2018, as described below. The actuarial present value is calculated by estimating the expected future payments starting at an assumed retirement age, weighting the estimated payments by the estimated probability of surviving to each post-retirement age, and discounting the weighted payments at an assumed discount rate to reflect the time value of money. The actuarial present value represents an estimate of the amount which, if invested today at an assumed discount rate of 4.40% for the ERP and 4.37% for the ERPS, would be sufficient on an average basis to provide the estimated future payments based on the benefit currently accrued. The assumed retirement age for each named executive officer is the earliest age at which the executive could retire without any benefit reduction due to age. The actual benefit present values will vary from these estimates depending on many factors, including an executive’s actual retirement age.

(2)
As discussed further on page 92 of this Proxy Statement, on April 1, 2012 the Company “froze” the ERP and ERPS to new participants and future accruals. Final benefits for each named executive officer are calculated based on that date, and no additional adjustments are made based on additional service or pay after that date. Messrs. Peterson, Steenbergen and Chinn are not participants in the ERP and ERPS since they did not meet the eligibility requirements by April 1, 2012.

Messrs. Berisford and Matturri are entitled to retirement benefits under two defined benefit plans of the Company: the Employee Retirement Plan of S&P Global, Inc. and Its Subsidiaries (generally referred to as the “ERP”) and the S&P Global, Inc. Employee Retirement Plan Supplement (generally referred to as the “ERP Supplement” or “ERPS”). Messrs. Peterson, Steenbergen and Chinn are not participants in these Plans because they did not meet the eligibility requirements before participation was frozen on April 1, 2012.
Messrs. Berisford and Matturri were fully vested in their benefits in the ERP and ERPS as of December 31, 2018.
       2019 Proxy Statement       91

EXECUTIVE COMPENSATION TABLES (continued)

Employee Retirement Plan of S&P Global Inc. and Its Subsidiaries (“ERP”)
The Company sponsors a qualified defined benefit pension Plan to provide retirement benefits to eligible U.S.-based employees of the Company, which was frozen to new participants and future accruals as of April 1, 2012. The Plan pays benefits at retirement to participants who terminate or retire from the Company after meeting the eligibility requirements for a benefit. The retirement benefit is based on a percentage of a participant’s total Plan compensation during such participant’s employment with the Company (this is called a career pay formula).
A Plan participant’s annual benefit accrual under the ERP is calculated as 1% of Plan compensation. The Plan compensation includes the participant’s base salary and short-term incentive award. Because this is a qualified Plan, the Plan compensation is restricted by the compensation limit imposed by the Internal Revenue Code. In 2012, the last year for which any benefits accrued under the ERP, this compensation limit was $250,000. The retirement benefit payable from this Plan is the sum of each year’s annual benefit accrual. This amount is available unreduced at the earlier of the Plan’s normal retirement age of 65 or age 62 if a participant has 10 years of service with the Company. If a participant has attained age 55 with 10 years of service with the Company, an early retirement benefit is available. The benefit is reduced by 4% per year for each year of payment prior to age 62 to reflect the earlier payments.
Participants can choose from among several optional forms of annuity payments under the ERP. A participant receives the highest monthly payment under a single life annuity, while the other payment forms result in a lower monthly benefit generally because payment may be made to a surviving joint annuitant or beneficiary following the participant’s death.
The present value estimates shown in the Pension Benefits Table assume payment of the named executive officers’ accumulated benefits under the ERP, based on pay and service earned through April 1, 2012, in the form of a single life annuity commencing on the earliest date the benefits are available unreduced (age 65 in the case of Mr. Berisford and age 62 in the case of Mr. Matturri). The values assume a discount rate of 4.40% and a mortality assumption based on the fully generational RP-2018 mortality table with MP-2018 improvement scale.
S&P Global Inc. Employee Retirement Plan Supplement (“ERPS”)
The Company also maintains a non-qualified pension Plan, which was similarly frozen to new participants and future accruals as of April 1, 2012. Prior to the freeze, this Plan was intended to help attract and retain the executive workforce by providing benefits incremental to those permitted under the qualified pension Plan.
The ERPS is designed to restore retirement benefits that cannot be paid under the ERP due to Internal Revenue Code limits. The benefit provided under the ERPS will effectively equal the difference between the benefit that would have been earned under the ERP, without regard to any pay or benefit limits, and the actual benefit payable under the ERP.
All Plan participants of the ERP are potentially eligible for the ERPS, including Messrs. Berisford and Matturri, provided that their ERP benefits are limited by the Internal Revenue Code limits. In general, a participant’s annual accrual under the ERPS is determined based on 1% of the Plan compensation under the ERP in excess of the Internal Revenue Code compensation limit for that year ($250,000 in 2012). The retirement benefit payable under the ERPS is the sum of each year’s annual benefit accrual. ERPS payments commence one year following separation from service or, if later, age 65, or age 62 with 10 years of service with the Company.
The present value estimates shown in the Pension Benefits Table for accumulated benefits under the ERPS assume a discount rate of 4.37% and are determined using the same payment and mortality assumptions as were used to estimate the values shown under the ERP.
92       2019 Proxy Statement

EXECUTIVE COMPENSATION TABLES (continued)

2018 Non-Qualified Deferred Compensation Table
The following Non-Qualified Deferred Compensation Table contains information concerning our various non-qualified savings and deferral Plans offered to our named executive officers. The Key Executive Short-Term Incentive Deferred Compensation Plan (“ST Incentive Deferred Comp”) permits executives to defer amounts previously earned on a pre-tax basis. The SIPS & ERAPS Plan is the S&P Global Inc. 401(k) Savings and Profit Sharing Plan Supplement, also referred to below as the Company’s “401(k) Savings and Profit Sharing Plan Supplement.”
Name	Plan	Executive Contributions in Last Fiscal Year ($) (1)	Company Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($) (4)

D. Peterson	SIPS & ERAPS	$237,900	$436,150	$58,579	—	$2,782,869
	ST Incentive Deferred Comp	—	—	$18,104	—	$591,009
	Total	$237,900	$436,150	$76,683	—	$3,373,878
E. Steenbergen	SIPS & ERAPS	$148,875	$272,938	$6,541	—	$486,351
	ST Incentive Deferred Comp	—	—	—	—	—
	Total	$148,875	$272,938	$6,541	—	$486,351
J. Berisford	SIPS & ERAPS	$98,625	$180,813	$24,592	—	$1,169,519
	ST Incentive Deferred Comp	—	—	—	—	—
	Total	$98,625	$180,813	$24,592		$1,169,519
M. Chinn	SIPS & ERAPS	$97,875	$179,438	$5,042	—	$365,493
	ST Incentive Deferred Comp	—	—	—	—	—
	Total	$97,875	$179,438	$5,042		$365,493
A. Matturri	SIPS & ERAPS	$229,688	$168,438	$34,698	—	$1,623,006
	ST Incentive Deferred Comp	—	—	—	—	—
	Total	$229,688	$168,438	$34,698	—	$1,623,006
(1)
Reflects executive contributions to the Company’s 401(k) Savings and Profit Sharing Plan Supplement for the 2018 fiscal year, as further described below.

(2)
Reflects Company contributions to the Company’s 401(k) Savings and Profit Sharing Plan Supplement for the 2018 fiscal year, all of which are reported in the All Other Compensation column of the Summary Compensation Table on pages 85 through 87 of this Proxy Statement.

(3)
Reflects non-qualified deferred compensation earnings under the Company’s 401(k) Savings and Profit Sharing Plan Supplement and Key Executive Short-Term Incentive Deferred Compensation Plan.

(4)
This column includes the following aggregated amounts that were disclosed in the Summary Compensation Tables of prior Proxy Statements: $1,210,352 for Mr. Peterson; $28,800 for Mr. Steenbergen; $576,402 for Mr. Berisford; $66,925 for Mr. Chinn; and $266,072 for Mr. Matturri.

The amounts shown as Company contributions represent employer savings and profit sharing contributions under the 401(k) Savings and Profit Sharing Plan Supplement. In 2013, the employer contribution for the savings plan component increased to 6% of eligible compensation above the IRS compensation limit. In 2014 and later years, participants are required to make employee contributions under the 401(k) Savings and Profit Sharing Supplement to receive the employer contributions to the savings plan component, and the amount of the employer contribution will be based on the amount of the employee contribution, up to 6% of eligible compensation above the IRS compensation limit. In 2012 and 2013, participants were required to make the maximum pre-tax contribution under the qualified 401(k) Savings and Profit Sharing Plan in order to receive the savings plan component supplement. These amounts are also included as All Other Compensation column in the Summary Compensation Table on pages 85 through 87 of this Proxy Statement. Account balances under the 401(k) Savings and Profit Sharing Plan Supplement are currently credited with interest at the rate earned on the
       2019 Proxy Statement       93

EXECUTIVE COMPENSATION TABLES (continued)

401(k) Savings and Profit Sharing Plan Stable Assets fund. The annual rate of interest credited under these Plans was 2.5% for the 2018 fiscal year. Account balances under the 401(k) Savings and Profit Sharing Plan Supplement are distributed to executives in the year following the year in which the executive separates from service.
Prior to 2014, executives could elect to defer all or part of their annual incentive award payment under the Key Executive Short-Term Incentive Deferred Compensation Plan. Earnings on amounts deferred under the Key Executive Short-Term Incentive Deferred Compensation Plan are credited at a rate equal to 120% of the applicable Federal Long-Term Rate as prescribed by the Internal Revenue Service in December of the year prior to the year in which the compensation is credited under the Plan. The interest rate that applied to outstanding balances during the 2018 fiscal year was 3.16%. Account balances under the Key Executive Short-Term Incentive Deferred Compensation Plan are distributed to executives in accordance with their individual elections. Participants may elect to receive their deferred award payments in a single lump sum or in up to 15 equal annual installments. Payments may commence within 60 days of retirement or termination or as of January 1 of the year following the year in which such event occurs.
In 2014, the Company enhanced the 401(k) Savings and Profit Sharing Plan Supplement to allow for deferrals of up to 25% of eligible pay above the IRS Compensation limit. As a result of this change, the Company decided to no longer offer a deferral opportunity under the Key Executive Short-Term Incentive Compensation Plan.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the applicable SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees (based on the median, as described below) and that of our President and CEO. We believe that the pay ratio included in this information is a reasonable estimate calculated in a manner consistent with SEC rules.
•
For 2018, the median annual total compensation of all our employees (other than our CEO) was $26,738, and the annual total compensation of our CEO was $12,360,845, as reported in the “2018 Summary Compensation Table” on page 85.
•
Based on this information, for 2018, the ratio of the annual total compensation of our CEO to the median annual total compensation of all other employees was estimated to be 462 to 1.
Supplemental Ratio Excluding One-Time, Special Equity Grant
We note that our CEO’s annual total compensation in 2018 was significantly impacted by a one-time, special RSU grant, which had a grant date value of  $2 million, in recognition of his superior individual performance and exceptional Company performance in 2017. Excluding the one-time, special RSU grant, our pay ratio would have been 387 to 1. In light of the CEO’s special grant, we believe this is a more representative indication of how our CEO pay compares to that of our global workforce. For more information on this grant, see page 78.
Our Workforce
As a Company with a global workforce, we invest in our employees at all levels and are committed to providing competitive pay and benefits in every business and geography in which we operate. Market pay levels and pay practices are important factors that we consider in setting competitive compensation that rewards performance and meets the needs of our diverse workforce. With offices in 32 countries and approximately 75% of our employees located outside the United States, the global footprint of our business drives the median pay level at S&P Global.
94       2019 Proxy Statement

EXECUTIVE COMPENSATION TABLES (continued)

Methodology
Pursuant to the SEC rules, the median annual total compensation of all our employees (other than the CEO) is based on the annual total compensation of our “median employee.” We identified the median employee for our 2017 pay ratio using the following methodology:
•
We considered the compensation of 20,270 S&P Global employees (other than the CEO) located worldwide (approximately 25% of whom were located in the United States and 75% of whom were located in jurisdictions outside the United States) as of October 1, 2017. We did not exclude any countries and we did not make any adjustments for cost of living.
•
We used total cash compensation, consisting of total base pay, plus bonus and commission payments, for the trailing 12-month period from October 1, 2016 to September 30, 2017 as the compensation measure for identifying our median employee. The compensation measure was consistently applied to all employees across our global workforce.
•
Using this methodology, we determined that the median employee was a full-time, salaried employee located outside the United States who provides services as a junior professional at one of our overseas operations sites in the Asia Pacific region.
SEC rules permit us to identify the median employee only once every three years, unless there have been changes in our employee population or employee compensation arrangements that we believe would result in a significant change in our pay ratio disclosure. There has been no change in our employee population or
       2019 Proxy Statement       95

EXECUTIVE COMPENSATION TABLES (continued)

employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure. As a result, we decided to use the same median employee that we identified for our 2017 pay ratio disclosure.
In determining our 2018 pay ratio, we calculated the median employee’s annual total compensation in the same manner as the named executive officers in the “2018 Summary Compensation Table” beginning on page 85 and used an average rate of exchange from local currency to U.S. dollars for the 12-month period ending on December 31, 2018.
The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to exclude up to 5% of the workforce, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, our pay ratio may not be comparable to the ratio reported by other companies, as other companies have different employee populations, geographic locations, business strategies and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
Potential Payments Upon Termination or Change-in-Control
The NEOs may be eligible to receive certain payments and benefits under our severance, incentive and retirement plans in connection with the named executive officer’s termination of employment or a change-in-control. Described below are the specific events that would trigger the payments and benefits, and the estimated payments and benefits that would be provided to the named executive officers upon the occurrence of these events.
Severance Plans
Senior Executive Severance
The NEOs are eligible for severance benefits under our Senior Executive Severance Plan upon the occurrence of the following triggering events:
•
the Company terminates the executive’s employment other than for cause;
•
the executive resigns due to an adverse change in the executive’s functions, duties or responsibilities that would cause the executive’s position to have substantially less responsibility, importance or scope; or
•
the executive resigns due to a reduction of the executive’s base salary by 10% or more.
In addition, the executive will be eligible for severance benefits if the executive resigns following a change-in-control because:
•
the executive’s base salary is reduced (other than a reduction of less than 10% as part of a Company wide salary reduction) below the highest rate in effect since the beginning of the 24-month period prior to the change-in-control;
•
the executive’s annual or long-term incentive opportunity is materially less favorable than at any time since the beginning of the 24-month period prior to the change-in-control;
•
the aggregate value of the executive’s pension and welfare benefits is materially reduced;
•
the executive is required to transfer to a principal business location that increases the distance to the executive’s residence by more than 35 miles;
•
there is an adverse change in the executive’s title or reporting relationship or an adverse change by the Company in the executive’s authority, functions, duties or responsibilities (other than that which results solely from the Company ceasing to have a publicly traded class of common stock or the executive no longer serving as the chief executive, or reporting to the chief executive, of an independent, publicly traded company as a result thereof), which change would cause the executive’s position with the Company to become one of substantially less responsibility, importance or scope; or
96       2019 Proxy Statement

EXECUTIVE COMPENSATION TABLES (continued)

•
a successor to the Company fails to adopt the Plan.
A termination for “cause” generally means a termination due to misconduct that results in, or could reasonably be expected to result in, material damage to the Company’s property, business or reputation.
A “change-in-control” generally means:
•
a person or group acquires 20% or more of the Company’s voting securities;
•
the members of our Board of Directors, together with persons approved by a majority of those members or persons approved by them, no longer make up a majority of the Board;
•
consummation of a merger or consolidation involving the Company if our voting securities do not represent more than 50% of the outstanding shares and voting power of the company surviving the transaction; or
•
our shareholders approve the liquidation or dissolution of the Company.
A change-in-control by reason of a change in a majority of our Board, as described above, could arise, for example, as a result of a contested election (or elections) in which shareholders elect a majority of the members of the Board from nominees who are not nominated for election by the incumbent Board.
Under the Plan, as it was in effect as of December 31, 2018, each named executive officer (other than the CEO, whose severance benefits are described below separately) was eligible to receive the following severance benefits upon the occurrence of one of the termination events described above:
•
continued payment of the executive’s base salary and participation in the Company’s non-qualified retirement, life, medical, dental, accidental death and disability insurance benefit plans during a severance period of 12 months;
•
a lump sum payment at the end of the severance period equal to six months of the executive’s base salary; and
•
an additional lump sum severance payment at the end of the severance period equal to 10% of the lump sum payment calculated above in lieu of continued benefits.
Under the Plan, as it was in effect as of December 31, 2018, the CEO, Mr. Peterson, was eligible to receive the following severance benefits upon the occurrence of one of the termination events described above:
•
continued payment of the executive’s base salary and participation in the Company’s non-qualified retirement, life, medical, dental, accidental death and disability insurance benefit plans during a severance period of 12 months;
•
a lump sum payment at the end of the severance period equal to 12 months of the executive’s base salary; and
•
an additional lump sum severance payment at the end of the severance period equal to 10% of the lump sum payment calculated above in lieu of continued benefits.
If the triggering event takes place following a change-in-control, then (i) the total severance payments for all named executive officers (including Mr. Peterson) during the 12-month severance period would be equal to the sum of the executive’s annual base salary and annual target incentive award, and (ii) the lump sum payment due at the end of the severance period would also be equal to the sum of the executive’s annual base salary and annual target incentive award, increased by an amount equal to 10% of the lump sum in lieu of benefits. In each case, to receive the separation pay due under the Plan, the executive would have to sign a general release of claims against the Company.
General Severance Treatment
In general, if payments under the Senior Executive Severance Plan are considered “excess parachute payments” under Section 280G of the Internal Revenue Code, then a deduction to the Company will be disallowed and the executive will be subject to an excise tax equal to 20% of the excess parachute payment amount. Because of the way the excise tax is calculated, in certain circumstances, the executive may receive a larger after-tax amount
       2019 Proxy Statement       97

EXECUTIVE COMPENSATION TABLES (continued)

(and the Company will be entitled to a larger tax deduction) if the gross amount payable to the executive is reduced. In this case, certain of the executive’s payments would be “cut back” to the largest amount that would not result in payment of any excise tax.
Severance payments to the named executive officers that constitute non-qualified deferred compensation under Section 409A of the Internal Revenue Code will generally be delayed during the first six months following the executive’s termination, as required under Section 409A, and installments that would have otherwise been paid during the six-month delay will be paid in a lump sum following the end of the six-month delay.
Estimated Severance as of December 31, 2018
The following table shows the estimated payments and benefits that would have been provided to each NEO if the executive’s employment had involuntarily terminated on December 31, 2018:
Name	Payment on Termination ($) (1)	Payment on Termination Following Change-in-Control ($) (2)

D. Peterson	$2,100,000	$6,930,000
E. Steenbergen	$1,278,750	$4,147,500
J. Berisford	$968,750	$3,202,500
M. Chinn	$968,750	$3,202,500
A. Matturri	$968,750	$3,150,000
(1)
The estimated payment on termination reflects the amount payable, including the estimated value of continued benefit coverage during the severance period.

(2)
For all NEOs, the estimated payment on termination following a change-in-control includes the severance benefit payable under the applicable plan plus 10% of the lump sum portion of the severance amount in lieu of continued benefit coverage.

Key Executive Short-Term Incentive Compensation Plan
The NEOs may receive a portion of their annual incentive award under the Company’s Key Executive Short-Term Incentive Compensation Plan if the executive terminates employment because of death, disability or retirement, or if the Company terminates the executive’s employment other than for cause. Payments are prorated for the period the executive was employed during the year and are made to the executive in a lump sum on the regular payment date under the Plan.
If there is a change-in-control, each named executive officer will receive a payment equal to the average of the NEO’s annual incentive award payments for the preceding three years, prorated for the period elapsed through the date of the change-in-control. The Company may also pay the executive any additional amount necessary to reflect the actual achievement of the Company performance objectives and individual performance criteria for the executive through the date of the change-in-control.
98       2019 Proxy Statement

EXECUTIVE COMPENSATION TABLES (continued)

Estimated Short-Term Incentive Payments as of December 31, 2018
The following table shows the estimated payments that would have been provided under the Key Executive Short-Term Incentive Compensation Plan to each named executive officer if the executive’s employment had terminated on December 31, 2018, or if a change-in-control had occurred on that date:
Name	Payment on Termination ($) (1)	Payment on Change-in-Control ($) (2)

D. Peterson	$2,300,000	$2,688,333
E. Steenbergen	$1,150,000	$1,950,000
J. Berisford	$900,000	$903,500
M. Chinn	$900,000	$845,000
A. Matturri	$875,000	$916,000
(1)
This assumes 2018 full-year target level of achievement for the named executive officers. The actual payments under the Company’s Key Executive Short-Term Incentive Compensation Plan are reflected in the Summary Compensation Table on pages 85 through 87 of this Proxy Statement.

(2)
Reflects the average of the actual payments paid over the last three years.

Stock Incentive Plan
Each of the named executive officers has been granted PSUs, RSUs and/or stock options under the Company’s 2002 Stock Incentive Plan. These awards are described on pages 88 and 89 of this Proxy Statement.
Performance Share Units
If the executive terminates employment due to retirement or disability, or in the event of termination of employment by the Company other than for cause, with the approval of the Compensation and Leadership Development Committee, the executive receives the number of shares that would be payable under the terms of the award based on the actual performance for the performance period, prorated for the period of time during the award cycle that the executive was employed and during which the executive receives separation pay. Delivery of the awarded shares is made in the year following the normal maturity date for the award.
In the case of the executive’s death, the number of shares awarded is based on actual performance for the performance period, prorated for the period of time completed during the award cycle. Delivery of the awarded shares is made by March 15 of the year following the executive’s death.
In the event of a change-in-control during the performance period, if assumed on substantially the same terms and conditions, the PSU awards will convert into an award of time-vesting RSUs with respect to a number of shares determined as follows: if less than 50% of the performance period has elapsed, the number of shares will be based on target performance, and if 50% or more of the performance period has elapsed, the number of shares will be based on actual performance as of the change-in-control. The converted RSUs will then continue to vest pursuant to the original vesting schedule of the PSUs, except that they will vest in full if the executive’s employment is terminated due to retirement, disability or death or by the Company without cause. If the awards are not so assumed, they will be deemed to be earned at the higher of target or actual performance as of the change-in-control date, and the award will vest in full.
       2019 Proxy Statement       99

EXECUTIVE COMPENSATION TABLES (continued)

Restricted Stock Units
If the NEO terminates employment due to retirement, disability or death, or, with the approval of the Compensation and Leadership Committee, if the Company terminates the executive other than for cause, the executive is eligible to receive a portion of the shares that are covered by the outstanding RSUs. In the case of the executive’s death, delivery of the awarded shares is made within 60 days following the date of the employee’s passing.
In the event of a change-in-control during the vesting period, if assumed on substantially the same terms and conditions, RSUs will roll over into awards of the successor company’s stock and will remain outstanding subject to their original vesting terms, except that they will vest in full if the executive’s employment is terminated due to retirement, disability or death or by the Company without cause within 24 months following the change-in-control. If RSUs are not so assumed, they will vest in full upon the change-in-control.
Stock Options
If the named executive officer terminates employment due to death, disability or normal retirement, the executive’s stock options will vest in full. In addition, in the case of death, the options will be exercisable for one year following the date of death, and, in the case of disability or retirement, until the end of the option term. If the executive terminates employment due to early retirement, generally, the vesting of the executive’s stock options will not accelerate, but, to the extent they are vested at the time of retirement and the executive is 55 or older with 10 years of continuous service, the options will be exercisable until the end of the option term.
In the event of a change-in-control, all outstanding stock options will vest in full and will either be converted into awards based on the common stock of the surviving company or paid to the executive in cash. Cash payments under options will be equal to the value of the option shares, generally the highest price per share paid in the change-in-control, less the exercise price of the shares.
Long-Term Cash Awards
S&P Dow Jones Indices Long-Term Cash Awards
If the executive terminates due to retirement or death, the executive receives the dollar value in cash that would be payable under the terms of the award based on actual performance for the performance period, prorated for the number of months during the award cycle that the executive was employed. In the event of termination of employment by the Company other than for cause, with the approval of the Compensation and Leadership Development Committee, the executive receives the dollar value in cash that would be payable under the terms of the award based on actual performance for the performance period, prorated for the period of time during the award cycle that the executive was employed and during which the executive receives separation pay. Payment of the award is made on or before March 15 in the year following the normal maturity date for the award. In the case of the executive’s death, the payment will be made in the year following the executive’s death.
In the event of a change-in-control during the performance period, the Board of the Company may take all actions it may determine necessary or appropriate to treat the executive equitably, including without limitation the modification or waiver of applicable performance measures, the performance period or cash awards.
100       2019 Proxy Statement

EXECUTIVE COMPENSATION TABLES (continued)

Estimated Long-Term Award Payments as of December 31, 2018
The following table shows the estimated payments and benefits that would have been provided to each named executive officer in respect of stock options and Long-Term Awards under the Company’s 2002 Stock Incentive Plan if the executive’s employment had terminated on December 31, 2018, or if a change-in-control had occurred on that date:
Name	Termination of Employment			Change-in-Control
	Stock Options ($) (1)	Long-Term Awards ($) (1)(2)	Total ($)	Stock Options ($) (1)	Long-Term Awards ($) (1)(3)	Total ($)
D. Peterson	$—	$24,931,641	$24,931,641	$—	$27,775,927	$27,775,927
E. Steenbergen	$—	$9,799,473	$9,799,473	$—	$10,495,037	$10,495,037
J. Berisford	$—	$5,079,801	$5,079,801	$—	$5,538,299	$5,538,299
M. Chinn	$—	$4,125,632	$4,125,632	$—	$4,584,130	$4,584,130
A. Matturri	$—	$3,614,147	$3,614,147	$—	$3,985,108	$3,985,108
(1)
Dollar value determined using SPGI’s December 31, 2018 closing stock price of  $169.94.

(2)
For Messrs. Peterson, Steenbergen, Berisford and Chinn, reflects actual achievement in the 2016 PSU cycle and prorated participation and target achievement in the 2017 and 2018 PSU award cycles through December 31, 2018 upon death, disability or retirement, or involuntary termination without cause, with the consent of the Compensation and Leadership Development Committee. For Mr. Matturri, reflects actual achievement in the 2016 long-term cash cycle and prorated participation and target achievement in the 2017 and 2018 long-term cash award cycles and actual achievement in the 2016 PSU cycle and target achievement in the 2017 and 2018 PSU cycles through December 31, 2018 upon death, disability or retirement, or involuntary termination without cause, with the consent of the Compensation and Leadership Development Committee. For all NEOs, this amount also includes time-based RSU awards.

(3)
For Messrs. Peterson, Steenbergen, Berisford and Chinn, reflects actual achievement of the 2016 PSU award and target achievement of the performance goals for the 2017 and 2018 PSU awards. For Mr. Matturri, reflects actual achievement of the 2016 long-term cash award and target achievement of the performance goals for the 2017 and 2018 long-term cash awards and actual achievement in the 2016 PSU cycle and target achievement in the 2017 and 2018 PSU awards. For all NEOs, this amount also includes time-based RSU awards.

       2019 Proxy Statement       101

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION
2018 Director Compensation Table
Directors who are employees of the Company receive no additional compensation for serving on the Board or its Committees. The following table contains information regarding the compensation that the Company paid to the non-employee Directors in 2018, excluding William J. Amelio, who became a Director in 2019.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($) (2)	Total ($)

Marco Alverà	$100,000	$150,000	$3,553	$253,553

William D. Green	$118,000 (4)	$150,000	$127	$268,127

Charles E. Haldeman, Jr.	$250,000 (5)	$150,000	$127	$400,127

Stephanie C. Hill	$97,000	$150,000	$127	$247,127

Rebecca J. Jacoby	$97,000	$150,000	$127	$247,127

Monique F. Leroux	$104,500	$150,000	$127	$254,627

Maria R. Morris	$108,500	$150,000	$127	$258,627

Sir Michael Rake (3)	$106,500 (5)	$150,000	$127	$256,627

Edward B. Rust, Jr.	$118,000	$150,000	$5,127	$273,127

Kurt L. Schmoke	$98,500 (6)	$150,000	$627	$249,127

Richard E. Thornburgh	$118,000 (4)	$150,000	$127	$268,127
(1)
Represents grant date fair value calculated in accordance with FASB ASC Topic 718 for deferred stock credited under the Director Deferred Stock Ownership Plan, as described below. The assumptions used to calculate the grant date fair value of the deferred share credits were in accordance with FASB ASC Topic 718 as disclosed in Footnote 8 to the 2018 Consolidated Financial Statements, which appear in the Company’s Form 10-K filed with the SEC on February 13, 2019. The awards outstanding under this Plan as of December 31, 2018, further described on pages 104 and 105 of this Proxy Statement, are as follows:

Name	# of Shares

Marco Alverà	749

William D. Green	9,985

Charles E. Haldeman, Jr.	16,610

Stephanie C. Hill	901

Rebecca Jacoby	3,589

Monique F. Leroux	1,170

Maria R. Morris	1,170

Sir Michael Rake	22,634

Edward B. Rust, Jr.	71,173

Kurt L. Schmoke	43,174

Richard E. Thornburgh	9,677
(2)
Represents life insurance premiums for all Directors, Company contributions through the S&P Global PAC charitable matching program for Messrs. Rust and Schmoke and Company contributions in the name of Mr. Alverà under the S&P Global Matching Gift Program.

(3)
Sir Michael Rake plans to retire from the Board at the 2019 Annual Meeting on May 9, 2019.

102       2019 Proxy Statement

DIRECTOR COMPENSATION (continued)

(4)
Voluntarily elected to fully defer this payment under the Director Deferred Compensation Plan.

(5)
Voluntarily elected to fully defer all or a portion of this payment under the Director Deferred Stock Ownership Plan.

(6)
Voluntarily elected to defer one-half of this payment under the Director Deferred Stock Ownership Plan and the remaining one-half under the Director Deferred Compensation Plan.

       2019 Proxy Statement       103

DIRECTOR COMPENSATION (continued)

DIRECTOR COMPENSATION AND GOVERNANCE
Overview of Key Best Practices
Our Director compensation program continues to align with long-term shareholder interests, including by the following:
DIRECTOR COMPENSATION PRACTICE		COMPANY POLICY	MORE DETAIL

✔	Emphasis on Equity Compensation	The most significant portion of non-employee Director compensation is the annual equity grant payable as an annual deferred share award.	Pg. 104

✔	Holding Requirement	Our non-employee Directors must hold all equity compensation granted to them in the form of deferred share credits during their tenure until they retire, and shares of the Company’s common stock underlying these awards are not delivered until following a Director’s termination of Board membership.	Pg. 106

✔	Robust Stock Ownership Guidelines	Our Director stock ownership guidelines require Directors to acquire 400 shares of the Company’s common stock within 90 days and five times (5x) the cash component of the annual Board retainer within five years of election to the Board.	Pg. 106

✔	Anti-Hedging and Anti-Pledging Policy	Our anti-hedging and anti-pledging policy prohibits Directors from engaging in hedging and pledging transactions related to Company stock.	Pg. 106
Director Compensation Program
The Company provides annual compensation to non-employee Directors as follows:
Cash Compensation
The annual cash compensation paid to our non-employee Directors in respect of 2018 was:
•
an annual cash retainer of  $70,000;
•
$1,500 for each Board meeting attended;
•
$1,500 for each Committee meeting attended;
•
an annual cash retainer of  $15,000 to the Chairs of Committees of the Board; and
•
an annual cash retainer of  $150,000 to the non-executive Chairman of the Board.
Share Compensation
The most significant portion of non-employee Director compensation is the annual equity grant payable as an annual deferred share award. In 2018, each non-employee Director received a deferred share credit of $150,000 pursuant to the Director Deferred Stock Ownership Plan. The $150,000 share credit in respect of fiscal year 2018 was credited as 883.13 deferred shares based on the closing price of the Company’s common stock on January 2, 2019 of  $169.85. The deferred share credits are payable in shares of the Company’s common stock following a Director’s termination of Board membership.
The Director Deferred Stock Ownership Plan also permits Directors to elect to receive all or part of their annual cash compensation in deferred shares of common stock in lieu of the cash payments. For 2019, the Company has written agreements with Messrs. Green, Haldeman and Schmoke to receive all or part of their 2019 cash payments as deferred shares.
104       2019 Proxy Statement

DIRECTOR COMPENSATION (continued)

Other Director Plans and Other Compensation
In addition, Directors may elect to defer all or part of their annual cash compensation under the Director Deferred Compensation Plan. For 2019, the Company has written agreements to defer cash payments under this Plan with Messrs. Schmoke and Thornburgh. Interest is payable on the deferred cash amount at 120% of the applicable Federal Long-Term Rate, as prescribed by the Internal Revenue Service in December of the year prior to the year in which the Director compensation is credited.
Our non-employee Directors are also reimbursed for tuition and related expenses for continuing director education courses. Mr. Schmoke and Ms. Morris were reimbursed for tuition expenses in 2018.
As discussed on pages 79 and 79 of this Proxy Statement, our Directors are eligible to participate in our director charitable matching program with respect to contributions made to the S&P Global PAC. Under the S&P Global PAC program, the Company contributes funds to a charitable organization of the Director’s choice that match the Director’s contribution to the S&P Global PAC, up to a maximum of  $5,000 per annum. In 2018, the Company made matching charitable contributions under the S&P Global PAC program for Messrs. Rust and Schmoke.
Additionally, our Directors may participate in the charitable S&P Global Matching Gift Program, up to a maximum participant donation of  $5,000 (or the currency equivalent) in the aggregate per year. In 2018, the Company elected to double the corporate matched contribution for charitable contributions made during certain periods of the year to a corporate match of up to $10,000 in the aggregate. This program is generally available to all our employees and Directors as well as retired employees or directors for up to three years following their retirement.
2019 Non-Employee Director Compensation Design Changes
The Nominating and Corporate Governance Committee, comprised of independent Directors, periodically reviews the competitiveness of the Company’s non-employee Director compensation based on pay practices among the Company’s Proxy Peer Group, as described on page 60 of this Proxy Statement, and broader general industry practices for similarly sized companies in the S&P 500. The Committee recommends any changes to the Director compensation program in connection with its review to the Board.
During 2018, the Committee engaged Pay Governance LLC, an independent compensation consultant, to review director compensation survey data and advise the Committee on changes, if any, to non-employee Director compensation. Based on the Committee’s review of the competitive market analysis and advice of Pay Governance, the Committee recommended replacing all Board and Committee meeting fees with a retainer-based pay design constructed to deliver market competitive total pay at median compensation levels and recognize the different service requirements of each Committee with standard Committee member retainers.
As a result of the Committee’s recommendation, the Board approved the following changes to take effect for Board service in fiscal year 2019:
•
Eliminated fees paid for attendance at Board and Committee meetings
•
Increased the annual cash retainer from $70,000 to $90,000 to compensate for elimination of Board meeting fees
•
Maintained the annual cash retainer of  $15,000 for Committee Chairs
•
Introduced an annual cash retainer for Committee members at the following levels:
◦
$15,000 for Audit Committee members

◦
$10,000 for Compensation and Leadership Development Committee and Nominating and Corporate Governance Committee members

◦
$12,000 for Financial Policy Committee members

•
Increased the annual equity grant from $150,000 to $160,000, subject to shareholder approval of the Director Deferred Stock Ownership Plan, as Amended and Restated, at the Annual Meeting.
       2019 Proxy Statement       105

DIRECTOR COMPENSATION (continued)

We are also asking shareholders to approve an Amended and Restated Director Deferred Stock Ownership Plan, which increases the value of the annual deferred share award from $150,000 to $160,000 and introduces meaningful, annual limits on future increases to Director stock awards under the Plan.
See “Item Four — Proposal to approve of the Company’s Director Deferred Stock Ownership Plan, as Amended and Restated” beginning on page 121 of this Proxy Statement for more details regarding these and other plan changes.
We believe the changes to total Director compensation preserve our program’s emphasis on deferred equity compensation, which aligns the interests of our Directors with the financial performance of the Company and promotes long-term shareholder value.
Director Stock Ownership Guidelines
Under the Company’s By-Laws, each Director is required to own or acquire 400 shares of the Company’s common stock within 90 days of his or her election to the Board and to hold such shares through his or her entire tenure as a Director. Additionally, under the Company’s Non-Employee Director Stock Ownership Guidelines, each non-employee Director is required to own or acquire, within five years of election to the Company’s Board of Directors, shares of common stock of the Company (including deferred share units held under the Director Deferred Stock Ownership Plan) having a market value of at least five times (5x) the annual cash retainer for serving as a Director of the Company at all times during his or her tenure.
Based on the holdings of shares and deferred share units under the Director Deferred Stock Ownership Plan, as of February 26, 2019, each Director was in compliance with the minimum holding requirement under the Company’s Non-Employee Director Stock Ownership Guidelines (taking into account the applicable five-year transition period).
The full policy can be viewed and downloaded from the Corporate Governance section of the Company’s Investor Relations website at http://investor.spglobal.com.
Insider Trading Policy
Under the Company’s Insider Trading Policy, Directors, executive officers and other designated employees are prohibited without exception from pledging Company stock as well as from engaging in hedging transactions related to Company stock, such as puts, calls, swaps, collars and other arrangements intended to hedge exposure to Company stock or provide protection against declines in the value of Company stock. None of our Directors has shares of Company stock subject to a pledge.
106       2019 Proxy Statement

OWNERSHIP OF COMPANY STOCK

OWNERSHIP OF COMPANY STOCK
A beneficial owner of stock is a person who has voting power, meaning the power to control voting decisions, or investment power, meaning the power to cause the sale of the stock.
Company Stock Ownership of Management (1)(2)
The following table shows the number of shares of the Company’s common stock beneficially owned on February 26, 2019 by each of our Directors and Director nominees; the Chief Executive Officer and the other four named executive officers in the Summary Compensation Table; and all individuals who served as Directors or executive officers at February 26, 2019, as a group.
Name of Beneficial Owner	Sole Voting Power and Sole Investment Power (#)	Shared Voting Power and Shared Investment Power (#)	Right to Acquire Shares within 60 Days by Exercise of Options (#)	Total Number of Shares Beneficially Owned (#)	Percent of Common Stock (%) (1)	Director Deferred Stock Ownership Plan (#) (3)

Marco Alverà	400	—	—	400	(4)	1,651

William J. Amelio (5)	—	—	—	—	(4)	—

John L. Berisford	35,689	—	—	35,689	(4)	—

Michael A. Chinn (6)	32,437	—	—	32,437	(4)	—

William D. Green	1,000	—	—	1,000	(4)	10,996

Charles E. Haldeman, Jr.	3,000	—	—	3,000	(4)	19,188

Stephanie C. Hill	400	—	—	400	(4)	1,805

Rebecca J. Jacoby	400	—	—	400	(4)	4,524

Monique F. Leroux	500	—	—	500	(4)	2,077

Alexander J. Matturri	17,675	—	16,259	33,934	(4)	—

Maria R. Morris	400	—	—	400	(4)	2,077

Douglas L. Peterson	175,131	—	51,304	226,435	(4)	—

Sir Michael Rake (7)	400	—	—	400	(4)	23,982

Edward B. Rust, Jr.	2,000	—	—	2,000	(4)	72,904

Kurt L. Schmoke	1,036	—	—	1,036	(4)	44,870

Ewout L. Steenbergen	18,794	—	—	18,794	(4)	—

Richard E. Thornburgh	1,300	3,300 (8)	—	1,300	(4)	10,684

All Directors and executive officers of the Company as a group (a total of 25, including those named above) (9)	338,247	10,527	73,752	419,226	0.2%	194,758
(1)
The number of shares of common stock outstanding on February 26, 2019 was 245,433,907. The percent of common stock is based on such number of shares and is rounded off to the nearest one-tenth of one percent, determined in accordance with the beneficial ownership rules under Rule 13d-3 under the Securities Exchange Act of 1934.

(2)
None of the shares included in the above table constitutes Directors’ qualifying shares.

       2019 Proxy Statement       107

OWNERSHIP OF COMPANY STOCK (continued)

(3)
This amount represents the number of shares of the Company’s common stock that has been credited to a bookkeeping account maintained for each non-employee Director of the Company under the Director Deferred Stock Ownership Plan. This Plan is further described beginning on page 104 of this Proxy Statement.

(4)
Less than 1%.

(5)
Mr. Amelio became a Director as of March 15, 2019.

(6)
Mr. Chinn voluntarily resigned from his position, effective January 2, 2019, and will remain with the Company through March 2019.

(7)
Sir Michael Rake plans to retire from the Board at the 2019 Annual Meeting on May 9, 2019.

(8)
With respect to the shares reported in the table above for Mr. Richard E. Thornburgh, Mr. Thornburgh has shared voting and investment power as a co-trustee over 3,300 shares held in the Thornburgh Family Foundation. Mr. Thornburgh disclaims any beneficial interest in the shares in this charitable foundation.

(9)
Spouses and children of some members of this group may own other shares in which the members of this group disclaim any beneficial interest and which are not included in the above table.

Company Stock Ownership of Certain Beneficial Owners
The following table shows information as to any person known to the Company to be the beneficial owner of more than 5% of the Company’s common stock on the date indicated below.
Name and Address of Beneficial Owner	Sole or Shared Voting Power (#)	Sole or Shared Dispositive Power (#)	Total Number of Shares Beneficially Owned (#)	Percent of Common Stock (%) (1)

The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania 19355 (2)	367,228	20,856,350	20,856,350	8.31%

BlackRock, Inc. 55 East 52nd Street New York, New York 10022 (3)	14,476,947	17,062,252	17,062,252	6.80%

State Street Corporation State Street Financial Center One Lincoln Street Boston, Massachusetts 02111 (4)	11,314,151	12,068,382	12,432,605	4.90%
(1)
The percent of common stock is based on information reported in SEC filings as noted in footnotes (2) through (3) below.

(2)
On February 13, 2019, The Vanguard Group (“Vanguard”) filed an amended Schedule 13G with the SEC disclosing its beneficial ownership of the Company’s common stock. Vanguard has certified in its amended Schedule 13G filing that the Company’s common stock was acquired and is held in the ordinary course of business, and was not acquired and is not held for the purpose of changing or influencing control of the Company. The amended Schedule 13G does not identify any shares with respect to which there is a right to acquire beneficial ownership.

(3)
On February 7, 2019, BlackRock, Inc. (“BlackRock”) filed an amended Schedule 13G with the SEC disclosing its beneficial ownership of the Company’s common stock. BlackRock has certified in its amended Schedule 13G filing that the Company’s common stock was acquired and is held in the ordinary course of business, and was not acquired and is not held for the purpose of changing or influencing control of the Company. The amended Schedule 13G does not identify any shares with respect to which there is a right to acquire beneficial ownership.

108       2019 Proxy Statement

OWNERSHIP OF COMPANY STOCK (continued)

(4)
On February 12, 2019, State Street Corporation (“State Street”) filed an amended Schedule 13G with the SEC disclosing its beneficial ownership of the Company’s common stock. State Street has certified in its amended Schedule 13G filing that the Company’s common stock was acquired and is held in the ordinary course of business, and was not acquired and is not held for the purpose of changing or influencing control of the Company. The amended Schedule 13G does not identify any shares with respect to which there is a right to acquire beneficial ownership.

       2019 Proxy Statement       109

BENEFICIAL OWNERSHIP REPORTING AND ACCOUNTING FIRM FEES AND SERVICES

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE
Under SEC rules, our Directors, executive officers and holders of more than 10% of our stock, if any, are required to file with the SEC reports of holdings and changes in beneficial ownership of Company stock. We have reviewed copies of these SEC reports as well as other records and information. Based on that review, we believe that all reports were timely filed during 2018.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES AND SERVICES
Shareholders are being asked to ratify the appointment of Ernst & Young LLP as the independent Registered Public Accounting Firm for the Company and its subsidiaries for 2019. Please see page 125 of this Proxy Statement for voting information. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so, and such representative will be available to respond to appropriate questions.
During the years ended December 31, 2018 and December 31, 2017, Ernst & Young LLP audited the consolidated financial statements of the Company and its subsidiaries. The aggregate fees that Ernst & Young LLP billed the Company for these years for professional services rendered were as follows:
Services Rendered	Year Ended 12/31/18	Year Ended 12/31/17

Audit Fees	$6,863,000	$6,560,000

Audit-Related Fees	$1,736,000	$1,636,000

Tax Compliance Fees	$2,024,000	$2,071,000

All Other Fees	—	—
•
Audit fees included fees for professional services rendered for the audits of the consolidated financial statements of the Company, audits of the effectiveness of the Company’s internal control over financial reporting, reviews of the quarterly consolidated financial statements, statutory audits, securities registration statements and accounting consultations on matters related to the annual audits or interim reviews.
•
Audit-related fees generally included fees for benefit plans or other special-purpose audits, and other attest services related to the Company’s regulatory environment
•
Tax compliance fees included fees primarily for tax compliance and related advice.
•
All other fees generally include fees for advisory services related to accounting principles, rules and regulations.
In addition, the policies and procedures contained in the Audit Committee Charter (which can be viewed and downloaded from the Corporate Governance section of the Company’s Investor Relations website at http://investor.spglobal.com) provide that the Committee must pre-approve both the retention of the independent auditor for non-audit services and the fee for such services in accordance with the Company’s independence guidelines.
110       2019 Proxy Statement

BENEFICIAL OWNERSHIP REPORTING AND ACCOUNTING FIRM FEES AND SERVICES (continued)

Audit Committee Report
The Audit Committee (the “Committee”) reviews the Company’s financial reporting process on behalf of the Board. All of the members of the Committee are independent Directors as defined in the rules of the New York Stock Exchange. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Board has adopted a written Charter for the Audit Committee.
In this context, the Committee has met and held discussions with management and the Company’s Independent Registered Public Accounting Firm, Ernst & Young LLP (“EY”). Management represented to the Committee that it is responsible for the financial reporting process, including the system of internal controls, for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and for the report on the Company’s internal controls over financial reporting. The Committee has reviewed and discussed the consolidated financial statements with management and EY, which review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee also discussed with management the process used to support the certifications required by the Sarbanes-Oxley Act of 2002 and to support management’s annual report on the Company’s internal controls over financial reporting. The Committee discussed with EY the integrated audit results as required by the Public Company Accounting Oversight Board (“PCAOB”), rules of the SEC, and other applicable regulations.
In addition, the Committee has reviewed and discussed with EY the firm’s independence from the Company and its management. The Committee received from EY the written disclosures and the letter regarding its independence as required by the PCAOB’s applicable requirements.
The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of EY for the purposes of preparing or issuing the audit report or performing the audit of the Company. The Committee has also considered whether the provision of services by EY not related to the audit of the financial statements is compatible with maintaining EY’s independence. The Committee pre-approves all fees for services provided by EY.
The Committee evaluates EY’s performance, taking into consideration the following factors: management’s perception of expertise and past performance, external data relating to audit quality, independence, appropriateness of fees, global reach relative to the Company’s business, tenure as our independent auditor and familiarity with our operations and businesses, accounting policies and practices and system of internal controls. The Committee periodically reviews and evaluates the performance of EY’s lead audit partner, ensures the audit partner rotation as required by law and, through the Committee Chair as representative of the Committee, reviews and considers the selection of the lead audit partner.
The Committee discussed with EY the overall scope and plans for its respective audits. The Committee met with the internal auditors and EY, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.
In reliance on the reviews and discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in the Company’s Form 10-K for the year ended December 31, 2018, as filed with the SEC. The Committee and the Board believe that the continued retention of EY to serve as the Company’s Independent Registered Public Accounting Firm is in the best interests of the Company and its shareholders and have recommended that shareholders ratify the appointment of EY as the Company’s Independent Registered Public Accounting Firm for 2019.
Maria R. Morris (Chair)
Stephanie C. Hill
Monique F. Leroux
Sir Michael Rake
Richard E. Thornburgh
       2019 Proxy Statement       111

ITEMS OF BUSINESS TO BE ACTED ON AT THE ANNUAL MEETING

ITEMS OF BUSINESS TO BE ACTED ON AT THE ANNUAL MEETING
Item 1. Election of Directors
The persons listed below, each of whom is currently a Director of the Company, have been nominated by the Board, on the recommendation of the Nominating and Corporate Governance Committee, for election to a one-year term of office that will expire at the next Annual Meeting or until their successors are elected and qualify. Each nominee listed below has agreed to serve his or her respective term. If any Director is unable to stand for election, the individuals named as the proxies have the right to designate a substitute. If that happens, shares represented by proxies may be voted for a substitute Director.
Your Board recommends that you vote FOR each of the following nominees:
•
Marco Alverà
•
William J. Amelio
•
William D. Green
•
Charles E. Haldeman, Jr.
•
Stephanie C. Hill
•
Rebecca Jacoby
•
Monique F. Leroux
•
Maria R. Morris
•
Douglas L. Peterson
•
Edward B. Rust, Jr.
•
Kurt L. Schmoke
•
Richard E. Thornburgh
Your Board of Directors recommends that you vote FOR the election of each of the Director nominees.
Unless you specify otherwise, the Board intends the accompanying proxy to be voted for these nominees.
Biographical information about these nominees can be found on pages 31 through 42 of this Proxy Statement.
112       2019 Proxy Statement

ITEMS OF BUSINESS TO BE ACTED ON AT THE ANNUAL MEETING (continued)

Item 2. Proposal to Approve, on an Advisory Basis, the
Executive Compensation Program for the Company’s Named Executive Officers
Under the rules of the SEC, the Company is required to provide its shareholders with the opportunity to cast an advisory vote on the executive compensation program for the Company’s named executive officers. This proposal is frequently referred to as a “say-on-pay” vote. At the 2018 Annual Meeting, shareholders voted, on an advisory basis, in favor of casting the advisory say-on-pay vote on an annual basis.
The Company’s executive compensation program is intended to attract, motivate and reward the executive talent required to achieve our corporate objectives and increase shareholder value. We believe that our executive compensation program is both competitive and strongly focused on pay-for-performance principles, and provides an appropriate balance between risk and rewards. In particular, our executive compensation program:
•
aligns compensation with shareholder value on an annual and long-term basis through a combination of base pay, annual cash incentives and long-term stock-based incentives;
•
includes a mix of compensation elements that emphasizes performance results, with approximately 90% of the 2018 targeted compensation for Douglas L. Peterson, the Company’s Chief Executive Officer, and a significant portion of the targeted compensation for the other named executive officers being performance-based;
•
delivers annual incentive payouts to executives based on the achievement of approved quantitative performance goals, which were based on ICP Adjusted EBITA Margin and ICP Adjusted Revenue enterprise-level Company goals and, as appropriate, for our division leaders, division-level goals for 2018;
•
aligns the interests of executives with those of shareholders through long-term stock-based incentives comprised of Performance Share Units that are based on the achievement of ICP Adjusted EPS targets. For 2018, the Performance Share Unit award vests at the end of a three-year award cycle, with payment ranging up to a maximum of 200% of the shares based on the achievement of compound annual diluted EPS growth goals; and
•
has features designed to further align executive compensation with shareholder interests and mitigate risks, including stock ownership requirements, the Senior Executive Pay Recovery Policy (a “clawback” policy), an anti-hedging and pledging policy and limited perquisites.
Our executive compensation program is described in the Compensation Discussion and Analysis (“CD&A”), related compensation tables and other narrative executive compensation disclosures required by the disclosure rules of the SEC, all of which are found in this Proxy Statement. In particular, the CD&A, beginning on page 50 of this Proxy Statement, describes the Company’s executive compensation program in detail, and we encourage you to review it.
Since the vote on this proposal is advisory, it is not binding on the Company. Nonetheless, the Compensation and Leadership Development Committee, which is responsible for approving the overall design and administering certain aspects of the executive compensation program, will take into account the outcome of the vote when making future executive compensation decisions. The Board of Directors recommends that you approve the following resolution that will be submitted for a shareholder vote at the 2019 Annual Meeting in support of the Company’s executive compensation program:
RESOLVED: That the shareholders of the Company approve, on an advisory basis, the executive compensation program for the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, related compensation tables and other narrative executive compensation disclosures included in the Proxy Statement for this Annual Meeting.
Your Board of Directors recommends that you vote FOR the approval, on an advisory basis, of the executive compensation program for the Company’s named executive officers.
Unless you specify otherwise, the Board intends the accompanying proxy to be voted for this proposal.
       2019 Proxy Statement       113

ITEMS OF BUSINESS TO BE ACTED ON AT THE ANNUAL MEETING (continued)

Item 3. Proposal to Approve the Company’s 2019 Stock Incentive Plan
Introduction
The Board is seeking shareholder approval of the S&P Global Inc. 2019 Stock Incentive Plan (the “Plan”). The Plan is intended to replace the Company’s existing equity compensation plan, the S&P Global Inc. 2002 Stock Incentive Plan (as amended, the “2002 Plan”), which was previously approved by shareholders.
In designing the Plan, our Board and our Compensation and Leadership Development Committee (our “Compensation Committee”) carefully considered our anticipated future equity needs, our historical equity compensation practices (including our historical “burn rate” under the 2002 Plan) and the advice of our Compensation Committee’s independent compensation consultant. The aggregate number of shares being requested for authorization under the Plan pursuant to awards granted after the Plan’s approval is 20 million shares, which represents a reduction from the number of shares that remain available for issuance under the current 2002 Plan (which, as of December 31, 2018, was 33.3 million shares). If the Plan is approved by shareholders, the Plan will replace the 2002 Plan, and no additional grants will be made under the 2002 Plan.
If the Plan is not approved by shareholders, the 2002 Plan will remain in effect in its current form, and we will continue to grant equity incentive awards under the 2002 Plan until its expiration on April 28, 2020 or such earlier date as determined by our Board. Following the expiration of the 2002 Plan, we will be unable to maintain our current equity grant practices, and therefore we will be at a significant competitive disadvantage in attracting, retaining and motivating talented individuals who contribute to our success.
As of December 31, 2018, under all of our equity compensation plans, we had outstanding:
•
stock options covering 1,652,682 shares of our common stock, with a weighted average exercise price of  $47.92 and a weighted average remaining term of 3.3 years; and
•
restricted stock awards and units (including performance units) covering 1,364,664 shares of our common stock.
Considerations for the Approval of the Plan
The Plan has been designed to build upon the effectiveness of the 2002 Plan and incorporates additional corporate governance best practices to further align our equity compensation program with the interests of our shareholders. Certain of the corporate governance best practices included in our Plan are as follows:

✔
Minimum vesting requirements. The Plan requires awards to be subject to a minimum vesting period of one year from the date of grant, with only narrow exceptions, which we believe strengthens our employees’ interest in creating long-term value for our shareholders.

✔
Restricted dividends and dividend equivalents on awards. The Plan prohibits the payment of dividends or dividend equivalents in respect of an award prior to the time such award (or the applicable portion thereof) vests (and, in the case of performance awards, the applicable performance condition is achieved).

✔
No repricings. Repricing of stock options and stock appreciation rights (“SARs”) is not permitted without shareholder approval, except for adjustments with respect to certain specified extraordinary corporate transactions.

✔
No “liberal” share counting provisions. Shares underlying any award granted under the Plan that are forfeited, expired, cancelled, terminated or settled in cash or property other than shares are added back to the share reserve; however, shares that are withheld to satisfy the exercise price of an award or any applicable tax withholding obligations or repurchased by the Company with option proceeds are not added back to the share reserve.

114       2019 Proxy Statement

ITEMS OF BUSINESS TO BE ACTED ON AT THE ANNUAL MEETING (continued)

✔
Clawback of awards. The Plan provides the Compensation Committee with the authority to subject awards granted under the Plan to any clawback or recoupment policies that the Company has in effect from time to time (including our recoupment policy, as described in more detail on page 82 of this proxy statement).

✔
Share ownership guidelines. Our executive officers (including all of our NEOs) and directors are subject to share ownership guidelines to ensure that they face the same downside risk and upside potential as our shareholders. For additional details regarding our share ownership guidelines, see page 81 of this Proxy Statement.

Summary of the Plan
The following is a summary of the principal features of the Plan. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the Plan. A copy of the Plan has been filed with the SEC with this Proxy Statement as Appendix A.
Purpose
The purpose of the Plan is to enable the Company to offer its employees and other individual service providers long-term equity-based incentives in the Company, thereby attracting, retaining and rewarding such individuals, and strengthening the mutuality of interests between such individuals and the Company’s shareholders.
Eligibility
Our employees, individual consultants, advisors and other service providers are eligible to receive awards under the Plan based on the Compensation Committee’s determination, in its sole discretion, that an award to such individual will further the 2019 Stock Incentive Plan’s stated purpose (as described above). As of December 31, 2018, there were approximately 883 employees and 0 individual consultants, advisors and other service providers eligible to receive awards under the 2019 Stock Incentive Plan.
Authorized Shares
Subject to adjustment (as described below), the number of common shares that may be subject to awards granted under the Plan is 20 million, and the number of common shares that may be subject to incentive stock options granted under the Plan is 20 million. If an award expires or is canceled or forfeited, or is otherwise settled without the issuance of shares, the shares covered by the award will again be available for issuance under the Plan. Shares (i) tendered or withheld in payment of an exercise or purchase price, (ii) surrendered or withheld in payment of taxes related to an award or (iii) repurchased by the Company with option proceeds in respect of the exercise of an stock option awarded under the Plan will not again be available for issuance under the Plan. Shares underlying replacement awards (i.e., awards granted as replacements for awards granted by a company that we acquire or with which we combine) will not reduce the number of shares available for issuance under the plan.
Administration
The Plan is administered by the Compensation Committee, but the Board may, in its sole discretion, administer or grant wards pursuant to the Plan from time to time.
The Compensation Committee has authority under the Plan to:
•
designate participants;
•
determine the types of awards to grant, the number of shares to be covered by awards, the terms and conditions of awards, whether awards may be settled or exercised in cash, shares, other awards, other property or net settlement, the circumstances under which awards may be canceled, repurchased, forfeited or suspended, and whether awards may be deferred automatically, or at the election of the holder or the Compensation Committee;
•
amend the terms of any outstanding awards;
•
correct any defect, supply any omission or reconcile any inconsistency in the Plan or any award agreement, in the manner and to the extent it shall deem desirable to carry the Plan into effect;
       2019 Proxy Statement       115

ITEMS OF BUSINESS TO BE ACTED ON AT THE ANNUAL MEETING (continued)

•
interpret and administer the Plan and any instrument or agreement relating to, or award made under, the Plan; and
•
make any other determination and take any other action that it deems necessary or desirable to administer the Plan, in each case, as it deems appropriate for the proper administration of the Plan and compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.
The Compensation Committee may delegate the authority to grant awards under the Plan, to the extent permitted by applicable law, to (i) one or more officers of the Company (except that such delegation will not be applicable to any award for a person then covered by Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”)) and (ii) one or more members of the Compensation Committee.
Types of Awards
The Plan provides for grants of stock options (both nonqualified and incentive stock options), SARs, restricted stock, performance awards and other stock-based awards. Any award may be granted alone or in tandem with other awards, and may be granted in addition to, or in substitution for, other types of awards.
Stock Options. A stock option is a contractual right to purchase shares at a future date at a specified exercise price. The per share exercise price of a stock option will be determined by the Compensation Committee and may not be less than the fair market value of a share of the Company’s common stock on the grant date. The Compensation Committee will determine the date after which each stock option may be exercised, the method and form by which each option is to be exercised, and the expiration date of each option, provided that no option will be exercisable before the first anniversary of and more than ten years after the grant date. Options intended to be incentive stock options under Section 422 of the Code may not be granted to any person who is not an employee of us or any parent or subsidiary, as defined in Section 424 of the Code. There have not yet been any options granted under the Plan, and so there are no options outstanding under the Plan.
SARs. SARs represent a contractual right to receive, in cash or shares, an amount equal to the appreciation of one share from the grant date. The terms and conditions applicable to stock options also apply to SARs.
Restricted Stock. Restricted Stock is an award of shares that are subject to restrictions on transfer and a substantial risk of forfeiture.
Performance Awards. Performance awards, which may be denominated in cash or shares, will be earned on the satisfaction of performance goals specified by the Compensation Committee, provided that the period during which performance goals must be achieved cannot be shorter than one year.
Other Stock-Based Awards. The Compensation Committee is authorized to grant other stock-based awards that are payable in cash or the Company’s common stock and are valued in whole or in part by reference to such stock, including restricted stock units, phantom stock and similar units.
Dividends and Dividend Equivalents
Awards granted under the Plan may not provide for any dividend or dividend equivalents to be payable to the participant in respect of such award prior to the time such award (or the applicable portion thereof) vests (and, in the case of performance awards, the applicable performance condition is achieved).
Minimum Vesting Requirements
Each award granted pursuant to the Plan will vest over a period of not less than one year following the date of grant. However, the Compensation Committee may, in its sole discretion, accelerate the vesting of an award or otherwise lapse or waive this requirement upon the participant’s death, disability or a change-in-control. In addition, the Compensation Committee may grant awards that are not subject to these minimum vesting requirements with respect to 5% of the maximum aggregate number of shares in the Company’s common stock available for issuance under the Plan (as may be adjusted in accordance with the terms of the Plan).
116       2019 Proxy Statement

ITEMS OF BUSINESS TO BE ACTED ON AT THE ANNUAL MEETING (continued)

Adjustments
In the event the Compensation Committee determines that, as a result of any dividend or other distribution (other than an ordinary dividend or distribution), merger, reorganization, consolidation, separation, rights offering, recapitalization, stock split, split-up, spin-off, combination, repurchase or exchange of shares of the Company’s common stock or other securities of the Company, or other corporate transaction or event or change in corporate structure affecting the Company’s common stock, including any equity restructuring within the meaning of applicable accounting standards, an adjustment is appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Compensation Committee will adjust equitably any or all of: (i) the number and type of shares or other securities that thereafter may be made the subject of awards, including the aggregate limit under the Plan; (ii) the number and type of shares or other securities subject to outstanding awards; and (iii) the grant, purchase, exercise or hurdle price for any award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award.
Change-in-Control
In the event of a change-in-control, awards will be treated as follows, except as otherwise determined by the Compensation Committee or provided in the applicable award documentation:
•
for stock options, SARs, restricted stock, performance awards and other stock-based awards that have been assumed or substituted by the successor company with substantially the same terms and conditions, if the holder’s employment with the Company or the successor company is terminated without cause within 24 months of the change-in-control, the awards will become fully exercisable and vested as of the termination date;
•
for stock options, SARs, restricted stock, performance awards and other stock-based awards that have not been assumed or substituted by the successor company with substantially the same terms and conditions, they will become fully exercisable and vested as of the date of the change-in-control; and
•
for performance awards, to the extent the successor company (or a subsidiary or a parent thereof) assumes or provides a substitute for performance awards outstanding under the Plan, such performance awards will convert into time-vesting restricted stock or unit awards, as applicable, with otherwise substantially the same terms and conditions (x) at target, to the extent less than 50% of the applicable performance period has been completed or (y) based on performance through the date of such change-in-control, to the extent 50% or more of the applicable performance period has been completed.
A change-in-control generally means (i) the acquisition of 20% or more of the Company’s common stock or combined voting power of voting securities; (ii) a change in the composition of the Board such that the incumbent directors cease to constitute a majority of the Board; (iii) a reorganization, merger or consolidation or a disposition of all or substantially all of the Company’s assets; or (iv) a complete liquidation or dissolution of the Company.
Amendment and Termination
Our Board may amend, alter, suspend, discontinue or terminate the Plan, subject to approval of our shareholders if required by the rules of the stock exchange on which our shares are principally traded. The Compensation Committee may amend any outstanding award. However, no such board or committee action that would materially adversely affect the rights of a holder of an outstanding award may be taken without the holder’s consent, except to the extent that such action is taken to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.
Prohibition on Repricing
Subject to the adjustment provision described above, the Compensation Committee may not directly or indirectly, through cancellation or regrant or any other method, reduce, or have the effect of reducing, the exercise or hurdle price of any award established at the time of grant without approval of our shareholders.
       2019 Proxy Statement       117

ITEMS OF BUSINESS TO BE ACTED ON AT THE ANNUAL MEETING (continued)

Cancellation or “Clawback” of Awards
The Compensation Committee may, to the extent permitted by applicable law and stock exchange rules or by any of our policies (including our recoupment policy, as described in more detail on page 82 of this Proxy Statement), cancel or require reimbursement of any awards granted, shares issued or cash received upon the vesting, exercise or settlement of any awards granted under the Plan or the sale of shares underlying such awards.
Term
The Plan expires 10 years after the date of the Annual Meeting unless earlier terminated by the Board at its discretion.
U.S. Federal Income Tax Consequences of Equity Awards
The following is a general summary under current law of certain United States federal income tax consequences to the Company and participants who are citizens or individual residents of the United States relating to awards granted under the Plan. This summary deals with the general tax principles that apply to such awards and is provided only for general information. Certain kinds of taxes, such as foreign taxes, state and local income taxes, payroll taxes and the alternative minimum tax, are not discussed. This summary is not tax advice and it does not discuss all aspects of federal taxation that may be relevant to the Company and participants. Accordingly, the Company urges each participant to consult his or her own tax advisor as to the specific tax consequences of participation in the Plan under federal, state, local and other applicable laws. In addition, the Company may be subject to limits on tax deductibility relating to compensation described herein under certain statutory provisions, including Sections 162(m) and 280G of the Code.
Non-Qualified Stock Options
A non-qualified stock option is an option that does not meet the requirements of Section 422 of the Code. A participant generally will not recognize taxable income when granted a non-qualified stock option. When the participant exercises the stock option, he or she generally will recognize taxable ordinary income equal to the excess of the fair market value of the shares received on the exercise date over the aggregate exercise price of the shares. The participant’s tax basis in the shares acquired on exercise of the option will be increased by the amount of such taxable income. We generally will be entitled to a corresponding federal income tax deduction. When the participant sells the shares acquired on exercise, the participant generally will realize long-term or short-term capital gain or loss, depending on whether the participant holds the shares for more than one year before selling them.
Incentive Stock Options
An incentive stock option or “ISO” is an option that meets the requirements of Section 422 of the Code. A participant will not have taxable income when granted an ISO or when exercising an ISO. If a participant exercises an ISO and does not dispose of the shares until the later of two years after the grant date and one year after the exercise date, the entire gain, if any, realized when the participant sells the shares will be taxable as long-term capital gain. However, even though a participant will not have taxable income when exercising an ISO, the exercise of an ISO is taken into account for purposes of determining whether the participant has any alternative minimum tax liability (described below). We generally will not be entitled to a corresponding federal income tax deduction.
If a participant disposes of the shares received upon exercise of an ISO within the one-year or two-year periods described above, it will be considered a “disqualifying disposition.” Under such circumstances, the participant generally will realize ordinary income in the year of the disposition, and we generally will be entitled to a corresponding federal income tax deduction. The amounts of the participant’s ordinary income and the Company’s deduction will equal the excess of the lesser of the amount, if any, realized on the disposition and the fair market value of the shares on the exercise date over the aggregate exercise price of the ISO. Any
118       2019 Proxy Statement

ITEMS OF BUSINESS TO BE ACTED ON AT THE ANNUAL MEETING (continued)

additional gain or loss that the participant realizes on the disposition will be long-term or short-term capital gain or loss, depending on whether the participant holds the shares for more than one year before selling them.
If a participant exercises an ISO more than three months after the participant’s employment with the Company terminates, the option will be treated as a non-qualified stock option for federal income tax purposes. If a participant is disabled and terminates employment because of his or her disability, the three-month period is extended to one year. The three-month period does not apply in the case of a participant’s death.
SARs
A participant does not recognize income at the time a SAR is granted. A participant will recognize income at the time cash or stock representing the amount of the appreciation is transferred to the participant pursuant to exercise of a SAR. The amount of income will equal the amount of cash or fair market value of shares paid or transferred to the participant and will be ordinary income. We generally will be entitled to a corresponding federal income tax deduction.
Restricted Stock
Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant generally will not recognize income, and we generally will not be entitled to a corresponding federal income tax deduction at the time restricted stock is granted. When the restrictions lapse, the participant generally will recognize ordinary income equal to the fair market value of the shares as of that date, less any amount paid for the restricted stock, and we generally will be entitled to a corresponding federal income tax deduction at that time. If the participant files an election under Section 83(b) of the Code within 30 days after the date of grant of the restricted stock, the participant generally will recognize ordinary income as of the date of grant equal to the fair market value of the common shares as of that date, less any amount the participant paid for the restricted stock, and we generally will be entitled to a corresponding federal income tax deduction at that time. Any future appreciation in the shares generally will be taxable to the participant at capital gains rates. However, if the restricted stock is later forfeited, the participant generally will not be able to recover the tax previously paid pursuant to his Section 83(b) election.
Registration With the SEC
If our shareholders approve the Plan, we plan to file a registration statement on a Form S-8 (and/or an amendment to our existing registration statement that has been filed with respect to the 2002 Plan) with the SEC, as soon as reasonably practicable after such approval, to register the shares available for issuance under the Plan.
New Plan Benefits
As described above, the Compensation Committee, in its discretion, will select the participants who receive awards and the size and types of those awards under the Plan, if the Plan is approved by our shareholders. Therefore, the awards that will be made to particular individuals or groups of individuals in the future under the Plan are not currently determinable. See the “Summary Compensation” Table and the “Grant of Plan Based Awards” Table on pages 85 and 88 of this Proxy Statement, respectively, which set forth certain information regarding awards granted to our named executive officers during 2018 under the 2002 Plan.
       2019 Proxy Statement       119

ITEMS OF BUSINESS TO BE ACTED ON AT THE ANNUAL MEETING (continued)

Equity Compensation Plan Information
The following table presents certain information with respect to our equity compensation plans as of December 31, 2018, as required by Item 201(d) of Regulation S-K under the Exchange Act:
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	1,652,682	$47.92	33,293,160

Equity compensation plans not approved by security holders	—	—	—

Total	1,652,682 (1)	$47.92	33,293,160 (2)(3)
(1)
Represents shares to be issued upon exercise of stock options under the 2002 Plan.

(2)
Included in this number are 32,622 shares reserved for issuance under the Director Deferred Stock Ownership Plan. The remaining 33,260,538 shares are reserved for issuance under the 2002 Plan for performance stock, restricted stock, other stock-based awards, stock options and SARs.

(3)
Under the terms of the 2002 Plan, shares subject to an award or shares paid in settlement of a dividend equivalent reduce the number of shares available under the 2002 Plan by one share for each such share granted or paid.

Approval and Related Matters
The affirmative vote of the holders of a majority of the votes cast is required to approve the Plan.
The following resolution will be offered by the Board at the Annual Meeting:
RESOLVED: That the S&P Global Inc. 2019 Stock Incentive Plan (attached hereto as Appendix A), is hereby affirmed, confirmed and approved.
The Board of Directors’ Recommendation
Your Board recommends that you vote FOR this proposal. Unless you specify otherwise, the Board intends the accompanying proxy to be voted for this proposal.
Your Board of Directors recommends that you vote FOR the approval of the 2019 Stock Incentive Plan.
120       2019 Proxy Statement

ITEMS OF BUSINESS TO BE ACTED ON AT THE ANNUAL MEETING (continued)

Item 4. Proposal to Approve the Company’s Director Deferred Stock
Ownership Plan, as Amended and Restated
Introduction
The Board is seeking shareholder approval to amend and restate the S&P Global Inc. Director Deferred Stock Ownership Plan (the “Director Plan”) to increase the number of shares available for issuance under the Director Plan and to modify certain terms of the Director Plan to better align with Company policies and objectives. Specifically, if approved by our shareholders, the Director Plan will be amended primarily as follows:
•
The number of shares available for issuance under the Director Plan will be increased by 500,000 shares over the number of shares available for issuance under the Director Plan as of immediately prior to the date of the Annual Meeting. As of December 31, 2018, there were 32,622 shares that remained available for issuance under the Director Plan.
•
The value of the annual stock award granted to each non-employee director under the Director Plan will be increased from $150,000 to $160,000, and our Nominating and Corporate Governance Committee (the “Committee”) will be permitted to increase this amount on a limited basis by up to $25,000 during the term of the Director Plan (unlike the current plan under which the Committee had the flexibility to designate any other stock award amount in its discretion).
In connection with the proposed amendment and restatement of the Director Plan, our Board and the Committee carefully considered our anticipated future equity needs. If the proposed amendment and restatement of the Director Plan is not approved by our shareholders, we will be unable to maintain our current non-employee director equity compensation practices, and therefore we will be at a significant competitive disadvantage in attracting, retaining and motivating talented directors who contribute to our success. We also believe that the limits on director stock awards and the limited discretion of the Committee to increase the amount of such awards are in the best interests of our stockholders and are in line with evolving best practices regarding director compensation.
Considerations for Approval of Amended and Restated Director Plan
The amended and restated Director Plan has been designed to build upon the effectiveness of the existing Director Plan and incorporates corporate governance best practices to further align our non-employee director compensation program with the interests of our shareholders. The following is a list of some of the primary factors to be considered by shareholders in connection with approving the amended and restated Director Plan:
•
Governance Best Practices. The amended and restated Director Plan incorporates the following corporate governance best practices that protect the interests of our shareholders:
✔
Individual limits. Non-employee director participants are subject to meaningful, annual limits on their stock compensation. Limited discretion. The Committee has very limited discretion to increase the annual limits on director stock compensation.

✔
No evergreen provision. The amended and restated Director Plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance can be increased automatically without shareholder approval.

✔
Stock ownership guidelines. Non-employee directors serving on our Board are subject to stock ownership guidelines. For additional details regarding our share ownership guidelines, see page 106 of this Proxy Statement.

•
Attract and Retain Talented Directors. Approving the amended and restated Director Plan will enable us to continue to recruit, retain and motivate top talent to serve on our Board and will provide the Company with invaluable guidance necessary to our success.
Overview of Non-Employee Director Compensation
For a summary of current non-employee director compensation and the compensation paid to our non-employee directors in 2018, see the “2018 Director Compensation Table” on page 102 and the “Director Compensation and Governance” section on pages 104 through 106 of this Proxy Statement.
       2019 Proxy Statement       121

ITEMS OF BUSINESS TO BE ACTED ON AT THE ANNUAL MEETING (continued)

Summary of the Amended and Restated Director Plan
The following is a summary of the principal features of the amended and restated Director Plan. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the amended and restated Director Plan. A copy of the amended and restated Director Plan has been filed with the SEC with this Proxy Statement as Appendix B.
Purpose
The purpose of the amended and restated Director Plan is to attract and retain qualified persons to serve as non-employee directors, to enhance the equity interest of non-employee directors in the Company, to align the interests of its non-employee directors and shareholders, and to encourage the highest level of non-employee director performance by providing non-employee directors with a proprietary interest in the Company’s performance and progress, by crediting them annually with shares of common stock.
Participants
All regular, active and non-employee directors will participate in the amended and restated Director Plan. Individuals who were participants in the existing Director Plan immediately prior to its amendment and restatement will continue to participate in the amended and restated Director Plan.
As of December 31, 2018, 11 directors were eligible to participate in the amended and restated Director Plan.
Authorized Shares
Subject to adjustments (as described below), the maximum number of shares of common stock available to be credited under the amended and restated Director Plan is 500,000, plus the number of shares available for issuance under the existing Director Plan as of immediately prior to the date of the Annual Meeting.
Administration
The amended and restated Director Plan is administered by the Company’s Executive Vice President, Human Resources (the “Plan Administrator”), who has the authority to:
•
establish, amend, suspend, waive and rescind rules and regulations of the amended and restated Director Plan; and
•
make any other determination and take any other action that he or she deems necessary or desirable to administer the amended and restated Director Plan.
The decisions of the Plan Administrator are subject to the review of the Committee, which also has the authority to amend, interpret and enforce all appropriate rules and regulations of the amended and restated Director Plan and decide or resolve any questions that may arise in connection with the amended and restated Director Plan, including the interpretation of the amended and restated Director Plan.
Awards and Elections
The Plan Administrator maintains a deferred stock account for each participant to keep track of the total number of shares of common stock credited to each participant. Each year, a participant is credited with shares of common stock having an aggregate value of  $160,000, pro-rated for the period during the year that he or she was a participant (the “Stock Amount”). The Committee has the discretion to increase the value of the Stock Amount by up to $25,000 over the course of the plan term. The participant may also, by irrevocable election, defer all or part of his or her cash compensation for services as a director in exchange for shares of common stock (the “Election Amount”). The sum of the participant’s Stock Amount and Election Amount is increased on
122       2019 Proxy Statement

ITEMS OF BUSINESS TO BE ACTED ON AT THE ANNUAL MEETING (continued)

an annual basis by the number of shares equal in value to dividends that would otherwise be distributed to the participant if he or she holds the shares credited in his or her deferred stock account.
Shares in a participant’s deferred stock account are distributed to the participant whenever he or she ceases to be a director for any reason, either in a lump sum or, if the participant has made an election previously, in equal annual installments over a period of up to five years.
If shares of the Company’s common stock are converted into another kind or form of property, including cash, a participant’s incidents of ownership and other entitlements with respect to the shares in his or her deferred stock account will continue to the converted property.
Adjustments
In the event that the Committee determines that, as a result of any dividend or other distribution (other than any ordinary dividend or distribution), merger, reorganization, consolidation, separation, rights offering, recapitalization, stock split, split-up, spin-off, combination, repurchase or exchange of shares of the Company’s common stock or other securities, or other corporate transaction or event, or change in corporate structure affecting the common stock, including any equity restructuring, an adjustment is appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the amended and restated Director Plan, the Board will adjust equitably, so as to ensure no undue enrichment or harm, the number of shares subject to the amended and restated Director Plan and the number of shares held in each participant’s deferred stock account.
Change-in-Control
In the event of a change-in-control in the Company, the Company will immediately pay each participant, in a lump sum, consideration received in the change-in-control for each share of the Company’s common stock multiplied by the number of shares held in the participant’s deferred stock account immediately before the change-in-control. In addition, the amended and restated Director Plan will be terminated with respect to each participant’s deferred stock account.
A change-in-control generally means (i) the acquisition of 20% or more of the Company’s common stock or combined voting power of voting securities; (ii) a change in the composition of the Board such that the incumbent directors cease to constitute a majority of the Board; (iii) a reorganization, merger or consolidation or a disposition of all or substantially all of the Company’s assets; or (iv) a complete liquidation or dissolution of the Company.
Amendments and Termination
The Board or the Committee may amend the amended and restated Director Plan from time to time without the approval of shareholders, except to the extent required by applicable stock exchange rules. The Board or the Committee may also terminate the amended and restated Director Plan at any time. Absent express written consent from an affected participant, no amendment or termination of the amended and restated Director Plan may adversely affect the interest of any participant in shares previously credited to his or her deferred stock account.
Term
The amended and restated Director Plan will be effective on the date of shareholder approval, and will remain effective until the earlier of the ten-year anniversary of the effective date of the plan, the plan’s termination by the Board or the exhaustion of the maximum number of shares available to be credited under the terms of the amended and restated Director Plan.
       2019 Proxy Statement       123

ITEMS OF BUSINESS TO BE ACTED ON AT THE ANNUAL MEETING (continued)

U.S. Federal Income Tax Consequences
A participant will not realize taxable income at the time that shares are credited to the participant’s deferred stock account under the amended and restated Director Plan. A participant will recognize ordinary income equal to the fair market value of the shares that are credited to the participant’s deferred stock account at the time that such shares are distributed to the participant. Upon a subsequent sale or exchange of the shares, any gain or loss recognized in the sale or exchange is treated as a capital gain or loss (short-term or long-term depending on the applicable holding period).
New Plan Benefits
The table below sets forth the new plan benefits that would have been received by participants under the amended and restated Director Plan if the amended and restated Director Plan had been in effect during the Company’s prior fiscal year.
Name and Position	Dollar Value ($) (1)	Number of Shares (2)
All non-employee directors as a group	$1,760,000	10,357
(1)
This amount reflects the aggregate value of  $160,000 in shares that would have been credited to each non-employee director had the amended and restated Director Plan been in place during the prior fiscal year (the “Aggregate Dollar Value”).

(2)
This amount reflects a number of shares equal to the Aggregate Dollar Value, assuming a per share price of $169.94 (our closing share price as of December 31, 2018).

Equity Compensation Plan Information
For the information required by Item 201(d) of Regulation S-K under the Exchange Act, see “Equity Compensation Plan Information” on page 120 of this Proxy Statement.
Approval and Related Matters
The affirmative vote of the holders of a majority of the votes cast is required to approve the amended and restated Director Plan.
The following resolution will be offered by the Board at the Annual Meeting:
RESOLVED: That the amended and restated S&P Global Inc. Director Deferred Stock Ownership Plan (attached hereto as Appendix B) is hereby affirmed, confirmed and approved.
The Board of Directors’ Recommendation
Your Board recommends that you vote FOR this proposal. Unless you specify otherwise, the Board intends the accompanying proxy to be voted for this proposal.
Your Board of Directors recommends that you vote FOR the approval of the Director Deferred Stock Ownership Plan, as Amended and Restated
124       2019 Proxy Statement

ITEMS OF BUSINESS TO BE ACTED ON AT THE ANNUAL MEETING (continued)

Item 5. Proposal to Ratify the Selection of the Company’s
Independent Registered Public Accounting Firm
The Board, after receiving a favorable recommendation from the Audit Committee, has again selected Ernst & Young LLP to serve as the independent Registered Public Accounting Firm of the Company and its subsidiaries for 2019. Although not required to do so, the Board is submitting the selection of this firm for ratification by the Company’s shareholders for their views. Ernst & Young LLP has advised the Company that it has no direct, nor any material indirect, financial interest in the Company or any of its subsidiaries. The Board and the Audit Committee may change the appointment at any time if they determine that a change would be in the best interests of the Company and its shareholders.
The following resolution will be offered by the Board of Directors at the Annual Meeting:
RESOLVED: That the selection by the Board of Directors of Ernst & Young LLP to serve as the independent Registered Public Accounting Firm of the Company and its subsidiaries for 2019 be, and hereby is, ratified and approved.
Your Board of Directors recommends that you vote FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2019.
Unless you specify otherwise, the Board intends the accompanying proxy to be voted for this proposal.
       2019 Proxy Statement       125

ITEMS OF BUSINESS TO BE ACTED ON AT THE ANNUAL MEETING (continued)

Item 6. Other Matters
The Board knows of no other matters which may properly be brought before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is the intention of those named in the solicited proxy to vote such proxy in accordance with their best judgment.
By Order of the Board of Directors.
TAPTESH (TASHA) K. MATHARU
Associate General Counsel &
Corporate Secretary

New York, New York
March 25, 2019
126       2019 Proxy Statement

EXHIBIT A

EXHIBIT A
Reconciliation of Non-GAAP Financial Information
The following tables reconcile non-GAAP financial information included in this Proxy Statement to the most directly comparable measures presented in accordance with generally accepted accounting principles (“GAAP”) in the U.S. and reported in our consolidated financial statements filed with the Securities and Exchange Commission. The non-GAAP financial information included in this Proxy Statement has been provided in order to show investors how our Compensation Committee views the Company’s performance as it relates to the compensation program for our executive officers. This non-GAAP financial information may be different from similar measures used by other companies.
(Unaudited) Year ended December 31, 2018*	Revenue	EBITA (Operating Profit)	Diluted Earnings per Share**	EBITA Margin (Operating Profit Margin)
	(dollars in millions, except per share data)
As reported	$6,258	$2,790	$7.73	44.6%
Non-GAAP Adjustments:

Ratings adjustments, including legal settlement expenses and employee severance charges	—	82	0.32

Market Intelligence adjustments, including restructuring charges related to a business disposition and employee severance charges	—	7	0.03

Corporate Unallocated adjustments, including Kensho retention-related expense, lease impairments, and employee severance charges	—	52	0.22

Deal-related amortization	—	122	0.48

Other income (pension-related charge)	—	—	0.02

Provision for taxes on income	—	—	(0.29)
Non-GAAP adjustment subtotal	—	263	0.77
Adjusted	$6,258	$3,052	$8.50	48.8%

Further Non-GAAP ICP Adjustments:

Unspent strategic investment funds	—	(20)	—

Acquisitions	(28)	3	—
Further Non-GAAP ICP Adjustments subtotal	(28)	(17)	—
ICP Adjusted subtotal	$6,230	$3,035	$8.50
Divestitures	—	—	0.42

Changes in tax law	—	—	(1.11)

Benefits from structural organizational changes making ICP Adjusted EPS results comparable to 2015 Baseline ICP Adjusted EPS results	—	—	(0.08)
ICP Adjusted	$6,230	$3,035	$7.73	48.7%
*
Note: Totals may not sum due to rounding.

**
Note: Diluted weighted average shares outstanding of 253.2 million was used to calculate adjusted diluted earnings per share.

       2019 Proxy Statement       A-1

EXHIBIT A (continued)

(Unaudited) Ratings Year ended December 31, 2018*	Revenue	EBITA (Operating Profit)	EBITA Margin (Operating Profit Margin)
	(dollars in millions)
As reported	$2,883	$1,530	53.0%
Non-GAAP Adjustments:

Ratings adjustments, including legal settlement expenses and employee severance charges	—	82

Deal-related amortization	—	2
Non-GAAP adjustment subtotal	—	84
Adjusted	$2,883	$1,614	56.0%

Further Non-GAAP ICP Adjustments:

Corporate Unallocated adjustments	—	(18)

Strategic investment spend	—	3

Adjustment relating to the adoption of a new accounting standard***	13	13

Acquisitions	(6)	(1)

Foreign exchange	4	(8)

Other	—	(3)
Further Non-GAAP ICP Adjustments subtotal	11	(14)
ICP Adjusted	$2,894	$1,599	55.3%
*
Note: Totals may not sum due to rounding.

***
Note: The Company adopted Financial Accounting Standards Board Accounting Standard Codification (“ASC”) 606 “Revenue from Contracts with Customers” as of January 1, 2018.

A-2       2019 Proxy Statement

EXHIBIT A (continued)

(Unaudited) Market Intelligence Year ended December 31, 2018*	Revenue	EBITA (Operating Profit)	EBITA Margin (Operating Profit Margin)
	(dollars in millions)
As reported	$1,833	$545	29.8%
Non-GAAP Adjustments:

Market Intelligence adjustments, including restructuring charges related to a business disposition and employee severance charges	—	7

Deal-related amortization	—	73
Non-GAAP adjustment subtotal	—	80
Adjusted	$1,833	$625	34.1%

Further Non-GAAP ICP Adjustments:

Corporate Unallocated adjustments	—	(3)

Strategic investment spend	—	6

Acquisitions	(23)	4

Adjustment relating to the adoption of a new accounting standard***	(12)	(7)

Foreign exchange adjustment	—	(4)
Further Non-GAAP ICP Adjustments subtotal	(34)	(4)
ICP Adjusted	$1,798	$622	34.6%
*
Note: Totals may not sum due to rounding.

***
Note: The Company adopted Financial Accounting Standards Board Accounting Standard Codification (“ASC”) 606 “Revenue from Contracts with Customers” as of January 1, 2018.

(Unaudited) Indices Year ended December 31, 2018*	Revenue	EBITA (Operating Profit)	EBITA Margin (Operating Profit Margin)
	(dollars in millions)
As reported	$837	$563	67.3%
Non-GAAP Adjustments:

Deal-related amortization	—	6
Non-GAAP adjustment subtotal	—	—
Adjusted	$837	$568	68.0%

Further Non-GAAP ICP Adjustments:	—	—
ICP Adjusted	$837	$568	68.0%
*
Note: Totals may not sum due to rounding.

       2019 Proxy Statement       A-3

EXHIBIT A (continued)

(Unaudited) Year ended December 31, 2017*	Revenue	EBITA (Operating Profit)	Diluted Earnings per Share**	EBITA Margin (Operating Profit Margin)
	(dollars in millions, except per share data)
As reported	$6,063	$2,583	$5.78	42.6%
Non-GAAP Adjustments:

Ratings adjustments, including legal settlement expenses and employee severance charges	—	80	0.31

Market Intelligence adjustments, including employee severance charges and a non-cash disposition-related adjustment	—	11	0.04

Platts adjustments, including a non-cash acquisition-related adjustment, a charge to exit a lease facility, an asset write-off and employee severance charges	—	21	0.08

Corporate Unallocated adjustments, including a charge to exit leased facilities and employee severance charges	—	29	0.11

Deal-related amortization	—	98	0.38

Other income (pension-related charge)	—	—	0.03

Provisions for taxes on income	—	—	0.16
Non-GAAP adjustment subtotal	—	239	1.12
Adjusted	$6,063	$2,822	$6.89	46.5%

Further Non-GAAP ICP Adjustments:	—	—	—
ICP Adjusted	$6,063	$2,822	$6.89	46.5%
*
Note: Totals may not sum due to rounding.

**
Note: Diluted weighted average shares outstanding of 258.9 million was used to calculate adjusted diluted earnings per share.

A-4       2019 Proxy Statement

EXHIBIT A (continued)

(Unaudited) Year ended December 31, 2015	Revenue	EBITA (Operating Profit)	Diluted Earnings per Share**
	(dollars in millions except per share data)
As reported	$5,313	$1,908	$4.21
Non-GAAP Adjustments:

Ratings adjustments, including legal settlements expenses and restructuring charges, partially offset by insurance recoveries		68	0.25

Market Intelligence adjustments, including operating efficiencies primarily related to restructuring and acquisition-related costs		69	0.25

Platts restructuring charge		1	—

Corporate unallocated adjustments, including a gain on the sale of our interest in a legacy McGraw Hill Construction investment, partially offset by restructuring charges		(2)	(0.01)

Deal-related amortization		67	0.24

Provisions for taxes on income			(0.26)
Non-GAAP adjustment subtotal	—	203	0.48

Adjusted****	$5,313	$2,111	$4.69
*
Note: Totals may not sum due to rounding.

**
Note: Diluted weighted average shares outstanding of 274.6 million was used to calculate adjusted diluted earnings per share.

****
Note: 2015 Adjusted results represent the base year for 2018 LTIC payout.

       2019 Proxy Statement       A-5

Appendix A

Appendix A
S&P Global Inc.

2019 Stock Incentive Plan
App A-1       2019 Proxy Statement

Appendix A (continued)

S&P GLOBAL INC.
2019 Stock Incentive Plan
       2019 Proxy Statement       App A-2

Appendix A (continued)

S&P Global Inc.

2019 Stock Incentive Plan
SECTION 1.
Purpose; Definitions.

The purpose of the S&P Global Inc. 2019 Stock Incentive Plan is to enable the Company to offer its employees, consultants, advisors and other service providers long-term performance-based stock and cash incentives and other equity interests in S&P Global, thereby attracting, retaining and rewarding such employees, consultants, advisors and other service providers, and strengthening the mutuality of interests between such individuals and S&P Global’s shareholders.
For purposes of the Plan, the following terms shall be defined as set forth below:
(a)
“Aggregate Limit” shall have the meaning set forth in Section 3(a).

(b)
“Award” means a Stock Option, Stock Appreciation Right, Performance Award, Restricted Stock Award, Deferred Award, Dividend Equivalent, or Other Stock-Based Award.

(c)
“Award Documentation” shall have the meaning set forth in Section 2(d).

(d)
“Board” means the Board of Directors of S&P Global.

(e)
“Cause” shall mean, except as otherwise defined in a Participant’s employment or service agreement or the Award Documentation in respect of an Award, such Participant’s: (i) (x) willful misconduct in the performance of the Participant’s duties to the Company or (y) engaging in any other misconduct that results or could reasonably be expected to result in financial, reputational or other harm to the Company; (ii) breach of any employment, service or restrictive covenant agreement between the Participant and the Company; (iii) gross negligence; (iv) material violation of any Company policy, rule, procedure or guideline; (v) conviction of, or plea of guilty or nolo contendere to (x) a felony or (y) a misdemeanor involving moral turpitude or fraud; or (vi) commission of an act of fraud, embezzlement or misappropriation against the Company. The Participant shall be provided a 10-day period to cure any of the events or occurrences described in the immediately preceding subsections (ii), (iii) and (iv), to the extent capable of cure during such 10-day period.

(f)
“Change in Control” and “Change in Control Price” shall have meanings set forth, respectively, in Sections 10(b) and (c).

(g)
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.

(h)
“Commission” means the Securities and Exchange Commission or any successor thereto.

(i)
“Committee” means the Compensation and Leadership Development Committee of the Board. If at any time no Committee shall be in office, then, subject to the applicable listing requirements of the New York Stock Exchange, the functions of the Committee specified in the Plan shall be exercised by the Board or by a committee of Board members, provided, however, that each person is a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act.

(j)
“Company” means S&P Global and each of its Subsidiaries.

App A-3       2019 Proxy Statement

Appendix A (continued)

(k)
“Deferred Award” means a right to receive on a specified date following the settlement date of an Award, at the election of the Participant or as required by the terms of such Award, an amount based on the value of the number of shares of Stock, cash or other property in consideration thereof due upon settlement of such Award (or portion thereof). Payments in respect of a Deferred Award may be in cash, Stock or other property, or any combination thereof.

(l)
“Disability” means, with respect to an Award, disability as defined under the Company’s long-term disability plan applicable to the recipient of such Award, or if no such plan applies, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than 12 months.

(m)
“Dividend Equivalent” means a right attached to an Award to receive an amount based on the value of the regular cash dividend paid on an equivalent number of shares of Stock, which may be paid in cash or shares of Stock or such other form as the Committee may determine at or after the time of grant.

(n)
“Division Sale” means the sale, transfer, or other disposition to a third party not affiliated with the Company of substantially all of the assets or all of the capital stock of a business unit of the Company, but excluding a Change in Control.

(o)
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.

(p)
“Fair Market Value” for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any given date, the last price at which the Stock is sold on the New York Stock Exchange, or other principal U.S. national securities exchange on which the Stock is listed, on such date, or, if there is no such sale on such date, the last price at which the Stock is sold prior to such date. If the Stock is not listed on the New York Stock Exchange or any U.S. national securities exchange, the Fair Market Value shall be as determined by the Committee in its sole discretion or otherwise required in accordance with applicable law.

(q)
“Incentive Stock Option” means any Stock Option that meets the requirements of Section 422 of the Code.

(r)
“Other Stock-Based Award” means an award under Section 9 that is payable in cash or Stock and is valued in whole or in part by reference to, or is otherwise based on, Stock.

(s)
“Outstanding Common Stock” shall have the meaning set forth in Section 10(b)(i).

(t)
“Outstanding Voting Securities” shall have the meaning set forth in Section 10(b)(i).

(u)
“Participant” means the recipient of an Award granted under the Plan.

(v)
“Performance Award” means an award denominated in cash or shares of Stock under Section 8 whose vesting and forfeiture restrictions relate to the attainment of performance goals and objectives.

(w)
“Plan” means the S&P Global Inc. 2019 Stock Incentive Plan, as amended from time to time, including any rules, guidelines or interpretations thereof adopted by the Committee.

(x)
“Replacement Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company or business acquired by the Company or with which the Company, directly or indirectly, combines.

(y)
“Restricted Stock” means an award of shares of Stock under Section 7 whose vesting and forfeiture restrictions relate to the Participant’s continued service with the Company for a specified period of time and/or the satisfaction of performance criteria established by the Committee.

(z)
“Restriction Period” shall have the meaning set forth in Section 7(c)(ii).

       2019 Proxy Statement       App A-4

Appendix A (continued)

(aa)
“S&P Global” means S&P Global Inc. (formerly known as McGraw Hill Financial, Inc.), a corporation organized under the laws of the State of New York, or any successor corporation.

(bb)
“Stock” means the common stock, $1.00 par value per share, of S&P Global.

(cc)
“Stock Appreciation Right” shall have the meaning set forth in Section 6(f).

(dd)
“Stock Option” means any option to purchase shares of Stock granted under Section 5.

(ee)
“Subsidiary” means an entity (i) that, directly or indirectly, is controlled by S&P Global or (ii) any entity in which S&P Global has a significant equity interest, in each case as determined by the Committee.

(ff)
“2002 Stock Incentive Plan” means the S&P Global Inc. 2002 Stock Incentive Plan (previously the McGraw Hill Financial, Inc. 2002 Stock Incentive Plan prior to the Company’s name change on April 27, 2016), effective as of April 24, 2002.

(gg)
“2019 Plan Effective Date” means the date of S&P Global’s 2019 Annual Meeting of Shareholders.

SECTION 2.
Administration.

(a)
Committee Authority Generally.   The Plan shall be administered by the Committee. The Committee shall have full authority to grant Awards, pursuant to the terms of the Plan, to individuals eligible under Section 4.

In particular, the Committee shall have the authority:
(i)
to select the individuals to whom Awards may from time to time be granted;

(ii)
to determine whether and to what extent the individual types of Awards (including Replacement Awards) are to be granted to one or more eligible individuals;

(iii)
to determine the number of shares or amount of cash to be covered by each Award;

(iv)
to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award (including, but not limited to the share price, any restriction or limitation, including any restrictive covenant, the granting of Dividend Equivalents, or any vesting acceleration or forfeiture waiver or any recoupment provision, based on such factors as the Committee shall determine);

(v)
to determine whether, to what extent and under what circumstances an Award may be settled in cash, shares of Stock, other Awards, other property, net settlement, or any combination thereof, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended;

(vi)
to determine whether, to what extent and under what circumstances cash, shares of Stock, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee;

(vii)
to amend terms or conditions of any outstanding Awards;

(viii)
to correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award, in the manner and to the extent it shall deem desirable to carry the Plan into effect;

(ix)
interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; and

(x)
make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.
App A-5       2019 Proxy Statement

Appendix A (continued)

(b)
Authority to Construe and Interpret.   Subject to Section 11 hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. All actions by the Committee hereunder shall be undertaken in the sole discretion of the Committee and, absent manifest error, shall be final and binding on all interested persons, including the Company, its shareholders, Participants and any beneficiaries thereof.

(c)
Delegation of Authority.   Subject to the applicable listing requirements of the New York Stock Exchange, or other principal U.S. national securities exchange on which the Stock is listed, the Committee may, but need not, from time to time delegate some or all of its authority under the Plan to one or more members of the Committee or to one or more officers of the Company; provided, that the Committee may not delegate its authority under Section 2(b) or its authority to make Awards to Participants who are delegated authority hereunder or who are subject to the reporting rules under Section 16(a) of the Exchange Act at the time the Award is made. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan shall be construed as obligating the Committee to delegate any authority to any person or persons hereunder. The Committee may, at any time, rescind any delegation hereunder and any person or persons who are delegated authority hereunder shall, at all times, serve in such capacity at the pleasure of the Committee. Any action undertaken by any person or persons in accordance with a delegation hereunder shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to such person or persons.

(d)
Award Documentation.   In connection with the grant of an Award, the Committee shall specify the form of award documentation (the “Award Documentation”) to set forth the terms and conditions of the Award. Award Documentation may include, without limitation, an agreement signed by the Participant and the Company or a grant or award notice signed only by the Company. Award Documentation may be in written, electronic or other form approved by the Committee.

SECTION 3.
Stock Subject to Plan.

(a)
Overall Plan Limit.   Subject to adjustment as provided in Section 3(c) and except for Replacement Awards, the total number of shares of Stock reserved and available for grants of Awards under the Plan on or after the 2019 Plan Effective Date (the “Aggregate Limit”) is 20,000,000 shares of Stock. Subject to adjustment as provided in Section 3(c) and except for Replacement Awards, the total number of shares of Stock reserved and available for grants of Incentive Stock Options under the Plan on or after the 2019 Plan Effective Date is 20,000,000. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b)
Calculation of Available Shares.   The Aggregate Limit shall not be reduced by:

(i)
shares of Stock subject to an Award payable only in cash or property other than Stock, or other Award for which shareholder approval is not required under the listing standards of the New York Stock Exchange, subject to the applicable conditions therefor;

(ii)
in the case of Awards granted in tandem with each other, shares of Stock in excess of the number of shares of Stock issuable thereunder; or

(iii)
shares of Stock underlying Replacement Awards and shares of Stock remaining available for grant under a plan of an acquired company or of a company with which the Company combines

       2019 Proxy Statement       App A-6

Appendix A (continued)

(whether by way of merger, sale and purchase of shares or other securities or otherwise), appropriately adjusted to reflect the acquisition or combination transaction.
The Aggregate Limit shall be increased by the number of shares of Stock that is forfeited, expired, cancelled, terminated or settled in cash or property other than Stock, or otherwise not distributable, under an Award. Notwithstanding the foregoing, any and all shares of Stock that are (i) tendered or withheld to pay the exercise or purchase price of an Award; or (ii) withheld by the Company to satisfy any applicable wage or other required tax withholding obligation; or (iii) repurchased by the Company with the option proceeds (determined under generally accepted accounting principles) in respect of the exercise of a Stock Option shall not again be available for issuance under the Plan.
(c)
Adjustments for Certain Transactions.   In the event that, as a result of any dividend or other distribution (other than an ordinary dividend or distribution), merger, reorganization, consolidation, separation, rights offering, recapitalization, Stock split, split-up, spin-off, combination, repurchase or exchange of shares of Stock or other securities of the Company, or other corporate transaction or event, or change in corporate structure affecting the Stock, including any equity restructuring within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718-Stock Compensation (formerly Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment), and the applicable guidance and interpretations thereunder, or any successor thereto, an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, subject to applicable law, adjust equitably so as to ensure no undue enrichment or harm, (including, without limitation, by payment in cash) any of:

(i)
the number and type of shares of Stock (or other securities) which thereafter may be made the subject of Awards, including the aggregate limit specified in Section 3(a);

(ii)
the number and type of shares of Stock (or other securities) subject to outstanding Awards; and

(iii)
the grant, purchase, exercise or hurdle price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award.

(d)
2002 Stock Incentive Plan.   The 2002 Stock Incentive Plan shall continue in effect and remain unchanged with respect to any awards that remain outstanding under such plan; provided, that no further awards shall be granted thereunder effective as of the 2019 Plan Effective Date, and any shares that remain available for issuance under the 2002 Stock Incentive Plan shall not be available for new Award grants under the Plan or otherwise after such date. For the avoidance of doubt, and notwithstanding the foregoing, any shares subject to outstanding awards under the 2002 Stock Incentive Plan that terminate, expire, or are cancelled, forfeited, exchanged or surrendered without having been exercised, vested, or paid in shares under the 2002 Stock Incentive Plan will no longer be available for issuance under either the 2002 Stock Incentive Plan or the 2019 Plan after the 2019 Plan Effective Date.

(e)
Minimum Vesting.   Except with respect to five percent of the maximum number of shares that may be issued under the Plan or Replacement Awards, the minimum vesting period applicable to all Awards (or any portion of an Award) shall be no less than one year from the date of grant, and no Award which vests on the basis of attainment of performance conditions shall provide for a Performance Period of less than one year (the “Minimum Vesting Period”); provided, however, that such limitations shall not preclude the acceleration of vesting of an Award prior to the completion of the Minimum Vesting Period upon the death or Disability of the Participant, or in connection with a Change of Control or a Participant’s termination of employment thereafter.

(f)
Dividends and Dividend Equivalents.   In the event an Award entitles the recipient to receive dividends or Dividend Equivalents in respect of the underlying shares subject to the Award, any such dividends or Dividend Equivalents shall not be paid currently, but may be deferred or reinvested in additional shares of Stock, in the discretion of the Committee, and shall be subject to the same vesting and/or

App A-7       2019 Proxy Statement

Appendix A (continued)

performance conditions, restrictions and risk of forfeiture as the underlying shares subject to the Award. In no event may any dividends or Dividend Equivalents be distributed or paid to the Participant in respect of any Award before the underlying shares subject to the Award have become vested. All dividends and Dividend Equivalents shall be paid, if at all, and with or without interest or other earnings, at the time(s) determined by the Committee in its sole discretion.
(g)
Replacement Awards.   In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Committee may grant Replacement Awards in substitution for any equity or equity-based awards granted by such entity or an affiliate thereof. Replacement Awards may be granted on such terms as the Committee deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Replacement Awards shall not count against the overall share limit set forth in Section 3 or any sub-limits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

SECTION 4.
Eligibility.

Any employee, or individual consultant, advisor or other service provider of the Company is eligible to receive an Award under the Plan, to the extent that an offer of an Award or a receipt of such Award is permitted by applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. Eligibility under the Plan shall be determined by the Committee.
SECTION 5.
Stock Options.

Stock Options may be granted alone or in tandem with other Awards (including Stock Appreciation Rights), and may be granted in addition to, or in substitution for, other types of Awards. Stock Options may be granted as Incentive Stock Options, subject to Section 5(f) below. Stock Options shall be subject to the following terms and conditions and contain such additional terms and conditions not inconsistent with the terms of the Plan, as the Committee shall determine:
(a)
Exercise Price.   The exercise price per share of Stock subject to a Stock Option shall be determined by the Committee at the time of grant; provided, however, that, such exercise price shall be not less than 100% of the Fair Market Value of the Stock on the date of grant of such Stock Option.

(b)
Option Term.   The option term of each Stock Option shall be fixed by the Committee; provided, however, that no Stock Option shall be exercisable more than ten years after the date of grant.

(c)
Exercisability.   Stock Options shall be exercisable in whole or in part at such times during the option term and subject to such terms and conditions, not inconsistent with the terms of the Plan as shall be determined by the Committee and reflected in the applicable Award Documentation; provided, however, that, except as otherwise provided herein, no Stock Option shall be exercisable prior to the first anniversary of the date of grant.

(d)
Method of Exercise.

(i)
Subject to the provisions of this Plan, Stock Options may be exercised to the extent of any shares of Stock as to which the Stock Option has become exercisable by giving notice in the manner required by the Committee in the applicable Award Documentation, or otherwise in accordance with any exercise procedures as may be established by the Committee or its delegate from time to time.

(ii)
The Committee may provide, in the applicable Award Documentation or otherwise, for the method of payment of the exercise price, which may include, without limitation, payment in full or in part: (A) by cash or check; (B) by withholding shares of Stock otherwise issuable in

       2019 Proxy Statement       App A-8

Appendix A (continued)

connection with the exercise of the Stock Option or in shares of unrestricted Stock duly owned by the optionee; or (C) through a broker-facilitated cashless exercise procedure acceptable to the Committee.
(iii)
No shares of Stock shall be distributed until payment therefor has been made and, if requested, the optionee has given the representation described in Section 13(a). An optionee shall not have rights to dividends or other rights of a shareholder with respect to shares subject to the Stock Option prior to issuance of such shares.

(e)
Termination.   Subject to the provisions of this Plan, upon a termination of a Participant’s employment or service with the Company for any reason, any Stock Options not previously exercisable or vested shall be subject to such vesting, exercise and forfeiture terms and conditions as provided under the terms of the applicable Award Documentation or as otherwise established by the Committee at or after grant.

(f)
Incentive Stock Options.   The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Incentive Stock Options may be granted only to employees of the Company or of a parent or subsidiary corporation (as defined in Section 424 of the Code).

SECTION 6.
Stock Appreciation Rights.

(a)
In General.   Stock Appreciation Rights may be granted alone or in tandem with other Awards (including Stock Options), and may be granted in addition to, or in substitution for, other types of Awards. The form of payment of Stock Appreciation Rights may be specified by the Committee at or after the time of grant.

(b)
Exercise Price.   The exercise price per share of Stock subject to a Stock Appreciation Right shall be determined by the Committee at the time of grant; provided, however, that, such exercise price shall be not less than 100% of the Fair Market Value of the Stock on the date of grant of such Stock Appreciation Right.

(c)
Stock Appreciation Right Term.   No Stock Appreciation Right shall be exercisable more than ten years after the date of grant.

(d)
Stock Appreciation Rights Granted Alone or in Tandem with Awards Other than Stock Options.   Stock Appreciation Rights granted alone or in tandem with Awards other than Stock Options shall be subject to such terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall provide in the applicable Award Documentation or otherwise establish at or after the time of grant.

(e)
Stock Appreciation Rights Granted in Tandem with Stock Options.   Stock Appreciation Rights granted in tandem with Stock Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall determine:

(i)
Grant.   Stock Appreciation Rights granted in tandem with Stock Options may be granted at or after the time of grant of such Stock Options.

(ii)
Method of Exercise.

(A)
Stock Appreciation Rights granted in tandem with Stock Options shall be exercisable only at such times and to the extent that the Stock Options are exercisable in accordance with Section 5 and the applicable Award Documentation.

App A-9       2019 Proxy Statement

Appendix A (continued)

(B)
Stock Appreciation Rights granted in tandem with Stock Options may be exercised by giving notice in the manner required by the Committee in the applicable Award Documentation, or otherwise in accordance with any exercise procedures as may be established by the Committee or its delegate from time to time, and surrendering the applicable Stock Option (or portion thereof). Such Stock Option shall no longer be exercisable upon and to the extent of the exercise of such Stock Appreciation Right.

(f)
Stock Appreciation Rights Defined.   As used in the Plan, the term “Stock Appreciation Right” shall mean the right granted under this Section 6 to receive from the Company, upon exercise of such right (or portion thereof), an amount, which may be paid in cash or shares of Stock (or a combination of cash and Stock), equal to (i) the Fair Market Value, as of the date of exercise, of the shares of Stock covered by such right (or such portion thereof), less (ii) the aggregate exercise price of such right (or such portion thereof).

SECTION 7.
Restricted Stock Awards.

(a)
Restricted Stock Awards in General.   Restricted Stock is an award of Stock whose vesting and forfeiture restrictions are related to the Participant’s continued service with the Company for a specified period of time and/or the satisfaction of performance criteria established by the Committee, in addition to any other such terms and conditions as may be specified by the Committee at or after grant. The Committee shall have authority to award to any Participant Restricted Stock either alone or in tandem with, in addition to or in substitution for other types of Awards.

Subject to the provisions of this Plan, the Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares subject to Restricted Stock Awards, the price (if any) to be paid by the recipient (subject to Section 7(b)), the time or times within which Restricted Stock may be subject to forfeiture, the vesting schedule and rights to acceleration of, and all other terms and conditions of Restricted Stock Awards.
The provisions of Restricted Stock Awards need not be the same with respect to each recipient, and, with respect to individual recipients, need not be the same in subsequent years.
(b)
Conditions of Restricted Stock Awards.   Restricted Stock Awards shall be subject to the following conditions:

(i)
The purchase price, if any, for shares of Stock subject to a Restricted Stock Award shall be set by the Committee at the time of grant.

(ii)
A Participant who is selected to receive a Restricted Stock Award may be required, as a condition to receipt of such Restricted Stock Award, to execute and to deliver to the Company the applicable Award Documentation, and to pay whatever price (if any) is required under Section 7(b)(i).

(iii)
Unless the Committee determines otherwise, in respect of the shares subject to a Restricted Stock Award, the Company shall provide for a book entry on behalf of the Participant. The book entry in respect of shares subject to a Restricted Stock Award shall be subject to the same limitations contained in the Restricted Stock Award.

(c)
Restrictions and Conditions of Shares.   The shares subject to a Restricted Stock Award shall be subject to the following restrictions and conditions:

(i)
Subject to the provisions of this Plan and the applicable Award Documentation, during a period set by the Committee commencing with the date of grant (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge or assign such shares. Within these limits, the Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service or such other factors or criteria as the Committee may determine.

       2019 Proxy Statement       App A-10

Appendix A (continued)

(ii)
Subject to the provisions of this Plan and the applicable Award Documentation, the Participant shall have, with respect to such shares, the right to vote and, subject to Section 3(f), to receive payment of any cash dividends in cash or in the form of Dividend Equivalents as the Committee may determine at or after grant.

(iii)
Subject to the provisions of this Plan, upon termination of a Participant’s employment or service with the Company for any reason during the Restriction Period, all such shares still subject to restriction shall vest or be forfeited in accordance with the terms and conditions set forth in the applicable Award Documentation or otherwise established by the Committee at or after grant.

(iv)
If and when the Restriction Period expires without a prior forfeiture of any such shares, such remaining shares shall be delivered to the Participant, net of applicable withholding taxes.

SECTION 8.
Performance Awards.

(a)
Performance Awards in General.   Performance Awards may be in the form of cash, shares of Stock or performance share units whose vesting conditions are related to the Participant’s continued service with the Company for a specified period of time and the attainment of performance objectives for the Company, the Participant’s business unit or other entity as may be specified by the Committee at the time of grant.

Subject to the provisions of this Plan, the Committee shall have the authority to award to any Participant a Performance Award either alone or in tandem with, in addition to or in substitution for other types of Awards. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Performance Awards will be made, the amount of cash or the number of shares subject to Performance Awards, the vesting schedule and performance conditions and all other terms and conditions of Performance Awards.
The provisions of Performance Awards need not be the same with respect to each recipient, and, with respect to individual recipients, need not be the same in subsequent years.
(b)
Terms and Conditions of Performance Awards.   Performance Awards shall be subject to the following terms and conditions:

(i)
The terms of any Performance Award granted under the Plan shall be set forth in the applicable Award Documentation, which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether Awards based on shares shall have dividends or Dividend Equivalents.

(ii)
Subject to the provisions of this Plan and the Award Documentation, during a period set by the Committee (the “Performance Period”), Participants’ rights with respect to Performance Awards, including the shares subject to Performance Awards, may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date of payment or the date on which the shares are distributed to the Participant, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(iii)
The performance objectives to be attained during any Performance Period and the length of the Performance Period shall be determined by the Committee at the time of grant of each Performance Award, provided, however, that a Performance Period shall not be shorter than one year.

(iv)
Performance Awards may be paid in cash, shares of Stock or other property and may be paid currently or deferred, as determined by the Committee at or after grant. Subject to the terms of the Plan (including the Minimum Vesting Period set forth under Section 3(e)), the Committee may waive in whole or in part any of the continued service or performance conditions or restrictions imposed with respect to such Awards, based on such factors as the Committee may determine.

App A-11       2019 Proxy Statement

Appendix A (continued)

SECTION 9.
Other Stock-Based Awards.

(a)
Other Stock-Based Awards in General.   Other awards of Stock and other awards that are payable in cash or Stock and are valued in whole or in part by reference to, or are otherwise based in whole or in part on, Stock (“Other Stock-Based Awards”), including, without limitation, Deferred Awards, Dividend Equivalents, cash or Stock-settled restricted share units, phantom stock and similar units, may be granted alone or in tandem with other Awards, and may be granted in addition to, or in substitution for, other types of Awards.

Subject to the provisions of this Plan, the Committee shall have authority to determine the persons to whom and the time or times at which Other Stock-Based Awards shall be made, the number of shares of Stock to be awarded, the cash payment to be made pursuant to, and all other conditions of, Other Stock-Based Awards.
The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.
(b)
Terms and Conditions.   Other Stock-Based Awards shall be subject to the following terms and conditions:

(i)
Subject to the provisions of this Plan and the applicable Award Documentation, Participants’ rights with respect to Other Stock-Based Awards, including the shares subject to Other Stock-Based Awards, may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are distributed to the Participant, or, if later, the date on which any applicable restriction or deferral period lapses.

(ii)
Subject to the provisions of this Plan and the applicable Award Documentation, recipients of Other Stock-Based Awards may be entitled to receive dividends or Dividend Equivalents with respect to the number of shares or deemed number of shares covered by Other Stock-Based Awards.

(iii)
Subject to the provisions of this Plan, Other Stock-Based Awards and any cash payments or Stock covered by Other Stock-Based Awards shall vest or be forfeited to the extent so provided in the applicable Award Documentation, or as otherwise established by the Committee at or after grant, including, without limitation, in connection with the termination of a Participant’s employment or service with the Company for any reason.

(iv)
Each Other Stock-Based Award shall be confirmed by, and subject to the terms of, the applicable Award Documentation.

(v)
Stock distributed on a bonus basis under this Section 9 may be awarded for no cash consideration.

SECTION 10.
Change In Control Provisions.

(a)
Impact of Event.   Except as otherwise determined by the Committee or provided in the Award Documentation, in the event of a Change in Control, the following acceleration and valuation provisions shall apply to all outstanding Awards notwithstanding any other provision Plan:

(i)
To the extent the successor company (or a subsidiary or a parent thereof) assumes or substitutes any outstanding Stock Appreciation Rights and the Stock Options on substantially the same terms and conditions (with appropriate adjustments pursuant to Section 3(c) to preserve the value of the Awards), such Awards shall remain outstanding on substantially the same terms and conditions following a Change in Control; provided, however, that, if within 24 months following the date of such Change in Control, the Participant’s employment with the Company or the successor company (or a subsidiary or a parent thereof) is terminated without Cause, such Participant’s assumed or substituted outstanding Stock Appreciation Rights and Stock Options, as applicable, not previously exercisable and vested, shall become fully exercisable and vested as of such date and all outstanding assumed or substituted Stock Appreciation Rights and Stock Options, as applicable, held by such Participant shall remain exercisable for the remainder of their

       2019 Proxy Statement       App A-12

Appendix A (continued)

original terms. To the extent the successor company (or a subsidiary or a parent thereof) does not so assume or substitute the outstanding Stock Appreciation Rights and Stock Options, as applicable, on substantially the same terms and conditions, any such outstanding Stock Appreciation Rights and Stock Options not previously exercisable and vested shall become fully exercisable and vested as of the date of such Change in Control; provided, that in such case only, the Committee may cancel such Stock Appreciation Rights and Stock Options without the payment of consideration therefor, in the case of any Stock Appreciation Rights or Stock Options with an exercise price that equals or exceeds the Change in Control Price.
(ii)
To the extent the successor company (or a subsidiary or parent thereof) assumes or substitutes the outstanding Performance Awards, such Performance Awards shall be assumed as or substituted for time-vesting restricted stock awards or units, as applicable, with the number of shares subject to such awards converted (x) at target, to the extent less than 50% of the applicable performance period has been completed or (y) based on actual performance through the date of such Change in Control, to the extent 50% or more of the applicable performance period has been completed, in each case, on otherwise substantially the same terms and conditions (with appropriate adjustments pursuant to Section 3(c) to preserve the value of the Awards), and shall vest and pay out as provided under the terms of the applicable Award Documentation; provided, however, that, if within 24 months following the date of such Change in Control the Participant’s employment with the Company or the successor company (or a subsidiary or a parent thereof) is terminated without Cause, such Participant’s assumed or substituted and outstanding Performance Awards not previously vested or earned shall become fully vested as of such date. To the extent the successor company (or a subsidiary or parent thereof) does not assume or substitute the outstanding Performance Awards on the terms described above, then such Performance Awards, to the extent not previously vested or earned, shall be deemed fully vested and earned as of the date of such Change in Control, subject to and as provided under (including with respect to payment terms) the terms of the applicable Award Documentation.

(iii)
To the extent the successor company (or a subsidiary or a parent thereof) assumes or substitutes the outstanding Restricted Stock Awards and Other Stock-Based Awards on substantially the same terms and conditions (with appropriate adjustments pursuant to Section 3(c) to preserve the value of the Awards), such Awards shall remain outstanding on substantially the same terms and conditions following a Change in Control, and shall vest and pay out as provided under the terms of applicable Award Documentation; provided, however, that, if within 24 months following the date of such Change in Control, the Participant’s employment with the Company or the successor company (or a subsidiary or a parent thereof) is terminated without Cause, such Participant’s assumed or substituted outstanding Restricted Stock Awards or Other Stock-Based Awards, as applicable, not previously vested or earned shall become fully vested as of such date. To the extent the successor company (or a subsidiary or a parent thereof) does not assume or substitute the outstanding Restricted Stock Awards and Other Stock-Based Awards on substantially the same terms and conditions, then such Awards, to the extent not previously vested, shall become fully vested and unrestricted as of the date of such Change in Control, subject to and as provided under (including with respect to payment terms) the terms of applicable Award Documentation.

To the extent the successor company (or a subsidiary or a parent thereof) assumes or substitutes any of the outstanding Awards on substantially the same terms and conditions (with appropriate adjustments pursuant to Section 3(c) to preserve the value of the Awards) as provided in Sections 10(a)(i) and (iii) above, then all no-trading policies and other internal corporate approvals required with respect to the exercise or sale of such Awards and/or the underlying shares of Stock shall be waived. To the extent the successor company (or a subsidiary or parent thereof) does not assume or substitute any of the outstanding Awards on substantially the same terms and conditions (with appropriate adjustments pursuant to Section 3(c) to preserve the value of the Awards) as provided in Sections 10(a)(i) and (iii) above, the Committee may, to the extent permitted under
App A-13       2019 Proxy Statement

Appendix A (continued)

Section 409A of the Code, determine that all such Awards shall be cashed out by the Company on the basis of the Change in Control Price as of the date such Change in Control is determined to have occurred.
(b)
Definition of  “Change in Control”.   For purposes of this Plan, the term “Change in Control” shall mean the first to occur of any of the following events:

(i)
An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then-outstanding shares of Stock (the “Outstanding Common Stock”) or (2) the combined voting power of the then outstanding voting securities of S&P Global entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (1) any acquisition directly from S&P Global, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from S&P Global; (2) any acquisition by S&P Global; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by S&P Global or any entity controlled by S&P Global; or (4) any acquisition pursuant to a transaction which complies with clauses (a), (b) and (c) of subsection (iii) of this Section 10(b); or

(ii)
A change in the composition of the Board such that the individuals who, as of the 2019 Plan Effective Date, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 10(b), that any individual who becomes a member of the Board subsequent to the 2019 Plan Effective Date, whose election, or nomination for election by S&P Global’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii)
Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of S&P Global (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which all of the following conditions are met: (a) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 20% of, respectively, the outstanding shares of common stock, and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns S&P Global or all or substantially all of S&P Global’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (b) no Person (other than S&P Global, any employee benefit plan (or related trust) of S&P Global or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (c) individuals

       2019 Proxy Statement       App A-14

Appendix A (continued)

who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or
(iv)
The approval by the shareholders of S&P Global of a complete liquidation or dissolution of S&P Global.

(c)
Change in Control Price.   For purposes of this Section 10, “Change in Control Price” means the actual price per share paid in connection with a Change in Control.

SECTION 11.
Amendments and Termination.

The Board may amend, alter, discontinue or terminate the Plan, but no amendment, alteration, discontinuation or termination shall be made which would impair the rights of an optionee or Participant under an Award theretofore granted, without the optionee’s or Participant’s consent.
The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively; but no such amendment or other action by the Committee shall (i) impair the rights of any holder without the holder’s consent or (ii) subject to Section 3(c), directly or indirectly, through cancellation and regrant or any other method, reduce, or have the effect of reducing, the exercise price per share of Stock subject to a Stock Option or Stock Appreciation Right, or cancel a Stock Option or Stock Appreciation Right in exchange for a cash payment or another Award, including a new Stock Option or Stock Appreciation Right having a lower exercise price, without prior shareholder approval.
Unless otherwise expressly provided in the applicable Award Documentation, the Plan and the Awards are not intended to provide for the deferral of compensation within the meaning of Section 409A(d)(1) of the Code, and they shall be interpreted and construed in accordance with such intent. Notwithstanding the foregoing and anything to the contrary in the Plan or any Award, if any provision of the Plan or any Award would cause the requirements of Section 409A of the Code to be violated, or otherwise cause any Participant to recognize income under Section 409A of the Code, then such provision may be modified by the Committee or the Board in any reasonable manner that the Committee or the Board, as applicable, deems appropriate; provided that the Committee or the Board, as applicable, shall preserve the intent of such provision to the extent reasonably practicable without violating the requirements of Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any Award Documentation shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Notwithstanding anything in the Plan to the contrary, if the Committee considers a Participant to be a “specified employee” under Section 409A of the Code at the time of such Participant’s “separation from service” (as defined in Section 409A of the Code), and any amount hereunder is “deferred compensation” subject to Section 409A of the Code, any distribution of such amount that otherwise would be made to such Participant with respect to an Award as a result of such “separation from service” shall not be made until the date that is six months after such “separation from service,” except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A of the Code. If an Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), a Participant’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if an Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), a Participant’s right to such dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Documentation is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of non-compliance with Section 409A of the Code.
App A-15       2019 Proxy Statement

Appendix A (continued)

Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.
SECTION 12.
Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or optionee by the Company, nothing contained herein shall give any such Participant or optionee any rights that are greater than those of a general creditor of the Company.
SECTION 13.
General Provisions.

(a)
Stock Subject to Awards.   The Committee may require each person purchasing shares of Stock pursuant to an Award to represent to and agree with the Company in writing that the optionee or Participant is acquiring the shares without a view to distribution thereof. Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Stock is then listed, any applicable federal or state securities law, and any applicable corporate law.

(b)
Other Plans.   Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation or equity plans or arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(c)
Continued Employment or Service.   The adoption of the Plan shall not confer upon any Participant any right to continued employment or service with the Company, as the case may be, nor shall it interfere in any way with the right of the Company to terminate the employment or service of any of its employees or consultants at any time.

(d)
Taxes and Withholding.   No later than the date as of which an amount first becomes includible in the gross income of the Participant for income tax purposes with respect to any Award (including dividends or Dividend Equivalents on any non-vested Restricted Stock Award, Performance Award or Other Stock-Based Award), the Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, FICA, state, or local taxes of any kind required by law to be withheld or paid with respect to such amount. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Unless the Committee otherwise determines, at or before the time of payment, tax withholding or payment obligations up to the Participant’s minimum required withholding rate shall be settled with Stock that is part of the Award that gives rise to the withholding requirement. If and to the extent determined by the Committee, a Participant may elect to satisfy any additional tax withholding or payment obligation up to the Participant’s maximum marginal tax rate by delivery of unrestricted stock duly owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances).

(e)
Governing Law.   The Plan and all Awards and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New York.

(f)
Computation of Benefits.   Any payment under this Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

       2019 Proxy Statement       App A-16

Appendix A (continued)

(g)
Division Sale.   Unless the Committee otherwise determines at or after the time of grant, and except as otherwise provided herein, if any Participant’s employment or service with the Company terminates solely due to a Division Sale, such Division Sale shall be treated as an involuntary termination of employment or service of such Participant hereunder and under the terms of any Award.

(h)
Foreign Law.   The Committee may grant Awards to eligible individuals who are foreign nationals, who are located outside the United States, or who are otherwise subject to or cause the Company to be subject to legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with such legal or regulatory provisions.

(i)
Transferability of Awards.   Unless the Committee determines otherwise at or after grant, no Award may be sold, assigned, pledged or otherwise encumbered prior to the date on which the Award is paid and any shares or amount of cash subject to such Award are distributed to the Participant, or, if later, the date on which any applicable restriction, performance or deferral period lapses. Awards shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and, unless the Committee determines otherwise at or after grant, all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee. Unless approved by shareholders, no Award shall be transferable by the Participant to a third-party for consideration.

(j)
Recoupment, Cancellation or Clawback of Awards.   Any Awards granted under the Plan (including any amounts or benefits arising from such Awards) shall be subject to recovery by the Company in accordance with any clawback or recoupment arrangements or policies the Company has in place from time to time, including, without limitation, the terms of the Senior Executive Pay Recovery Policy of S&P Global and the S&P Ratings Services Pay Recovery Policy, or any successor policies thereto, as in effect from time to time. The Committee shall have full authority to implement any other policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder and any other regulatory regimes.

(k)
Non-Competition and Non-Solicitation.   The Committee may, in its sole discretion, condition eligibility to be designated a Participant in the Plan or to receive Awards and any of the benefits specified in the Plan or in the applicable Award Documentation on the Participant’s execution of, compliance with, and/or certification of compliance with a non-competition and/or non-solicitation agreement in a form prescribed by the Committee or as set forth in any applicable Award Documentation.

(l)
Miscellaneous.

(i)
No employee, consultant, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.

(ii)
If any provision of the Plan or any Award Documentation is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Documentation, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and any such Award Documentation shall remain in full force and effect.

App A-17       2019 Proxy Statement

Appendix A (continued)

SECTION 14.
Data Protection.

By participating in the Plan, the Participant hereby acknowledges the collection, use, disclosure and processing of personal information provided by the Participant to the Company, trustee or third-party service provider, for all purposes relating to the operation and/or administration of the Plan. These include, but are not limited to:
(i)
the performance of the Plan;

(ii)
administering and maintaining Participant records;

(iii)
providing information to the Company, trustees of any employee benefit trust, registrars, brokers, third-party service providers or third-party administrators of the Plan;

(iv)
providing information to future purchasers or merger partners of the Company, or the business in which the Participant works; and

(v)
transferring information about the Participant to any country or territory that may not provide the same level of protection for the information as the Participant’s home country.

SECTION 15.
Plan Effective Date and Duration.

Subject to the approval of shareholders at S&P Global’s 2019 Annual Meeting of Shareholders, the Plan shall become effective as of the 2019 Plan Effective Date. The Plan, as it may be amended from time to time, shall continue in effect for a period of ten years after the 2019 Plan Effective Date, unless earlier terminated by the Board pursuant to Section 11.
[DATE]
       2019 Proxy Statement       App A-18

Appendix B

Appendix B
S&P Global Inc.

DIRECTOR DEFERRED STOCK OWNERSHIP PLAN

(Amended and restated effective as of  [DATE])
ARTICLE I
PURPOSE
The purpose of the Plan is to enable the Company to provide Directors with equity compensation and the opportunity to defer compensation in the form of Company equity, thereby attracting and retaining qualified persons to serve as Directors, enhancing the equity interest of Directors in the Company, solidifying the common interests of its Directors and stockholders, and encouraging the highest level of Director performance. The Plan is intended to comply with the requirements of Section 409A of the Code.
ARTICLE II
DEFINITIONS
The following words and phrases as used herein shall have the following meanings:
SECTION 2.01 “Applicable Delivery Period” means a period of up to five years, as more fully described in Section 7.01 of the Plan.
SECTION 2.02 “Beneficiary” means the person, persons or entity designated by the Participant to receive any shares of Common Stock deliverable in accordance with Section 7.01 of the Plan. Any Participant’s Beneficiary designation shall be made in a written instrument filed with the Company and shall become effective only when received, accepted and acknowledged in writing by the Company.
SECTION 2.03 “Board” means the Board of Directors of the Company.
SECTION 2.04 “Change in Control” means the first to occur of any of the following events:
(i)
An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Common Stock (the “Outstanding Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company; (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; or (4) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 2.04; or

(ii)
A change in the composition of the Board such that the Directors who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 2.04, that any individual who becomes a Director subsequent to the Effective Date, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those Directors who were members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such Director were a member of the Incumbent

App B-1       2019 Proxy Statement

Appendix B (continued)

Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board;
(iii)
Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv)
The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

SECTION 2.05 “Change in Control Consideration” means, with respect to each share of Common Stock credited to a Deferred Stock Account, the actual amount of any cash, plus the value of any securities and other noncash consideration, per share of Common Stock paid in connection with a Change in Control. To the extent that such consideration consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined by the Committee in good faith.
SECTION 2.06 “Claimant” has the meaning set forth in Section 10.01 of the Plan.
SECTION 2.07 “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.
SECTION 2.08 “Committee” means the Nominating and Corporate Governance Committee of the Board.
SECTION 2.09 “Common Stock” means the common stock, $1.00 par value per share, of the Company.
SECTION 2.10 “Company” means S&P Global Inc., a corporation organized under the laws of the State of New York, or any successor corporation.
SECTION 2.11 “Deferral Election” means an election pursuant to Article VI of the Plan.
SECTION 2.12 “Deferred Stock Account” means a bookkeeping account maintained by the Company for a Participant representing the Participant’s interest in the shares of Common Stock credited to such account pursuant to Section 5.01 of the Plan.
       2019 Proxy Statement       App B-2

Appendix B (continued)

SECTION 2.13 “Delivery Date” has the meaning set forth in Section 7.01 of the Plan.
SECTION 2.14 “Director” means an individual who is a regular, active member of the Board, who is not a full-time or part-time officer or employee of the Company and is eligible to receive compensation as a non-employee director.
SECTION 2.15 “Dividend Equivalent” for a given dividend or distribution means a number of shares of Common Stock having a Value, as of the date such Dividend Equivalent is credited to a Deferred Stock Account, equal to the amount of cash, plus the fair market value on the date of distribution of any property, that is distributed with respect to one share of Common Stock pursuant to such dividend or distribution; such fair market value to be determined by the Committee in good faith.
SECTION 2.16 “Effective Date” has the meaning set forth in Section 13.06 of the Plan.
SECTION 2.17 “Election Amount” means for each Participant who has made a Deferral Election pursuant to Article VI of the Plan, with respect to each Plan Year, (i) the percentage that is set forth in the Deferral Election, multiplied by (ii) the total cash compensation receivable from the Company during the Plan Year by the Participant in his or her capacity as a Director, including without limitation, retainers, fees for serving as committee members, fees for serving as chairman of a committee, Board meeting fees and committee meeting fees.
SECTION 2.18 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.
SECTION 2.19 “Extension Notice” has the meaning set forth in Section 10.01 of the Plan.
SECTION 2.20 “Fraction” with respect to a person who was a Participant during part, but not all, of a calendar year, means the amount obtained by dividing (i) the number of calendar months during such calendar year that such person was a Participant by (ii) 12; provided that for purposes of the foregoing a partial calendar month shall be treated as a whole month.
SECTION 2.21 “Installment Delivery Election” means the written election by a Participant, on such form as may be prescribed by the Committee, to receive delivery of shares of Common Stock in the Participant’s Deferred Stock Account in installments over the Applicable Delivery Period.
SECTION 2.22 “Participant” means each individual who participates in the Plan, as provided in Section 4.01 of the Plan.
SECTION 2.23 “Plan” means S&P Global Inc. Director Deferred Stock Ownership Plan, as amended from time to time.
SECTION 2.24 “Plan Administrator” has the meaning set forth in Section 3.01 of the Plan.
SECTION 2.25 “Plan Year” means the calendar year; provided that with respect to a Director who ceases to be a Participant during a calendar year, the last Plan Year shall begin on the first day of such calendar year and end on the day such Director ceases to be a Participant.
SECTION 2.26 “Stock Amount” has the meaning set forth in Section 5.02 of the Plan.
SECTION 2.27 “Value” of a share of Common Stock as of the last day of a given Plan Year shall mean the closing price of a share of Common Stock on the New York Stock Exchange (or, if the Common Stock is not listed on such exchange, any other national securities exchange on which the Common Stock is listed) on the first business day following the last day of each Plan Year. If the Common Stock is not traded on any national securities exchange, the Value of the Common Stock shall be determined by the Committee in good faith.
App B-3       2019 Proxy Statement

Appendix B (continued)

ARTICLE III
ADMINISTRATION
SECTION 3.01 Administration.   The Plan shall be administered by the Executive Vice President, Human Resources of the Company (the “Plan Administrator”), who shall have full authority to construe and interpret the Plan and any instrument or agreement relating to, or deferral made under, the Plan, to establish, amend, suspend, waive and rescind rules and regulations relating to the Plan, and to take all such actions and make all such determinations in connection with the Plan as he or she may deem necessary or desirable. Subject to Article X of the Plan, decisions of the Plan Administrator shall be reviewable by the Committee. Subject to Articles X and XII of the Plan, the Committee shall also have the full authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as may arise in connection with the Plan.
SECTION 3.02 Binding Effect of Decisions.   Subject to Article X of the Plan, the decision or action of the Plan Administrator or Committee in respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.
SECTION 3.03 Indemnification.   To the fullest extent permitted by law, the Plan Administrator, the Committee and the Board (and each member thereof), and any employee of the Company to whom fiduciary responsibilities have been delegated shall be indemnified by the Company against any claims, and the expenses of defending against such claims, resulting from any action or conduct relating to the administration of the Plan, except claims arising from gross negligence, willful neglect or willful misconduct.
ARTICLE IV
PARTICIPATION
SECTION 4.01 Eligible Participants.   Any individual who was a Participant in the Plan immediately prior to the effective date of this amendment and restatement shall continue to be a Participant on such date, subject to the terms and provisions of the Plan, and each other individual who becomes a Director thereafter during the term of the Plan, shall be a Participant in the Plan, in each case during such period as such individual remains a Director and is not an employee of the Company or any of its subsidiaries.
ARTICLE V
COMPENSATION AND DEFERRED ACCOUNTS
SECTION 5.01 Accounts.   The Company shall maintain a Deferred Stock Account for each Participant, which shall be credited with shares of Common Stock as set forth in Section 5.03 of the Plan.
SECTION 5.02 Stock Amount.   As part of the compensation payable to each Participant for service on the Board in respect of a Plan Year, each Participant shall be credited with an annual equity grant in the form of deferred Common Stock with an aggregate Value equal to $160,000 (the “Stock Amount”), subject to adjustment for a person who was a Participant during part, but not all, of a calendar year as provided herein; and, provided, further, that the Committee is authorized in its discretion to increase the Stock Amount by up to $25,000 during the Plan term as set forth in Section 13.06.
SECTION 5.03 Credit of Shares of Common Stock.   (a) On the first business day following the last day of each Plan Year, the Deferred Stock Account of each Director who was a Participant at any time during such Plan Year shall be credited with (i) a number of shares of Common Stock having a Value equal to the sum of  (A) the Stock Amount multiplied by the applicable Fraction and (B) the Election Amount, if any; plus (ii) a number of shares of Common Stock equal to (A) the number of shares of Common Stock credited as of that date pursuant to clause (i) multiplied by (B) the Dividend Equivalent for each dividend paid or other distribution made with respect to the Common Stock, the record date for which occurred during such Plan Year and at a time when such Participant was a Participant.
       2019 Proxy Statement       App B-4

Appendix B (continued)

(b) In addition, on the first business day following the last day of each Plan Year, each Deferred Stock Account that has not, as of such date, delivered the shares of Common Stock thereunder in full pursuant to Section 7.01 of the Plan shall be credited with a number of shares of Common Stock equal to (i) the number of shares of Common Stock in such Deferred Stock Account as of such date (before taking into account any amounts that are credited as of such date pursuant to Section 5.02 of the Plan) multiplied by (ii) the Dividend Equivalent for each dividend paid or other distribution made with respect to the Common Stock, the record date for which occurred during such Plan Year and at a time when such Participant was a Participant.
ARTICLE VI
DEFERRALS AND ELECTIONS
SECTION 6.01 Initial Election.   Each new Participant in the Plan may make an irrevocable Deferral Election to defer payment of all or part of the total cash compensation for services as a Director to be earned during the Plan Year in which the Director becomes a Participant in the Plan and to have the Participant’s Deferred Stock Account credited with shares of Common Stock equal in Value to such deferred compensation. In order to make a Deferral Election pursuant to this Section 6.01, the Participant must deliver to the Company a written notice of the Deferral Election setting forth the percentage of the Participant’s total cash compensation to be deferred. This notice must be delivered within 30 days of the date on which the Participant becomes a Director and shall be effective with respect to compensation earned after the date of delivery thereof. The Participant shall be permitted to make an irrevocable Installment Delivery Election at the time of the Deferral Election.
SECTION 6.02 Annual Elections.   A Participant may make a Deferral Election on an annual basis to defer payment of all or part of the total cash compensation for services as a Director to be earned during the next succeeding Plan Year and to have the Participant’s Deferred Stock Account credited with shares of Common Stock equal in Value to such deferred compensation. In order to make a Deferral Election pursuant to this Section 6.02, the Participant must deliver to the Company a written notice of the Deferral Election setting forth the percentage of the Participant’s total cash compensation to be deferred. This notice must be delivered no later than, and such Deferral Election shall become irrevocable on, the last business day prior to the commencement of the Plan Year to which the Deferral Election relates. Any such written notice of the Deferral Election pursuant to this Section 6.02 shall remain in effect for subsequent Plan Years unless such Participant delivers a written notice setting forth a different Deferral Election which shall be applied to future Plan Years until further written notice is received by the Company pursuant to this Section 6.02. The Participant shall be permitted to make an Installment Delivery Election at the time of the Deferral Election. Such Installment Delivery Election shall become irrevocable on the last business day prior to the commencement of the Plan Year to which the Installment Delivery Election relates.
ARTICLE VII
DISTRIBUTIONS
SECTION 7.01 Delivery of Shares of Common Stock.   The shares of Common Stock in a Participant’s Deferred Stock Account as of the date the Participant ceases to be a Director for any reason (the “Delivery Date”) shall be delivered or begin to be delivered in accordance with this Section 7.01 on or as soon as practicable, but in no event more than 60 days after the Delivery Date. Such shares of Common Stock shall be delivered at one time; provided that if the number of shares of Common Stock so credited includes a fractional share, such number shall be rounded up to the nearest whole number of shares; and provided, further, that if the Director has in effect a valid Installment Delivery Election pursuant to Article VI of the Plan, then the applicable portion of such shares of Common Stock shall be delivered in equal yearly installments over the Applicable Delivery Period, with the first such installment being delivered on the first anniversary of the Delivery Date; provided that if in order to equalize such installments, fractional shares of Common Stock would have to be delivered, such installments shall be adjusted by rounding up to the nearest whole share. If any such shares of Common Stock are to be delivered after the Director has become legally incompetent, they shall be delivered to the Director’s legal guardian. If any such shares of Common Stock are to be delivered after the Director has died, they shall be delivered to the Director’s Beneficiary; provided that if the Director dies with a valid Installment Delivery
App B-5       2019 Proxy Statement

Appendix B (continued)

Election in effect, the Committee shall deliver all remaining undelivered shares of Common Stock to the Director’s Beneficiary as soon as practicable. Reference to a Director in the Plan shall be deemed to refer to the Director’s legal guardian or the Beneficiary, where appropriate.
SECTION 7.02 Voting and Other Rights.   Shares of Common Stock delivered to a Participant pursuant to Section 7.01 of the Plan shall be issued in the name of the Participant, and the Participant shall be entitled to all rights of a shareholder with respect to Common Stock for all such shares of Common Stock issued in his or her name, including the right to vote the shares of Common Stock, and the Participant shall receive all dividends and other distributions paid or made with respect thereto.
SECTION 7.03 General Restrictions.   Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:
(i)
Listing or approval for listing upon official notice of issuance of such shares on the New York Stock Exchange, or such other securities exchange as may at the time be a market for the Common Stock;

(ii)
Any registration or other qualification of such shares of Common Stock under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

(iii)
Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

ARTICLE VIII
SHARES AVAILABLE
SECTION 8.01 Shares Available.   Subject to Article IX of the Plan, the maximum number of shares of Common Stock reserved and available for issuance under the Plan shall equal the number of shares of Common Stock reserved and available for issuance under the Plan immediately prior to the Effective Date, increased by 500,000 shares of Common Stock. Shares of Common Stock issuable under the Plan may be taken from authorized but unissued or treasury shares of the Company or purchased on the open market.
ARTICLE IX
EFFECT OF CORPORATE TRANSACTIONS
SECTION 9.01 Change in Capital Structure.   In the event that, as a result of any dividend or other distribution (other than an ordinary dividend or distribution), merger, reorganization, consolidation, separation, rights offering, recapitalization, stock split, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, or other corporate transaction or event, or change in corporate structure affecting the Common Stock, including any equity restructuring within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718-Stock Compensation (formerly Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment), and the applicable guidance and interpretations thereunder, or any successor thereto, an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, subject to applicable law, adjust equitably so as to ensure no undue enrichment or harm, (including, without limitation, by payment in cash) any of the number and kind of shares or other property subject to the Plan and the number and kind of shares or other property held in the Deferred Stock Accounts, and any other relevant provisions of the Plan by the Committee, whose determination shall be binding and conclusive on all persons.
SECTION 9.02 Change in Control.   Without limiting the generality of the foregoing, and notwithstanding any other provision of the Plan, in the event of a Change in Control, the following shall occur on the date of such Change in Control (the “Change in Control Date”): (i) the last day of the then-current Plan Year shall be deemed
       2019 Proxy Statement       App B-6

Appendix B (continued)

to occur on the Change in Control Date and such Plan Year shall be the last Plan Year under the Plan; (ii) the Deferred Stock Accounts shall be credited with shares of Common Stock pursuant to Section 5.02 of the Plan, as if, for this purpose, the Participants ceased to be Participants on the Change in Control Date; (iii) the Company shall immediately pay to each Participant in a lump sum the Change in Control Consideration multiplied by the number of shares of Common Stock held in the Participant’s Deferred Stock Account immediately before such Change in Control; and (iv) the Plan shall be terminated with respect to each Participant’s Deferred Stock Account.
SECTION 9.03 Share Conversion.   If the shares of Common Stock credited to the Deferred Stock Accounts are converted pursuant to this Article IX into another kind or form of property (including cash), references in the Plan to Common Stock shall be deemed, where appropriate, to refer to such other kind or form of property, with such other modifications as may be required for the Plan to operate in accordance with its purposes. Without limiting the generality of the foregoing, references to delivery of certificates for shares of Common Stock shall be deemed to refer to delivery of cash and the incidents of ownership of any other property held in the Deferred Stock Accounts.
ARTICLE X
CLAIMS PROCEDURE
SECTION 10.01 Claims.   In the event any person or his or her authorized representative (a “Claimant”) disputes the amount of, or his or her entitlement to, any benefits under the Plan or their method of payment, such Claimant shall file a claim in writing with, and on the form prescribed by, the Plan Administrator for the benefits to which he or she believes he or she is entitled, setting forth the reason for his or her claim. The Claimant shall have the opportunity to submit written comments, documents, records and other information relating to the claim and shall be provided, upon request and free of charge, reasonable access to and copies of all documents, records or other information relevant to the claim. The Plan Administrator shall consider the claim and within 90 days of receipt of such claim, unless special circumstances exist which require an extension of the time needed to process such claim, the Plan Administrator shall inform the Claimant of its decision with respect to the claim. In the event of special circumstances, the response period can be extended for an additional 90 days, as long as the Claimant receives written notice advising of the special circumstances and the date by which the Plan Administrator expects to make a determination (the “Extension Notice”) before the end of the initial 90-day response period indicating the reasons for the extension and the date by which a decision is expected to be made.
SECTION 10.02 Appeal of Denial.   A Claimant whose claim is denied by the Plan Administrator and who wishes to appeal such denial must request a review of the Plan Administrator’s decision by filing a written request with the Committee for such review within 60 days after such claim is denied. Such written request for review shall contain all relevant comments, documents, records and additional information that the Claimant wishes the Committee to consider, without regard to whether such information was submitted or considered in the initial review of the claim by the Plan Administrator. In connection with that review, the Claimant may submit such written comments as may be appropriate. Written notice of the decision on review shall be furnished to the Claimant within 60 days after receipt by the Committee of a request for review. In the event of special circumstances which require an extension of the time needed for processing, the response period can be extended for an additional 60 days, as long as the Claimant receives an Extension Notice. The Claimant shall be notified no later than five days after a decision is made with respect to the appeal.
SECTION 10.03 Statute of Limitations.   A Claimant wishing to seek judicial review of an adverse benefit determination under the Plan, whether in whole or in part, must file any suit or legal action within three years of the date the final decision on the adverse benefit determination on review is issued or should have been issued under Section 10.02 of the Plan or lose any rights to bring such an action. If any such judicial proceeding is undertaken, the evidence presented shall be strictly limited to the evidence timely presented to the Plan Administrator. Notwithstanding anything in the Plan to the contrary, a Claimant must exhaust all administrative remedies available to such Claimant under the Plan before such Claimant may seek judicial review.
App B-7       2019 Proxy Statement

Appendix B (continued)

ARTICLE XI
BENEFICIARY DESIGNATION
SECTION 11.01 Beneficiary Designation.   Each Participant shall have the right, at any time, to designate any person, persons, entity or entities as his or her Beneficiary or Beneficiaries (both primary as well as contingent) to whom shares of Common Stock shall be delivered in accordance with Section 7.01 of the Plan from the Participant’s Deferred Stock Account in the event of such Participant’s death prior to complete distribution to the Participant of the shares of Common Stock due to him or her under the Plan.
SECTION 11.02 Amendments.   Any Beneficiary designation may be changed by a Participant by the written filing of such change on a form prescribed by the Company. The new Beneficiary designation form shall cancel all Beneficiary designations previously filed.
SECTION 11.03 No Beneficiary Designation.   If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, then any amounts to be paid to the Participant’s Beneficiary shall be paid to the Participant’s estate.
SECTION 11.04 Effect of Payment.   The delivery of shares of Common Stock under this Article XI due to a Participant to a Beneficiary under the Plan shall completely discharge the Company’s obligations in respect of the Participant under the Plan.
ARTICLE XII
AMENDMENT AND TERMINATION OF PLAN
SECTION 12.01 Amendment.   The Board or the Committee may from time to time make such amendments to the Plan as it may deem proper and in the best interest of the Company without further approval of the Company’s stockholders, except to the extent required by the Rules of the New York Stock Exchange (or rules of any other exchange or quotation system on which the Company’s securities are then listed).
SECTION 12.02 Company’s Right to Terminate.   The Board or the Committee may terminate the Plan at any time and, in connection with any such termination, may deliver to each Participant the shares of Common Stock credited to his or her Deferred Stock Account, subject to and in accordance with the requirements of Section 1.409A-3(j)(4)(ix) of the Code (or any successor provision thereto). Notwithstanding any other provision of the Plan to the contrary, neither the Board nor the Committee shall be authorized to exercise any discretion with respect to the selection of persons to receive credits of shares of Common Stock under the Plan or concerning the amount or timing of such credits under the Plan, and, subject to Section 12.03 of the Plan, no amendment or termination of the Plan shall adversely affect the interest of any Participant in shares previously credited to such Participant’s Deferred Stock Account without that Participant’s express written consent.
SECTION 12.03 Section 409A.   With respect to deferrals subject to Section 409A of the Code, the Plan and any related election forms or agreements are intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any related election forms or agreements shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any related election forms or agreements would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Notwithstanding anything in the Plan to the contrary, if the Committee considers a Participant to be a “specified employee” under Section 409A of the Code at the time of such Participant’s “separation from service” (as defined in Section 409A of the Code), and any amount hereunder is “deferred compensation” subject to Section 409A of the Code, any distribution of such amount that otherwise would be made to such Participant with respect to a deferral as a result of such “separation from service” shall not be made until the date that is six months after such “separation from service,” except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A of the Code. If a deferral includes a “series of installment payments” (within the meaning of
       2019 Proxy Statement       App B-8

Appendix B (continued)

Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), a Participant’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if a deferral includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), a Participant’s right to such dividend equivalents shall be treated separately from the right to other amounts under the deferral. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any related election forms or agreements is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of non-compliance with Section 409A of the Code.
ARTICLE XIII
MISCELLANEOUS
SECTION 13.01 Unsecured General Creditor.   Participants and their Beneficiaries shall have no legal or equitable rights, interest or claims in any property or assets of the Company. The assets of the Company shall not be held under any trust for the benefit of Participants or their Beneficiaries or held in any way as collateral security for the fulfilling of the obligations of the Company under the Plan. Any and all of the Company’s assets shall be, and remain, the general, unpledged, unrestricted assets of the Company. The Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future.
SECTION 13.02 Nonassignability.   Each Participant’s rights under the Plan shall be nontransferable except by will or by the laws of descent and distribution. Subject to the foregoing, neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be nonassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.
SECTION 13.03 Rights and Obligations.   Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company’s shareholders or to limit the rights of the shareholders to remove any Director. No Director or other person shall have any claim to be entitled to make a deferral under the Plan, and there is no obligation for uniformity of treatment of Directors or Beneficiaries under the Plan. The terms and conditions of deferrals under the Plan need not be the same with respect to each Director.
SECTION 13.04 Binding Effect.   The Plan shall be binding upon and shall inure to the benefit of the Participant or his or her Beneficiary, his or her heirs and legal representatives, and the Company.
SECTION 13.05 Withholding.   The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock pursuant to the Plan, that a Participant make arrangements satisfactory to the Committee for the withholding of any taxes required by law to be withheld with respect to the issuance or delivery of such shares of Common Stock, including without limitation, by the withholding of shares of Common Stock that would otherwise be so issued or delivered, by withholding from any other payment due to the Participant, or by a cash payment to the Company by the Participant.
SECTION 13.06 Effective Date and Term.   The Plan was initially effective as of July 1, 1996 and was subsequently amended and restated on January 1, 2017. Subject to the approval of shareholders at the Company’s 2019 Annual Meeting of Shareholders, this amendment and restatement is effective as of the date of the Company’s 2019 Annual Meeting of Shareholders (the “Effective Date”). The Plan shall remain in effect until the earlier of  (i) the ten-year anniversary of the Effective Date, (ii) its termination by action of the Board, (iii) its termination as set forth in Section 12.02 of the Plan, or (iv) when no shares of Common Stock remain available under the Plan.
App B-9       2019 Proxy Statement

Appendix B (continued)

SECTION 13.07 Severability.   In the event that any provision or portion of the Plan or any related election forms or agreements shall be determined to be invalid, illegal or unenforceable for any reason in any jurisdiction, or as to any person or deferral, or would disqualify the Plan or any deferral under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or any related election forms or agreements, such provision shall be stricken, and the remaining provisions and portions of the Plan or any related election forms or agreements shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.
SECTION 13.08 Governing Law.   The Plan shall be construed under the laws of the State of New York, to the extent not preempted by federal law.
SECTION 13.09 Headings.   The section headings used in this document are for ease of reference only and shall not be controlling with respect to the application and interpretation of the Plan.
SECTION 13.10 Rules of Construction.   Any words herein used in the masculine shall be read and construed in the feminine where they would so apply. Words in the singular shall be read and construed as though used in the plural in all cases where they would so apply. All references to sections are, unless otherwise indicated, to sections of the Plan. The Plan is intended to comply with the requirements of Section 409A of the Code and shall be interpreted and construed consistent with such intent.
SECTION 13.11 Data Protection.   By participating in the Plan, the Director hereby acknowledges the collection, use, disclosure and processing of personal information provided by the Director to the Company or any of its subsidiaries, trustee or third-party service provider, for all purposes relating to the operation and/or administration of the Plan. These include, but are not limited to:
(i)
the performance of the Plan;

(ii)
administering and maintaining Director records;

(iii)
providing information to the Company or any of its subsidiaries, trustees of any employee benefit trust, registrars, brokers, third-party service providers or third-party administrators of the Plan;

(iv)
providing information to future purchasers or merger partners of the Company or any of its subsidiaries, or the business in which the Director works; and

(v)
transferring information about the Director to any country or territory that may not provide the same level of protection for the information as the Director’s home country.

       2019 Proxy Statement       App B-10

spglobal.com

S&P Global

VOTE

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Your vote matters – here's how to vote!

Votes submitted electronically must be received by 11:00 AM, EDT, on May 9, 2019. 401(k) participants must vote by 2:00 PM, EDT, on May 7, 2019; see note on reverse

Online
Go to **www.investorvote.com/SPGI** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

2019 Annual Meeting Proxy Card

1234 5678 9012 345

A Proposals — The Board of Directors recommend a vote FOR all the director nominees listed and FOR Proposals 2 - 5.

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Marco Alverà	☐	☐	☐	02 - William J. Amelio	☐	☐	☐	03 - William D. Green	☐	☐	☐
04 - Charles E. Haldeman, Jr.	☐	☐	☐	05 - Stephanie C. Hill	☐	☐	☐	06 - Rebecca Jacoby	☐	☐	☐
07 - Monique F. Leroux	☐	☐	☐	08 - Maria R. Morris	☐	☐	☐	09 - Douglas L. Peterson	☐	☐	☐
10 - Edward B. Rust, Jr.	☐	☐	☐	11 - Kurt L. Schmoke	☐	☐	☐	12 - Richard E. Thornburgh	☐	☐	☐

And, in their discretion, in the transaction of such other business as may properly come before the Meeting.

C 1234567890 J N T

1 P C F 4 1 4 6 6 6

030TGF

01 - Marco Alverà04 - Charles E. Haldeman, Jr.07 - Monique F. Leroux02 - William J. Amelio05 - Stephanie C. Hill08 - Maria R. Morris03 - William D. Green06 - Rebecca Jacoby09 - Douglas L. PetersonFor Against Abstain For Against Abstain For Against Abstain1 P C F10 - Edward B. Rust, Jr. 11 - Kurt L. Schmoke 12 - Richard E. ThornburghUsing a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas.030TGF++Proposals — The Board of Directors recommend a vote FOR all the director nominees listed A and FOR Proposals 2 – 5.2. Vote to approve, on an advisory basis, the executivecompensation program for the Company’s named executiveofficers.3. Vote to approve the Company’s 2019 Stock Incentive Plan.1. Election of Directors:For Against AbstainPlease sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please givefull title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.4. Vote to approve the Company’s Director Deferred StockOwnership Plan, as Amended and Restated.5. Vote to ratify the selection of Ernst & Young LLP as ourindependent Registered Public Accounting Firm for 2019.And, in their discretion, in the transaction of such other businessas may properly come before the Meeting.qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q2019 Annual Meeting Proxy CardFor Against Abstain000004MR A SAMPLEDESIGNATION (IF ANY)ADD 1ADD 2ADD 3ADD 4ADD 5ADD 6ENDORSEMENT_LINE______________ SACKPACK_____________1234 5678 9012 345MMMMMMMMMMMMMMMMMMMMMMMM4 1 4 6 6 6MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE ANDC 1234567890 J N TC123456789MMMMMMMMMMMMMMMMMMM000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 extIf no electronic voting,delete QR code and control #Δ ≈You may vote online or by phone instead of mailing this card.OnlineGo to www.investorvote.com/SPGI or scanthe QR code — login details are located inthe shaded bar below.Save paper, time and money!Sign up for electronic delivery atwww.investorvote.com/SPGIPhoneCall toll free 1-800-652-VOTE (8683) withinthe USA, US territories and CanadaVotes submitted electronically must be received by11:00 AM, EDT, on May 9, 2019. 401(k) participantsmust vote by 2:00 PM, EDT, on May 7, 2019; see noteon reverseYour vote matters – here’s how to vote!

Notice of 2019 Annual Meeting of ShareholdersProxy Solicited by Board of Directors for Annual Meeting — May 9, 2019The undersigned appoints Taptesh (Tasha) K. Matharu and Steven J. Kemps, and each of them, as proxies with full power of substitution, to vote the shares of stockof S&P Global Inc. (the “Company”), which the undersigned is entitled to vote, at the Annual Meeting of Shareholders of the Company to be held at the principaloffices of the Company, 55 Water Street, New York, NY 10041 on Thursday, May 9, 2019, at 11:00 a.m. (EDT), and any adjournment thereof.Note to 401(k) Participants. If you are a current or former employee of the Company, this card also provides voting instructions for shares held in The 401(k) Savingsand Profit Sharing Plan (the “Plan”) of S&P Global Inc. and Its Subsidiaries. If you are a participant in the Plan and have shares of common stock of the Companyallocated to your account under the Plan, you have the right to direct The Northern Trust Company, the Trustee of the Plan (the “Trustee”), to vote the shares heldin your account. The Trustee will vote allocated shares for which no direction is received and unallocated shares, if any (together “Undirected Shares”), in the sameproportion as the shares for which direction is received, subject to the Plan documents. Computershare, the Company’s transfer agent, must receive yourinstructions by 2:00 p.m. (EDT) on May 7, 2019 in order to communicate your instructions to the Trustee, who will then vote all the shares of common stock of S&PGlobal Inc. which are credited to the undersigned’s account as of March 18, 2019. Under the Plan, you are a “named fiduciary” for the purpose of voting shares inyour account and your proportionate share of the Undirected Shares. This means that you have ultimate authority to control the manner in which the shares arevoted. By submitting voting instructions by telephone, Internet, or by signing and returning this voting instruction card, you direct the Trustee to vote these shares,in person or by proxy, as designated herein, at the Annual Meeting of Shareholders. (See reverse side for voting instructions)(Items to be voted appear on reverse side)S&P Global Inc.qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qChange of Address — Please print new address below. Comments — Please print your comments below.C Non-Voting Items++Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.The material is available at: www.investorvote.com/SPGIADMISSION TICKETS&P Global Inc.2019 Annual Meeting of ShareholdersThursday, May 9, 201910:00 a.m. (EDT) - Registration opens (Lobby)11:00 a.m. (EDT) - Annual Meeting (36th floor Conference Center)55 Water StreetNew York, New York 10041-0003If you wish to attend the Annual Meeting of Shareholders in person, please present this admission ticket and a valid pictureidentification at the meeting registration desk. Cameras, large bags, briefcases, packages, recording equipment and other electronicdevices will not be permitted at the Annual Meeting.Annual Meeting Available by WebcastTo listen to the Annual Meeting, go to http://investor.spglobal.com and click on the link for the live webcast.